As filed with the Securities and Exchange Commission on January 13, 2022

Registration No. 333-[____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSGLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	4953	38-4039116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Davenport Road

Toronto, ON, Canada M5R 1J2

(416) 223-8500

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marc Hazout

Chief Executive Officer

200 Davenport Road

Toronto, ON, Canada M5R 1 J2

(416) 223-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.	Ross Carmel, Esq.
Steven A. Lipstein, Esq.	Will Hart, Esq.
Lucosky Brookman LLP	Carmel, Milazzo & Feil LLP
101 Wood Avenue South	55 West 39th Street, 18th Floor
Woodbridge, New Jersey 08830	New York, New York 10018
Telephone: (732) 395-4400	Telephone: (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant to purchase one share of Common Stock(2)	$13,800,000	$1,279
Common Stock included as part of the Units (3)(4)	-	-
Warrants to purchase Common Stock included as part of the Units (4)(5)(6)(7)	-	-
Common Stock issuable upon exercise of the Warrants (3)(7)	$16,560,000	$1,535
Representative's Warrants(6)	-	-
Common Stock to be sold by Selling Stockholders (8)	$15,950	$2
Common Stock Issuable Upon Conversion of Convertible Notes by Selling Stockholders (8)	$2,521,597	$234
Common Stock issuable upon exercise of Representative's Warrants (4)(9)	$864,000	$80
Total	$33,761,547	$3,130

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(2)	Includes Common Stock to cover the exercise of the over-allotment option granted to the underwriter.

(3)

Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such additional securities as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(4)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(5)	Includes Common Stock which may be issued upon exercise of additional warrants which may be issued upon exercise of the over-allotment option granted to the underwriter.

(6)

In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.

(7)	The warrants are exercisable at a per share price of 120% of the price per Unit in this offering.

(8)

In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares to be sold by the Selling Stockholders is calculated based on the $0.22 average of the high and low prices reported on the OTCQB for January 10, 2022.

(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Representative's Warrants, are exercisable at a per share exercise price equal to 120% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative's Warrants is equal to 120% of $720,000 (which is equal to 6% of $12,000,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 13, 2022

[_____] Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase Common Stock

11,534,303 Shares of Common Stock

SUSGLOBAL ENERGY CORP.

We are offering [____] units (each a "Unit" and collectively, the "Units") of SusGlobal Energy Corp. (the "Company," "SusGlobal," "we," "our" or "us") with each Unit consisting of one share of common stock, par value $0.0001, which we refer to as the "Common Stock", and one warrant (the "Warrant") to purchase one share of Common Stock. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. We anticipate a public offering price between $[__] and $[__] per Unit. Furthermore, the [_____] Unit amount referenced above is based on the Units being sold at $[___] per Unit, the mid-point of the estimated offering price range of and such Unit amount shall change if the Unit price is less than $[___] in such manner to maintain the gross proceeds at $12 million. For instance, if the Unit price is $[____] per Unit, the number of Unit to be sold in the offering shall be [____]. The Warrants included in the Units are exercisable immediately and have an exercise price of $[___] per share (120% of the price per unit sold in this offering.) The Warrants will be listed for trading as described below and will expire five years from the date of issuance. This offering also includes the shares of Common Stock issuable from time to time upon exercise of the warrants.

The selling stockholders identified herein (the "Selling Stockholders") are offering 11,534,303 shares of common stock. The common stock offered by the Selling Stockholders includes: (i) 11,461,803 shares of common stock issuable upon the conversion of convertible notes held by two Selling Stockholders at a conversion price of 70% of the public offering price; (ii) 72,500 consultancy shares of common stock held by two Selling Stockholders. The 11,534,303 shares of common stock offered by the Selling Stockholders is defined herein as the "Selling Stockholder Shares." For a more detailed description of the convertible notes, see "Selling Stockholders."

Our Common Stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. under the symbol "SNRG." The last reported sale price of our Common Stock on January 12, 2022 was $0.2185 per share ($[__] per share assuming a reverse stock split of 1-for-[__] as further discussed below). We have applied to list our Common Stock and Warrants on The Nasdaq Capital Market ("Nasdaq Capital Market") under the symbols "SNRG" and "SNRGW," respectively. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

For purposes of this prospectus, the assumed public offering price per Unit is $[__] (the mid-point of the estimated offering price range). The actual offering price per Unit will be as determined between Spartan Capital Securities, LLC (the "Underwriter") and us at the time of pricing and may be issued at a discount to the current market price of our Common Stock. Factors to be considered will include our historical performance and capital structure, prevailing market conditions and overall assessment of our business. The market price of our Common Stock will be one of several factors to be considered in determining the actual offering price.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock of the Company at a one for [___] (1:[__]) ratio, which was effected on [____], 2022.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 16 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

We are an "Emerging Growth Company" as defined under the federal securities laws and may elect to comply with reduced public company reporting requirements. Please read "Implications of Being an Emerging Growth Company" beginning on page 11 of this prospectus for more information.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$
Proceeds to Selling Stockholders, before expenses to us	$	$

(1)

We have also agreed to issue Warrants to purchase shares of our Common Stock to the underwriters and to reimburse the underwriters for certain expenses. See "Underwriting" on page 75 for additional information regarding total underwriter compensation.

(2)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Underwriters' Over-Allotment Option) we have granted to the underwriters as described below and (ii) the Representative's Warrants being issued to the underwriters in this offering.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [____] Units the underwriting discounts payable by us solely to cover over-allotments, if any (the "Underwriters' Over-Allotment Option").

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Underwriter expects to deliver the securities against payment in New York, New York on or about        , 2022.

Book-Running Manager	Co Book-Running Manager

Spartan Capital Securities, LLC	Revere Securities LLC

The date of this prospectus is ____ __, 2022

Through and including   , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus. Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under "Additional Information."

Unless the context otherwise requires, we use the terms "we," "us," "the Company", "SusGlobal" and "our" to refer to SusGlobal Energy Corp. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements should be evaluated with consideration given to the risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements.

Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all future periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

  our ability to achieve positive cash flow from operations;

  the rate and degree of market acceptance of our products and services;

  our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

  impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

  our ability to compete effectively in a competitive industry;

  our ability to obtain funding for our operations;

  our ability to attract collaborators and strategic partnerships;

  our ability to meet the NASDAQ requirements;

  our ability to meet our other financial operating objectives;

  the availability of qualified employees for our business operations;

  general business and economic conditions;

  our ability to meet our financial obligations as they become due;

  positive cash flows and financial viability of our operations and new business opportunities;

  ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

  our ability to be successful in new markets;

  our ability to avoid infringement of intellectual property rights; and

  the positive cash flows and financial viability of our operations and new business opportunities

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the Securities and Exchange Commission or in our press releases) for other factors that may cause actual results to differ materially from those projected by the Company. For additional information regarding risk factors that could affect the Company's, see "Risk Factors" beginning on page 16 of this prospectus, and as may be included from time-to-time in our reports filed with the Securities and Exchange Commission (the "SEC").

The Company intends the forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise such forward-looking statements as more information becomes available or to reflect changes in expectations, assumptions or results. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus, could materially and adversely affect our results of operations, financial condition, and liquidity, and our future performance.

  PROSPECTUS SUMMARY

The following highlights certain information contained elsewhere in this prospectus. It does not contain all the details concerning this offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled "Risk Factors" and the consolidated historical and consolidated pro forma financial statements and accompanying notes contained herein. See "Where You Can Find More Information."

Overview

When the terms "the Company," "we," "us" or "our" are used in this document, those terms refer to SusGlobal Energy Corp., and its wholly-owned subsidiaries, SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., SusGlobal Energy Belleville Ltd., and SusGlobal Energy Hamilton Ltd.

The following organization chart sets forth our wholly-owned subsidiaries:

SusGlobal Energy Corp. ("SusGlobal") was formed by articles of amalgamation on December 3, 2014, in the Province of Ontario, Canada and its executive office is in Toronto, Ontario, Canada. SusGlobal, a company in the start-up stages and Commandcredit Corp. ("Commandcredit"), an inactive Canadian public company, amalgamated to continue business under the name of SusGlobal Energy Corp.

On May 23, 2017, SusGlobal filed an Application for Authorization to continue in another Jurisdiction with the Ministry of Government Services in Ontario and a certificate of corporate domestication and certificate of incorporation with the Secretary of State of the State of Delaware under which it changed its jurisdiction of incorporation from Ontario to the State of Delaware (the "Domestication"). In connection with the Domestication each of the currently issued and outstanding common shares were automatically converted on a one-for-one basis into common shares compliant with the laws of the state of Delaware (the "Shares"). As a result of the Domestication, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL"), SusGlobal continued its existence under the DGCL as a corporation incorporated in the State of Delaware. The business, assets and liabilities of SusGlobal and its subsidiaries on a consolidated basis, as well as its principal location and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. SusGlobal filed a Registration Statement on Form S-4 to register the Shares and this registration statement was declared effective by the SEC on May 23, 2017.

On December 11, 2018, the Company began trading on the OTCQB, under the ticker symbol SNRG.

SusGlobal is a renewables company focused on acquiring, developing and monetizing a global portfolio of proprietary technologies in the waste to energy and regenerative products application.

With the growing amount of organic wastes being produced by society as a whole, a solution for sustainable global management of these wastes must be achieved. SusGlobal through its proprietary technology and processes is equipped and confident to deliver this objective. Management believes renewable energy is the energy of the future. Sources of this type of energy are more evenly distributed over the earth's surface than finite energy sources, making it an attractive alternative to petroleum-based energy. Biomass, one of the renewable resources, is derived from organic material such as forestry, food, plant and animal residuals. SusGlobal can therefore help you turn what many consider waste into precious energy and regenerative products. The portfolio will be comprised of four distinct types of technologies: (a) Process Source Separated Organics ("SSO") in anaerobic digesters to divert from landfills and recover biogas. This biogas can be converted to gaseous fuel for industrial processes, electricity to the grid or cleaned for compressed renewable gas; (b) Increasing the capacity of existing infrastructure (anaerobic digesters) to allow processing of SSO to increase biogas yield; (c) Utilize recycled plastics to produce liquid fuels; and (d) Process SSO and digestate to produce an organic compost or a pathogen free organic liquid fertilizer. The convertibility of organic material into valuable end products such as biogas, liquid biofuels, organic liquid fertilizers and compost shows the utility of renewables. These products can be converted into electricity, fuels, fertilizers and marketed to agricultural operations and end consumers that are looking for an increase in crop yields, soil amendment and environmentally-sound practices. This practice also diverts these materials from landfills and reduces Greenhouse Gas Emissions ("GHG") that result from landfilling organic wastes. The Company can provide peace of mind that the full lifecycle of organic material is achieved, global benefits are realized and stewardship for total sustainability is upheld. It is management's objective to grow SusGlobal into a significant sustainable waste to energy, regenerative products provider and a trusted brand for the fertilizer, soil and aquaculture market, as Leaders in The Circular Economy®.

We believe the projects and services offered and expected to be offered can benefit both the public and private markets. The following includes some of our work managing organic waste streams: Anaerobic Digestion, Dry Digestion, Biogas Production, Wastewater Treatment, In-Vessel Composting, SSO Treatment, Biosolids Heat Treatment, Leachate Management, Composting and Liquid Fertilizer production.

The Company can provide a full range of services for handling organic residuals in a period where innovation and sustainability are paramount. From start to finish we offer in-depth knowledge, a wealth of experience and cutting-edge technology for handling organic waste.

The primary focus of the services SusGlobal provides and is expected to provide includes processing municipal and Industrial, Commercial, Institutional ("ICI") organic waste to produce organic fertilizers, identifying idle or underutilized anaerobic digesters and integrating our technologies with capital investment to optimizing the operation of the existing digesters to reach their full capacity for processing SSO. Our processes not only divert significant organic waste from landfills, but also result in methane avoidance, with significant GHG reductions from waste disposal. The processes also produce renewable energy through the conversion of wastewater biosolids and organic wastes in the same equipment (co-digestion) and valuable end products such as biogas, electricity and organic fertilizer, both dry and liquid, considered Class AA organic fertilizer.

Currently, the primary customers are municipalities in both rural and urban centers throughout southern and central Ontario, Canada. Where necessary, to be in compliance with provincial and local environmental laws and regulations, SusGlobal submits applications to the respective authorities for approval prior to any necessary engineering being carried out and has in place Environmental Compliance Approvals ("ECA's") at all facilities issued by the Ministry of the Environment, Conservation and Parks (the "MECP").

Our Growth Strategy

SusGlobal owns two (2) processing and production properties, as part of a regional model and strategy which will be exported to other municipalities in North America and globally. The processing facilities, one of which is currently under development, have production lines, warehouses, research and development and offices. The Company will continue to acquire, develop and monetize proprietary technologies and processes in the waste to regenerative products globally, focusing on implementing a robust intellectual property strategy. The Company will invest in research and development to bring more products to market and increase revenue and cash flow by increasing output, higher production speeds and overall efficiency of all segments of our business.

Recent Developments

On December 8, 2021, the Company entered into a settlement agreement (the "Minutes of Settlement") and mutual release with its former chief executive officer, Gerald Hamaliuk.

Pursuant to the Minutes of Settlement, the Company agreed to pay Mr. Hamaliuk approximately $275,000 (C$347,500). This payment was made on December 8th.

Pursuant to the Minutes of Settlement, Mr. Hamaliuk agreed to return 2,011,500 shares of the Company's Common Stock which the Company received and later canceled on December 29, 2021.

In addition, pursuant to the Minutes of Settlement, Mr. Hamaliuk released any claim to or interest in 3,300,000 shares of the Company's Common Stock which Mr. Hamaliuk had pledged as security to Pace Savings and Credit Union Limited ("PACE") in connection with PACE's loans to the Company.

These 3.3 million shares are now being held by the Company's current chief executive officer, Marc Hazout, as security for his personal guarantee of the Company's obligations to PACE and the charge against the Company's leased premises owned by Haute Inc., an Ontario company controlled by Mr. Hazout

On December 2, 2021, the Company executed one convertible promissory note with an investor in the amount of $350,000 bearing interest at 10% per annum, due at the earlier of June 2, 2022 and upon the occurrence of an event of default. On December 6, 2021, the Company received proceeds of $302,000, net of transaction related expenses of $48,000, including an original issue discount of $35,000. The investor also received 857,143 common stock of the Company, as an incentive fee. The proceeds were used primarily to satisfy the settlement agreement noted above.

On October 29, 2021, the Company executed two convertible promissory notes with the Selling Stockholders, Quick Capital LLC ("Quick Capital") and Alchemy Advisory LLC ("Alchemy"), totaling $1,765,118 with net proceeds to the Company in the amount of $1,330,000, net of an original issue discount and other financing costs, in total, $435,118. On November 3, 2021, the Company received $1,330,000 on the execution of the convertible promissory notes. The convertible promissory notes bear interest at the rate of 15% annually and are due July 29, 2022. In connection with the above, on October 27, 2021, the Company signed a consulting agreement with a consultant for a term of six months to provide financial and business consulting, for a fee of $50,000 and 62,500 restricted shares of the Company's Common Stock. Further, on October 28, 2021, the Company signed a consulting agreement with a consultant for a term of six months to provide financial and business consulting for a fee of 10,000 restricted shares of the Company's Common Stock. Under both advisory agreements, the restricted shares of the Company's common stock will survive a reverse stock split prior to up listing. The shares of Common Stock underlying the convertible promissory notes and the consulting shares of Common Stock are being registered in the registration statement of which this prospectus forms a part.

The Company signed an Offset Development and Marketing Agreement (the "Agreement") with Blue Source Canada ULC ("Bluesource") to develop and market greenhouse gas offset credits from the Company's 49-acre Organic & Non-Hazardous Waste Processing & Composting Facility in Belleville, Ontario, in order for the Company to monetize and realize benefits from its voluntary activities.

This monetization is an exciting development for the Company's mission to reduce organic wastes from wood, leaf and yard material, treated municipal sewage waste (biosolids), residential curbside green bin material or SSO and paper sludge otherwise destined for landfills and, we believe, will also allow the Company to expand this mission.

Bluesource has pioneered creative solutions to climate change for over 20 years. Today, this partnership complements Bluesource's portfolio of high-quality environmental products from over 20 different technologies in over 100 locations across the United States and Canada. The partnership with SusGlobal is a core example of Bluesource's experience in identifying, creating, acquiring and marketing offsets, where there is a tangible environmental benefit.

On February 10, 2021, the Company signed an Agreement of Purchase and Sale (the "APS") for certain assets located in Hamilton, Ontario, Canada for $3,534,300 (C$4,500,000), including a vendor take-back mortgage of $1,570,800 (C$2,000,000) at an annual interest rate of 2% maturing two years after closing on August 17, 2023. Deposits of $157,080 (C$200,000) and $121,020 (C$150,000) were paid by the Company on February 10, 2021 and June 1, 2021 respectively. The APS was amended on April 8, 2021, to revise the closing date to June 4, 2021, subject to successful completion of the due diligence process and the completion of the Phase II Environmental Site Assessment at a cost of $39,601 (C$49,800), plus applicable harmonized sales taxes, expected on or before May 19, 2021. On May 20, 2021, the Company and the vendor signed a waiver and amending agreement, waiving the due diligence process and revising the closing date to June 16, 2021. On August 3, 2021, the vendor agreed to amend the APS for the purchase of certain assets in Hamilton, Ontario, Canada, with a new closing date of August 17, 2021. The newly amended APS provided for a credit to the Company in the amount of $302,550 (C$375,000) for certain deficiencies.

On August 17, 2021, the Company acquired the Hamilton Property assets, consisting of land, a vacant building and ECAs. The total purchase price including costs of acquisition of $173,996 (C$221,680) totaled $3,557,664 (C$4,532,633). The costs of acquisition were settled through cash payments of $117,996 (C$150,333) and the issuance of 200,000 common shares valued based on the trading price on the issuance date at $56,000 (C$71,347) to a consultant who assisted on the closing of the transaction. The issuance of common shares is also noted under capital stock, note 15, common shares issued for professional services, in the interim condensed consolidated financial statements for the three and nine-month periods ended September 30, 2021 and 2020. The purchase of the Hamilton Property was funded by cash of $392,712 (C$500,333), the issuance of 300,000 common shares to the vendor on closing, having a value based on the trading price on the issuance date of $84,000 (C$107,020), the issuance noted above of 200,000 common shares to a consultant who assisted on the closing of the transaction disclosed as part of common shares issued for professional services, under capital stock, note 15, in the interim condensed consolidated financial statements for the three and nine-month periods ended September 30, 2021 and 2020, vendor take-back 1st mortgage of $1,569,800 (C$2,000,000) and a portion of the increased existing 1st mortgage of $1,455,152 (C$1,853,933), disclosed under note 11(d), long-term debt, in the interim condensed consolidated financial statements for the three and nine-month periods ended September 30, 2021 and 2020.  The cost of the purchase price was allocated ratably over the estimated fair value of each long-lived asset acquired, land of $1,709,074 (C$2,177,442) and building $1,541,654 (C$1,964,141).

Further, the fair value of the ECAs acquired in the above transaction, in the amount of $306,936 (C$391,051), was valued using a replacement cost valuation approach and incorporated a margin on cost and an entrepreneurial margin of approximately 11% and 20% respectively.

On July 8, 2021, the Company applied to list its Common Stock on the Nasdaq Capital Market and submitted the initial listing fee of $5,000. And, on November 3, 2021, the Company paid the deposit of $10,000, in connection with a letter agreement signed September 22, 2021, to Spartan Capital Securities, LLC, for an offering of up to $12,000,000 on the effectiveness of a registration statement to up-list to the Nasdaq.

The Company is currently negotiating definitive documentation with vendors for the purchase of the shares of their two corporations which own proprietary processes, manufacture liquid organic fertilizers and other products. One of the closing conditions is effectiveness of this registration statement of which this prospectus forms a part and listing on the NASDAQ with a total purchase price of $16,136,000 (C$20,000,000).

On June 1, 2021, the Board of Directors of the Company appointed Ms. Susan Harte as a member of the Board of Directors, effective immediately.

On May 19, 2021, Ryan Duffy submitted his resignation from his position as a member of the Board of Directors of the Company, effective immediately. Mr. Duffy did not resign as a result of any dispute with the Company on any matter relating to the Company's operations, policies or practices.

On April 28, 2021, the Company announced that it had received a (B-) score with scorecard from Circulytics®, launched by The Ellen MacArthur Foundation ("The Foundation"), a charity whose mission is to accelerate the transition to a circular economy.

The Foundation has developed this new digital tool to assess the circular economy performance of companies, which measures enablers within organizations. This measurement assists companies in achieving circular outcomes ("Circulytics" and the method used by Circulytics® being the "Circulytics Method"). The scorecard gives an overview of the company's progress on the journey towards the circular economy, by way of two overarching categories, 'Enablers' and 'Outcomes', as well as eleven themes within these categories, encouraging the company to improve and providing theme level scores to enable the company to prioritize certain activities.

On April 20, 2021, the Board of Directors of the Company appointed Mr. Gary Herman as a member of the Board, effective immediately.

On April 8, 2021, the Company completed the purchase of its new truck and hauling trailer for a total purchase price of $173,622 (C$218,338), plus the applicable harmonized sales taxes and administrative costs. The Company paid deposits of $39,118 (C$49,193) on this purchase and financed the balance over a period of forty-eight months at a monthly principal and interest payment of $3,659 (C$4,601) at an interest rate of 4.95% per annum.

On March 4, 2021, the Company announced it has signed a Capital Market Advisory Agreement (the "Agreement") with Exchange Listing, LLC ("Exchange Listing") to provide advisory services with respect to the Company's initiative to list its shares of Common Stock on the Nasdaq Capital Market. Exchange Listing provides companies with cost-effective and efficient direct access to one-stop solutions in the strategic planning and implementation of listing on senior exchanges such as NASDAQ or NYSE. Focusing on company-specific structuring to meet listing requirements, Exchange Listing serves as the primary point of contact with the exchange, investment bankers and lawyers throughout the listing process. With extensive experience in investment banking, securities law, corporate governance and business management, Exchange Listing and its strategic partners facilitate its clients' listing and capital markets objectives.

Purchase of Additional Lands

On November 12, 2020, the Company acquired additional lands described in the Company's Share Purchase Agreement (the "SPA") of 1684567 Ontario Inc. ("1684567"), in May of 2019. The additional lands include a 6.60-acre licensed gravel pit and a 0.20 acre right of way for a purchase price of $164,934 (C$210,000) plus the applicable harmonized sales tax. The Company is now the owner of a 49-acre land parcel at its Belleville, Ontario, Canada, organic waste processing and composting facility. The purchase was funded through an additional advance of $549,780 (C$700,000) on its existing 1st mortgage. The funds received, $407,810 (C$519,238), were net of financing fees of $57,904 (C$73,725) and expenses including accrued interest, property taxes and other disbursements of $90,134 (C$114,762). The new first mortgage of $2,591,820 (C$3,300,000) was registered on November 12, 2020. The terms of the new 1st mortgage are as noted under long-term debt, note 13(e) to the consolidated financial statements for the years ended December 31, 2020 and 2019, including an interest rate at the higher of the Royal Bank of Canada's prime rate plus 7.55% (currently 10% per annum) and 10% per annum, and the principal amount is due December 1, 2021. Management used a portion of the additional advance to satisfy certain obligations with Pace Savings and Credit Union Limited ("PACE"). Refer to new business developments above, for details on the increase in the existing 1st mortgage to $4,081,480 (C$5,200,000), with a new maturity date of September 1, 2022.

SusGlobal Receives Trademark Registration for LEADERS IN THE CIRCULAR ECONOMY®

After having filed on March 13, 2019, trademark applications in Canada and the United States, on July 16, 2020, the Company announced it had received a Certificate of Registration from the United States Patent and Trademark Office ("USPTO") for the trademark LEADERS IN THE CIRCULAR ECONOMY (the "Mark").

The Mark was registered under Registration Number 6,098,063 on July 7, 2020 on the Supplemental Register. The registration will be in effect for an initial term of ten years, expiring on July 7, 2030, with the option of renewing the registration for successive ten-year terms for the following class:

treatment and processing of organic waste; organic waste disposal services, namely, destruction and recycling of waste; organic waste management services, namely, converting waste into energy; recycling of organic waste; technical consulting in the field of waste management, namely, consulting in the field of waste treatment; recycling of plastic; recycling, namely, transform biosolids and organic waste into a pathogen free recognized organic fertilizer and compost and regenerative products, namely, biogas, electricity, liquid fertilizer, compost.

Now that the Mark is registered, the Company is permitted to use indicia of registration (e.g., ®, or phrases such as "Reg. U.S. Pat. and T.M. Office").

SusGlobal Receives a Certificate of Registration for the Trademark EARTH's JOURNEY® and the Trademark CARING FOR EARTH'S JOURNEY®

On November 24, 2020, the Company received a Certificate of Registration from the United States Patent and Trademark Office for the trademark EARTH's JOURNEY® and trademark CARING FOR EARTH'S JOURNEY® (the "Marks"). The Marks were registered under Registration Number 6,197,171 and Registration Number 6,195,955 on November 10, 2020 on the Supplemental Register. The registrations will be in effect for an initial term of ten years, expiring November 10, 2030, with the option of renewing the registrations for successive ten-year terms. Now that the Marks are registered, it is permitted to use indicia of registration (e.g. ®, or phrases such as "Reg U.S. Pat. And T.M. Office").

SusGlobal to Commence Integration of The Ydro Process(R) at Its Belleville Organic Waste Processing and Composting Facility

On May 27, 2020, the Company announced it has agreed to commence The Ydro Process® integration into the existing operations at the Organic Waste Processing and Composting Facility of its wholly owned subsidiary SusGlobal Energy Belleville Ltd. ("SusGlobal Belleville"). TradeWorks Environmental's Ydro Process® is integrated into the existing SusGlobal Belleville operations by applying the Ydro Series® Microorganisms product once during the preparation stage of the batches in the appropriate Gore® system windrows.

The integration of the Ydro Process® is expected to:

Reduce:

• Odors generated from the composting processing, its products (compost), as well as its by-products (i.e., leachate).

• Energy requirements, and the electrical consumption for aeration-heating purposes.

Increase:

• Degradation/decomposition rate and efficiency of the composting process.

• Composting process and reduce the compost processing time.

• Composting performance and efficiency of the system.

• System's composting capacity and composting cycles (over its design limit).

• Compost quality, compost maturity, N:P:K & C:N ratio.

• Composting temperature (naturally, through the biological activity).

Energy Retrofit Program

On January 15, 2020, the Independent Electrical System Operator (the "IESO") pre-approved the Company's Save on Energy Retrofit Program Application (the "Program"). The total cost of the Program was $93,161 (C$118,692). As the Program was successfully completed, the Company, on April 15, 2021, received the hydro grant from the IESO of $45,910 (C$58,491), plus the applicable harmonized sales taxes. The Program was designed to realize a savings of approximately 50% in hydro costs annually, with an overall return on investment estimated at 125%.

Effects of COVID-19

In December 2019, COVID-19 was reported. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic.  Developments in this area continue daily at the local, provincial and national levels.  The Company has taken steps, consistent with directions from local, provincial and federal authorities, to mitigate known risks with the health and safety of its employees and customers as its first priority. The outbreak of COVID-19 was declared a national emergency. Many provinces and municipalities in Canada, announced aggressive actions to reduce the spread of COVID-19, including limiting non-essential gatherings of people, ceasing all non-essential travel, ordering certain businesses and government agencies to cease non-essential operations at physical locations and issuing "social or physical distancing" orders, which direct individuals to remain at their places of residence (subject to limited exceptions). COVID-19 poses the risk that we or our employees, contractors, customers, government and third-party payors and others may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that have been and may continue to be requested or mandated by governmental authorities.

The Company has acted on the aggressive emergency measures set in place by the provincial government and federal authorities, keeping in mind, firstly, the immediate health and safety of our employees and customers. Employees in the head office, located in Toronto, Ontario, Canada had been working remotely for some time or alternating their office time, ensuring there is no more than one employee present, ensuring they are social distancing and wearing protective face covering within the office and elsewhere outside the office, as per the measures set in place by provincial and local authorities. Employees at the site in Belleville, Ontario, Canada, have also been following the same procedures. The Company has prohibited face to face meetings and all meetings are now and for some time, being held by teleconference.

The Company is fortunate that its operations have not been forced to close as we are considered an essential service. In the early stages of COVID-19, the receipt of organic waste had increased, the likely impact of the requirement for the public to stay in their residences, unless they themselves are employed in an essential business or service. A broad, sustained outbreak of COVID-19 will negatively impact our results and financial condition for the following reasons; (i) a large percentage of our customers are municipalities and their limited operations have resulted in a delay in the collection of outstanding receivables in the early months of COVID-19, impacting our cash flows, including the use of cash; (ii) members of the board, management or employee team, some of whom are particularly at-risk for the severe symptoms of COVID-19, or of our small number of other employees, may become ill or have family members who are ill and are absent as a result, or they may elect not to come to work due to the illness affecting others in our office or facility; and (iii) the outbreak may materially impact our operations for a sustained period of time due to the current travel bans and restrictions, quarantines, social or physical distancing orders and shutdowns.

The occurrence of any of the these noted events and potentially others, could have a material adverse effect on our business, financial condition and results of operations. The COVID-19 outbreak and mitigation measures have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition. The extent to which the COVID-19 outbreak impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19, the variants and the actions to contain its impact.

To date, there has been no material impact on the Company's workforce, operations, financial performance, liquidity, or supply chain as a result of COVID-19.  However, the ultimate duration and severity of COVID-19 or its effects on the economy, the capital and credit markets, or the Company's workforce, customers, and suppliers, as well as governmental and regulatory responses, are uncertain.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those discussed in the section titled "Risk Factors" beginning on page 16 and elsewhere in this prospectus. These risks include the following:

  our ability to continue as a going concern is in doubt absent obtaining adequate new debt or equity financing and achieving sufficient sales levels;

  because we have a limited operating history, it is difficult to evaluate our business and future prospects and increases the risks associated with an investment in our securities;

  in the normal course of business, we are exposed to market risks, including changes in interest rates, certain commodity prices and Canadian currency rates. The Company does not use derivatives to manage these risks.

  the rapidly-changing, unsure and/or deleterious effects of the COVID-19 pandemic on the job markets and general economy;

  if we are unable to respond to technological advancements and other changes in our industry by developing and releasing new services, or improving our existing services, in a timely and cost-effective manner or at all, our business could be materially and adversely affected;

  our future growth depends in part on our ability to form new and maintain existing strategic partnerships with third-party providers and continued performance of such providers under the terms of our strategic partnerships with them;

  because we rely on a small number of customers for a substantial portion of our revenue, the loss of any of these customers would have a material adverse effect on our operating results and cash flows;

  if we are unable to compete effectively, our business and operating results will be materially and adversely affected.

Management

Our executives are seasoned professionals in the renewables industry. Our key executives have participated in multiple successful exits, orchestrated investments and M&A transactions and have extensive business and financial acumen.

  Marc Hazout, Chairman and Chief Executive Officer (the "CEO"): Mr. Hazout founded SusGlobal Energy Corp., and currently serves as a Director, Executive Chairman, President and CEO. Mr. Hazout brings over 25 years of experience in public markets, finance and business operations to SusGlobal Energy Corp. Over the past several years Mr. Hazout has been involved in acquiring, restructuring and providing management services, as both a Director and an Officer, to several publicly traded companies. In 1998, Mr. Hazout founded and has been President and CEO of Travellers International Inc., a private equity firm headquartered in Toronto. Travellers has been involved in a multitude of successful capital market transactions over the past two decades. Mr. Hazout attended York University in Toronto studying International Relations and Economics. Mr. Hazout speaks English, French, and Hebrew.

  Ike Makrimichalos, CFO: Mr. Makrimichalos is a Chartered Professional Accountant (Chartered Accountant), with over 25 years of experience in servicing public and private companies, including manufacturing, automotive, technology & telecommunications and insurance, for Deloitte LLP in Toronto. Mr. Makrimichalos has served as a Chief Financial Officer and Controller in the mining sector for companies with global operations and multiple filing jurisdictions and currently also serves as a Chief Financial Officer in the financial services sector, along with providing financial consulting services for several private companies. Mr. Makrimichalos graduated from the University of Toronto with a Bachelor of Arts degree.

Corporate Information

Our principal executive offices are located at 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2. Our telephone number is (416) 223-8500. Our website address is www.susglobalenergy.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an "emerging growth company" as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

  an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

  reduced disclosure about our executive compensation arrangements;

  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and

  extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the date we qualify as a "large accelerated filer," with at least $700 million of equity securities held by non-affiliates; and (ii) December 31, 2022, which is the last day of the fiscal year ending after the fifth anniversary of the completion of our offering registered on a registration statement on Form S-4 (2017).

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies.

Nasdaq Listing and Reverse Stock Split

We have applied to list of our Common Stock and Warrants on the Nasdaq Capital Market. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Common Stock and Warrants on the Nasdaq Capital Market, we will not complete the offering.

Except as otherwise indicated, all references to our Common Stock, share data, per share data and related information has been adjusted to reflect the reverse stock split ratio of 1-for-[__] ("Reverse Stock Split") as if it was effective and as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split, combined each [____] shares of our outstanding Common Stock into one (1) share of Common Stock, without any change in the par value per share.

The Reverse Stock Split was effected [_____] via the filing of a certificate of change with the Secretary of the State of Delaware pursuant to Section 242(a)(3) of the Delaware General Corporation Law to (i) decrease the number of authorized shares of the Common Stock from [_____] to [_____] shares and (ii) effectuate the Reverse Stock Split. No fractional shares were be issued in connection with the Reverse Stock Split and all such fractional interests were rounded up to the nearest whole number of shares of Common Stock. The conversion or exercise prices of our issued and outstanding convertible securities will be adjusted accordingly. The number of authorized shares of Preferred Stock remains [_____] following the effectuation of the Reverse Split.

THE OFFERING

Issuer	SusGlobal Energy Corp.

Securities Offered by Us

[_____] Units, each consisting of one share of Common Stock and one warrant (the "Warrant") to purchase one share of Common Stock. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued and tradeable separately. The [_____] Unit amount referenced above is based on the Units being sold at the mid-point of the estimated offering price range of $[_____] per Unit and such Unit amount shall change if the Unit price is less than $[_____] in such manner to maintain the gross proceeds at $[12] million. For instance, if the Unit price is $[__] per Unit, the number of Unit to be sold in the offering shall be [____].

Public Offering Price

$[_____] per Unit which is the mid-point of the estimated offering price range described on the cover of this prospectus. The actual offering price per unit will be as determined between Spartan Capital Securities, LLC  (the "Underwriter") and us at the time of pricing and may be issued at a discount to the current market price of our Common Stock.

Description of Warrants included in Units	The exercise price of the Warrants is $[_____] per share (120% of the public offering price of one Unit). Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agency Agreement, dated as of the effective date of this offering, between us and Heritage U.S. Transfer Corp., as the warrant agent (the "Warrant Agent"). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled "Description of Our Securities-Warrants" in this prospectus.

Over-allotment option

We have granted the Underwriter an option to purchase up to an additional [_____] shares of Common Stock and/or Warrants to purchase up to [_____] shares of Common Stock (equal to 15% of the number of shares of Common Stock and Warrants underlying the Units sold in the offering), from us in any combination thereof, at the public offering price less the underwriting discount and commissions solely to cover over-allotments, if any. The Underwriter may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common Stock Offered by Selling Stockholders

The Selling Stockholders" are offering 11,534,303 shares of common stock. The common stock offered by the Selling Stockholders includes: (i) 11,461,803 shares of common stock issuable upon the conversion of convertible notes held by two Selling Stockholders at a conversion price of 70% of the public offering price; (ii) 72,500 consultancy shares of common stock held by two Selling Stockholders. The 11,534,303 shares of common stock offered by the Selling Stockholders is defined herein as the "Selling Stockholder Shares." For a more detailed description of the convertible notes, see "Selling Stockholders."

Common Stock outstanding prior to this offering	93,983,547 shares of Common Stock outstanding as of January 11, 2022.

Common Stock to be outstanding after this offering

[_____] shares (assuming that none of the Warrants are exercised) and [_____] if the Warrants offered hereby are exercised in full. If the Underwriter's over-allotment option is exercised in full, the total number of shares of Common Stock outstanding immediately after this offering would be [_____] (assuming that none of the Warrants are exercised) and [_____] if the Warrants offered hereby are exercised in full. Excluded are the securities described on page 15 below.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $12,000,000, or approximately $[_____] if the underwriters exercise their over-allotment option, assuming an offering price of $[_____] per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities, increased research and development expenditures and funding our growth strategies. See "Use of Proceeds" for additional information.

Representative's Warrant

We have agreed to issue to the Representative (or its permitted assignees) Warrants to purchase up to a total of [_____] shares of Common Stock (6% of the shares of Common Stock included in the Units and issuable upon exercise of the Warrants, excluding the over-allotment, if any). We are registering hereby the issuance of the Representative's Warrants and the shares of Common Stock issuable upon exercise of the Warrants. The Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four- and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(e)(1). The Warrants are exercisable for cash or on a cashless basis at a per share price equal to $[_____] per share, or 120% of the public offering price per Unit in the offering. Please see "Underwriting-Representative's Warrants" for a further description of these Warrants.

Proposed Nasdaq Capital Market Trading Symbol and Listing

We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market under the symbols "SNRG" and "SNRGW", respectively. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Common Stock and Warrants. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering.

Lock-ups

We, our directors, executive officers, and shareholders who own 5% or more of the outstanding shares if our common stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days, commencing on [  ], 2022. See "Underwriting" for additional information.

Risk Factors	See "Risk Factors" beginning on page 16 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Reverse Stock Split	In order to obtain Nasdaq Capital Market listing approval, we completed the 1:[__] Reverse Stock Split on [_____], 2022.

The total number of shares of our common stock that will be outstanding after this offering is based on 93,983,547 shares of common stock outstanding as of January 11, 2022. Unless otherwise indicated, the shares of common stock outstanding after this offering excludes the following:

  [____] shares of common stock issuable upon exercise of the Representative's Warrants to be issued in connection with this offering; and

  any securities issuable upon exercise of the Underwriter's over-allotment option.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations and balance sheet data for the fiscal years ended December 31, 2020 and 2019, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the summary consolidated statements of operations data for the three and nine months ended September 30, 2021 and 2020 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as at September 30, 2021 is derived from our unaudited interim condensed consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the three and nine months ended September 30, 2021 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Selected Summary Consolidated Statements of Operations and Comprehensive Loss

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
	(unaudited)	(unaudited)

Revenue	$610,088	$1,172,343	$1,604,606	$1,384,193
Cost of Sales	1,234,483	918,242	1,524,240	1,153,340
Gross (Loss) Profit	(624,395)	254,101	80,366	230,853
Operating Expenses	2,331,270	1,899,900	2,412,834	3,126,038
Other Income (Expense)	404,809	(59,128)	180,277	-
Recovery of Income and Deferred Taxes	26,552	197,420	139,877	-
Consolidated Net Loss	(2,524,304)	(1,507,507)	(2,012,314)	(2,895,185)
Consolidated Comprehensive Loss	$(2,508,484)	$(1,444,376)	$(2,156,733)	$(3,024,150)

Basic and Diluted Loss Per Common Share	$(0.03)	$(0.02)	$(0.03)	$(0.07)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	89,987,732	62,067,449	67,820,781	43,934,530

Summary Consolidated Balance Sheet Data

	September 30, 2021 (Unaudited)	December 31, 2020	December 31, 2019

Cash	$36,912	$6,457	$7,926
Restricted Cash	-	-	467,798
Total Current Assets	356,143	527,898	707,619
Total Assets	8,962,137	5,758,303	5,707,343
Total Current Liabilities	11,592,938	10,358,212	$8,911,361
Total Liabilities	13,572,897	10,519,253	8,911,361
Additional Paid in Capital	11,711,322	9,045,187	7,450,091
Stock Compensation Reserve	-	-	1,000,000
Accumulated Deficit	(15,993,098)	(13,468,794)	(11,449,497)

Accumulated Other Comprehensive Loss	(338,391)	(354,211)	(209,792)
Total Stockholders' Deficiency	$(4,610,760)	$(4,760,950)	$(3,204,018)

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase the Units, the Warrants and the Common Stock. The risks and uncertainties described in this prospectus are not the only ones we may face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, could materially and adversely affect our business, results of operations and financial condition.

The COVID-19 Outbreak May Adversely Affect Our Business Operations and Financial Condition

In December 2019, an outbreak of a novel strain of coronavirus ("COVID-19") was reported. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic.  Developments in this area continue daily at the local, provincial and national levels.  The Company has taking steps, consistent with directions from local, provincial and federal authorities, to mitigate known risks with the health and safety of its employees and customers as its first priority. The outbreak of COVID-19was declared a national emergency. Many provinces and municipalities in Canada, announced aggressive actions to reduce the spread of COVID-19, including limiting non-essential gatherings of people, ceasing all non-essential travel, ordering certain businesses and government agencies to cease non-essential operations at physical locations and issuing "social or physical distancing" orders, which direct individuals to remain at their places of residence (subject to limited exceptions). COVID-19 poses the risk that we or our employees, contractors, customers, government and third-party payors and others may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that have been and may continue to be requested or mandated by governmental authorities.

The Company has acted on the aggressive emergency measures set in place by the provincial government and federal authorities, keeping in mind, firstly, the immediate health and safety of our employees and customers. Employees in the head office, located in Toronto, Ontario, Canada had been working remotely for some time or alternating their office time, ensuring there is no more than one employee present, ensuring they are social distancing and wearing protective face covering within the office and elsewhere outside the office, as per the measures set in place by provincial and local authorities. Employees at the site in Belleville, Ontario, Canada, have also been following the same procedures. The Company has prohibited face to face meetings and all meetings are now and for some time, being held by teleconference.

The Company is fortunate that its operations have not been forced to close as we're considered an essential service. In the early stages of COVID-19, the receipt of organic waste has increased, the likely impact of the requirement for the public to stay in their residences, unless they themselves are employed in an essential business or service. A broad, sustained outbreak of COVID-19 will negatively impact our results and financial condition for the following reasons: (i) a large percentage of our customers are municipalities and their limited operations have resulted in a delay in the collection of outstanding receivables in the early months of COVID-19, impacting our cash flows, including the use of cash (ii) members of the board, management or employee team, some of whom are particularly at-risk for the severe symptoms of COVID-19, or of our small number of other employees, may become ill or have family members who are ill and are absent as a result, or they may elect not to come to work due to the illness affecting others in our office or facility (iii) the outbreak may materially impact our operations for a sustained period of time due to the current travel bans and restrictions, quarantines, social or physical distancing orders and shutdowns.

The occurrence of any of the these noted events and potentially others, could have a material adverse effect on our business, financial condition and results of operations. The COVID-19 outbreak and mitigation measures have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition. The extent to which the COVID-19 outbreak impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain its impact.

To date, there has been no material impact on the Company's workforce, operations, financial performance, liquidity, or supply chain as a result of COVID-19.  However, the ultimate duration and severity of COVID-19 or its effects on the economy, the capital and credit markets, or the Company's workforce, customers, and suppliers, as well as governmental and regulatory responses, are uncertain.

Risks Related to Our Business and Industry

We have a history of net losses and we expect to incur additional losses.

            In each year since our inception, and up to September 30, 2021, we have incurred losses and have generated in total, since inception, only $4,888,090 in revenue. For the nine months ended September 30, 2020, net losses attributable to common stockholders aggregated $2,524,304 (2020-$1,507,507) and, at September 30, 2021, the Company's accumulated deficit was $15,993,098 (December 31, 2020-$13,468,794). We expect to incur further losses in the development of our business. We cannot assure you that we can achieve profitable operations in any future period.

            Our independent registered public accounting firms' reports contains an explanatory paragraph that expresses substantial doubt as to our ability to continue as a going concern.

            Although our consolidated financial statements have been prepared assuming we will continue as a going concern, our current independent registered public accounting firm, in its report accompanying our consolidated financial statements as of and for the year ended December 31, 2020, expressed substantial doubt as to our ability to continue as a going concern as of December 31, 2020, as a result of our operating losses since inception, because the Company expects to incur further losses in the development of its business. Similarly, our former independent registered public accounting firm in its report accompanying our consolidated financial statements for the year ended December 31, 2019, also expressed substantial doubt as to our ability to continue as a going concern as of December 31, 2019. The inclusion of a going concern explanatory paragraph may make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain.

We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

We seek to improve our business processes and develop new products and applications. Many of our competitors have a substantial amount of intellectual property that we must continually monitor to avoid infringement. We cannot guarantee that we will not experience claims that our processes and products infringe issued patents (whether present or future) or other intellectual property rights belonging to others. If we are sued for infringement and lose, we could be required to pay substantial damages or be enjoined from using or selling the infringing products or technology. Further, intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management's attention from operating our business.

Our relationship with our employees could deteriorate, and certain key employees could leave the Company, which could adversely affect our business and our results of operations.

Our business involves complex operations and therefore demands a management team and employee workforce that is knowledgeable and expert in many areas necessary for our operations. We rely on our ability to attract and retain skilled employees, including our specialized research and development and sales and service personnel, to maintain our efficient production. The departure of a significant number of our highly skilled employees or of one or more employees who hold key management positions could have an adverse impact on our operations, including as a result of customers choosing to follow a regional manager to one of our competitors.

We face intense competition, and our failure to compete successfully may have an adverse effect on our net sales, gross profit and financial condition.

Our industry is highly competitive. Many of our competitors may have greater financial, technical and marketing resources than we do and may be able to devote greater resources to promoting and selling certain products, and our competitors may therefore have greater financial, technical and marketing resources available to them than we do.

If we do not compete successfully by developing and deploying new cost-effective products, processes and technologies on a timely basis and by adapting to changes in our industry and the global economy, our net sales, gross profit and financial condition could be adversely affected.

Failure to comply with the Foreign Corrupt Practices Act, or FCPA, and other similar anti-corruption laws, could subject us to penalties and damage our reputation.

We are subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from making corrupt payments to foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment and requires companies to maintain certain policies and procedures. Certain of the jurisdictions in which we conduct business may be at a heightened risk for corruption, extortion, bribery, pay-offs, theft and other fraudulent practices. Under the FCPA, U.S. companies may be held liable for actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of the FCPA, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.

We are not insured against all potential risks.

To the extent available, we maintain insurance coverage that we believe is customary in our industry. Such insurance does not, however, provide coverage for all liabilities, including certain hazards incidental to our business, and we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to maintain adequate insurance at rates we consider reasonable.

We may not be able to consummate future acquisitions or successfully integrate acquisitions into our business, which could result in unanticipated expenses and losses.

Part of our strategy is to grow through acquisitions. Consummating acquisitions of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in unanticipated expenses and losses. Furthermore, we may not be able to realize any of the anticipated benefits from the acquisitions.

In connection with potential future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the risks associated with acquisitions include:

• unexpected losses of key employees or customers of the acquired company;

• conforming the acquired company's standards, processes, procedures and controls with our operations;

• coordinating new product and process development;

• hiring additional management and other critical personnel;

• negotiating with labor unions; and

• increasing the scope, geographic diversity and complexity of our operations.

            In addition, we may encounter unforeseen obstacles or costs in the integration of businesses we may acquire. Also, the presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition may have a material adverse effect on our financial condition or results of operations.

            Business disruptions could seriously harm revenues and increase our costs and expenses.

            Our operations could be subject to extraordinary events, including natural disasters, political disruptions, terrorist attacks, acts of war and other business disruptions, which could seriously harm our net sales and increase our costs and expenses. These blackouts, floods and storms could cause disruptions to our operations or the operations of our suppliers, distributors, resellers or customers. Similar losses and interruptions could also be caused by earthquakes, telecommunications failures, water shortages, tsunamis, typhoons, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters for which we are predominantly self-insured.

Risks Related to Our Capital Stock

            An active trading market may not result for our common stock.

            On December 11, 2018 our common stock commenced quotation on the OTCQB Market, under the symbol, SNRG. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that market might become. An active public market for our common stock may not develop or be sustained. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our common stock should not expect to receive dividend income on their investment in the foreseeable future.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

Under the certificate of incorporation of the Company, our Board of Directors are authorized to create and issue one or more additional series of preferred stock, and, with respect to each series, to determine number of shares constituting the series and the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, which may include dividend rights, conversion or exchange rights, voting rights, redemption rights and terms and liquidation preferences, without stockholder approval. If we create and issue one or more additional series of preferred stock, it could affect your rights or reduce the value of our outstanding common stock. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects.

Special Meetings of our Stockholders may only be called by our Board of Directors or our CEO and as such, our stockholders do not have the ability to call a meeting.

Under our bylaws only our Board of Directors or CEO may call a special meeting of shareholders and as such, your ability to participate and take certain corporate actions like amending the Company's certificate of incorporation or electing directors is limited.

We may be exposed to risks relating to evaluations of controls required by Sarbanes-Oxley Act of 2002.

Pursuant to Sarbanes-Oxley Act of 2002, our management will be required to report on, and our independent registered public accounting firm may in the future be required to attest to, the effectiveness of our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

If our internal controls and accounting processes are insufficient, we may not detect in a timely manner misstatement that could occur in our financial statements in amounts that could be material.

As a public company, we will have to devote substantial efforts to the reporting obligations and internal controls required of a public company, which will result in substantial costs. A failure to properly meet these obligations could cause investors to lose confidence in us and have a negative impact on the market price of our shares. We expect to devote significant resources to the documentation, testing and continued improvement of our operational and financial systems for the foreseeable future. These improvements and efforts with respect to our accounting processes that we will need to continue to make may not be sufficient to ensure that we maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required, new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations in the USA or result in misstatements in our financial statements in amounts that could be material. Insufficient internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares and may expose us to litigation risk.

As a public company, we will be required to document and test our internal control procedures to satisfy the requirements of Section 404 of Sarbanes-Oxley, which requires annual management assessments of the effectiveness of our internal control over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal control over financial reporting, then investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

For as long as we are an "emerging growth company," we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to some other public companies.

As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

• the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

• the last day of the fiscal year following the fifth anniversary of an offering; the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

• the date on which we are deemed a "large accelerated filer" as defined under the federal securities laws.

            For so long as we remain an "emerging growth company", we will not be required to:

• have an auditor report on our internal control over financial reporting pursuant to the Sarbanes- Oxley Act of 2002;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (auditor discussion and analysis);

• submit certain executive compensation matters to shareholders advisory votes pursuant to the "say on frequency" and "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

• include detailed compensation discussion and analysis in our filings under the Exchange Act and instead may provide a reduced level of disclosure concerning executive compensation.

In addition, the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period for complying with new or revised accounting standards. The Company has elected to opt out of this extended transition period for complying with new or revised accounting standards. This election is irrevocable.

Risks Related to this Offering and Our Common Stock

Because our Common Stock is subject to the "penny stock" rules, brokers cannot generally solicit the purchase of our Common Stock, which adversely affects its liquidity and market price.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. Prior to the Reverse Stock Split, the market price of our Common Stock on OTCQB was consistently less than $5.00 per share and therefore we were considered a "penny stock" according to SEC rules. Further, while we effected the Reverse Stock Split in connection with this Offering, there is no guarantee that our stock price will stay above $5.00 per share. The "penny stock" designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of our shares.

Moreover, as a result of apparent regulatory pressure from the SEC and the Financial Industry Regulatory Authority, a growing number of broker-dealers decline to permit investors to purchase and sell or otherwise make it difficult to sell shares of penny stocks. The "penny stock" designation may continue to have a depressive effect upon our Common Stock price.

Our Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock.

To date there has been limited trading in our Common Stock and there can be no assurance that an active trading market in our Common Stock will either develop or be maintained. Our Common Stock is likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, including as the result of the COVID-19 pandemic, could cause the price of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our stockholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, the Board may authorize, without a vote of our stockholders, an issuance of one or more additional series of preferred stock that have more than one vote per share, although the Company's ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our Common Stock. This could cause the market price of our Common Stock shares to drop significantly, even if our business is performing well, and make it more difficult for shareholders to sell their Common Stock.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per Unit is substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $[___] per share, based on the assumed public offering price of $[___] per Unit, the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per unit that substantially exceeds the book value of our assets after subtracting our liabilities. To the extent that the Warrants sold in this offering are exercised, you will experience further dilution. See "Dilution" for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Immediately prior to the consummation of this offering, we expect to have approximately [___] outstanding stock options to purchase our Common Stock with exercise prices that are below the assumed initial public offering price of our Common Stock. To the extent that these options are exercised, there will be further dilution.

We expect that our stock price will fluctuate significantly, and you may not be able to resell your shares at or above the initial public offering price.

The trading price of our Common Stock is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

•	market conditions in the broader stock market in general, or in our industry in particular;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products and services by us or our competitors;

•	sales, or anticipated sales, of large blocks of our stock;

•	issuance of new or changed securities analysts' reports or recommendations;

•

failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	changes in accounting principles or methodologies;

•	acquisitions by us or by our competitors;

•	litigation and governmental investigations; and

•	political and geopolitical events and general economic conditions and trends, including the possible effects of the widespread domestic and global impact of the COVID-19 pandemic.

These and other factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their Common Stock and may otherwise negatively affect the liquidity of our Common Stock. If the market price of our Common Stock after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

There can be no assurances that our securities once listed on The Nasdaq Capital Market will not be subject to potential delisting if we do not continue to maintain the listing requirements of The Nasdaq Capital Market.

We have applied to list the shares of our Common Stock and Warrants on The Nasdaq Capital Market, or Nasdaq, under the symbols "SNRG" and "SNRGW", respectively and such listing is a condition of closing this offering. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq), would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

Warrants are speculative in nature.

The Warrants included in the Units in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of per share, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a Common Stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Although we have applied to list the Warrants included in the Units to trade on the Nasdaq Capital Market, there is no assurance that an active trading market will develop.

Although we have applied to list the Warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting "fundamental transactions" unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our Common Stock could decline.

If our existing stockholders sell substantial amounts of our Common Stock in the public market following this offering and the expiration of the lock-up agreements, the market price of our Common Stock could decrease significantly. The perception in the public market that our existing stockholders might sell Common Stock could also depress our market price. Upon completion of this offering, we will have [___] shares of Common Stock outstanding, assuming no exercise by the underwriters of their option to purchase additional Units, based on our shares and options to be outstanding as of immediately prior to the consummation of this offering. Our directors, executive officers and other holders of our Common Stock will be subject to the lock-up agreements described in "Underwriting" and the Rule 144 holding period requirements described in "Shares Eligible for Future Sale." After all of these lock-up periods have expired and the holding periods have elapsed, up to additional shares will be eligible for sale in the public market.

In addition, the holders of Common Stock will have the right, subject to certain exceptions and conditions, to require us to register their Common Stock under the Securities Act of 1933, and they will have the right to participate in future registrations of securities by us. Registration of any of these outstanding Common Stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities.

We do not anticipate that we will pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid any dividends on our Common Stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to expand marketing and brand enhancement related to our products, to fund our ongoing research and development activities, for personnel development and training and for resource management software development.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

USE OF PROCEEDS

Based upon an assumed public offering price of $[___] per Unit (the mid-point of the estimated offering price range described on the cover of this prospectus), we estimate that the net proceeds in this offering will be approximately $[___], after deducting underwriting discounts and commissions and estimated offering expenses payable by us, or $[___] if the Underwriter exercises its over-allotment option in full.

The Company intends to use the net proceeds from this offering to improve the efficiency of its operations, increase sales and marketing efforts, invest in partnership development strategies, and invest in the Company's existing business initiatives and products, as well as general working capital. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders. We will, however, bear the costs associated with the sale of shares of common stock by the selling stockholders, other than underwriting discounts and commissions. For more information, see "Selling Stockholders" and "Underwriting."

We plan to use the net proceeds we receive from this offering, and any proceeds from the exercise of Warrants, for the following purposes:

Use of Net Proceeds

Working Capital	$
Sales and Marketing	$
Research and Development	$
Funding for Growth Strategies	$

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Each $1.00 increase or decrease in the assumed public offering price of $[___] per share would increase or decrease the net proceeds to us from this offering by approximately $[___], assuming that the amount of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions payable by us. We may also increase or decrease the number of units we are offering. An increase or decrease of [ ] units offered by us in this offering would increase or decrease the net proceeds to us by approximately $[___], assuming that the assumed price per unit to the public remains the same, and after deducting underwriting discounts and commissions payable by us. We do not expect that a change by these amounts in the offering price to the public or the Common Stock offered by us would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

Assuming all [___] units are sold by us, we expect that the net proceeds, together with our existing cash and cash equivalents will enable us to fund our operations for at least 12 months. In addition, we have granted the representative of the underwriters a 45-day option to purchase up to [___] additional shares of Common Stock and/or Warrants to purchase up to [___] shares of our Common Stock to cover over-allotments in this offering. We will use the proceeds from the sale of these additional shares for working capital and general corporate purposes.

The expected use of net proceeds represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of such net proceeds. Furthermore, in the event we make significant capital expenditures, the net proceeds of this offering may not be sufficient to fund such expenditures, and we may need to raise additional capital.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board may deem relevant. Delaware law limits when we can pay dividends on our equity securities. Further our continuing losses require us to use funds we receive in financings to meet our working capital needs.

CAPITALIZATION

Set forth below is our cash and capitalization as of September 30, 2021:

• on an actual basis;

• on a pro forma basis to reflect: .

• on a pro forma as adjusted basis to reflect: (i) the issuance and sale of the Units by us in this offering at the initial public offering price of $[___] per Unit, the midpoint of the range set forth on the cover page of this prospectus, after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us for net proceeds of $[___]; (ii). [___].

	As of September 30, 2021

	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)

Cash	$36,912
Preferred stock, $.0001 par value, 10,000,000 authorized, none issued and outstanding	-
Common stock, $.0001 par value, 150,000,000 authorized, 94,065,404 (2020- 82,860,619) shares issued and outstanding	9,407
Additional paid-in capital	11,711,322
Shares to be issued	-
Accumulated deficit	(15,993,098)
Accumulated other comprehensive loss	(338,391)
Total stockholders' deficiency	(4,610,760)

You should read the information in the table above together with our unaudited consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this prospectus.

The table above under the heading "Actual" is based on 94,065,404 shares of Common Stock outstanding as of September 30, 2021 and excludes the following as of that date:

  any securities issuable upon exercise of the Underwriter's over-allotment option.

DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock that is part of the Unit and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

Our historical net tangible book value as of September 30, 2021 was $(5,111,055), or $(0.05) per share of Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share of Common Stock is our historical net tangible book value divided by the number of outstanding Common Stock as of September 30, 2021.

The pro forma net tangible book value of our Common Stock as of September 30, 2021 was [___] per share of Common Stock. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Stock, after giving effect to the pro forma adjustments referenced under "Capitalization."

After giving effect to the sale of Units that we are offering, attributing no value to the Warrants, at an assumed initial public offering price of $[___] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a pro forma adjusted basis as of September 30, 2021 would have been [___] per share of Common Stock. This amount represents an immediate increase in net tangible book value of $[___] per share of Common Stock to our existing shareholders and an immediate dilution of ($[___]) per share of Common Stock to new investors purchasing Common Stock in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of Common Stock.

The following table illustrates this dilution:

Assumed initial public offering price per share (attributing no value to the Warrants)
Net tangible book value per Common Stock as of September 30, 2021	$(0.05)
Pro forma net tangible book value per share of Common Stock as of September 30, 2021
Pro forma as adjusted net tangible book value per share of Common Stock as of September 30, 2021, to give effect to this offering
Dilution per share to new investors in this offering

A $1 increase (decrease) in the assumed initial public offering price of $[___] per share of Common Stock, would increase (decrease) the as adjusted net tangible book value per share by $[___], and decrease dilution to new investors by $[___] per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding Warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional Common Stock in this offering, the as adjusted net tangible book value after the offering would be $[___] per share, the increase in net tangible book value to existing shareholders would be $[___] per share, and the dilution to new investors would be $([___]) per share, in each case assuming an initial public offering price of $[___] per share.

The table above under the heading "Actual" is based on 94,065,404 shares of Common Stock outstanding as of September 30, 2021 and excludes the following as of that date:

● any securities issuable upon exercise of the Underwriter's over-allotment option.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following portion of the MD&A is intended to help readers understand the results of our operation and financial condition, and is provided as a supplement to, and should be read in conjunction with, our Interim Unaudited Financial Statements and the accompanying Notes to Interim Unaudited Financial Statements included in this prospectus.

Growth and percentage comparisons made herein generally refer to the three and nine-month periods ended September 30, 2021 compared with the three and nine-month periods ended September 30, 2020 unless otherwise noted.

SPECIAL NOTICE ABOUT GOING CONCERN AUDIT OPINION

OUR AUDITOR ISSUED AN OPINION EXPRESSING SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE IN BUSINESS AS A GOING CONCERN FOR THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019. YOU SHOULD READ THIS MANAGEMENT'S DISCUSSION AND ANALYSIS WITH THE "GOING CONCERN" ISSUES IN MIND.

Except as otherwise disclosed, all dollar figures included therein and in the following management discussion and analysis are quoted in United States dollars.

Financings

(a) Securities Purchase Agreements

On August 26, 2021, the Company entered into a securities purchase agreement (the "August 2021 SPA") with one investor (the "August 2021 Investor") pursuant to which the Company issued to the August 2021 Investor one 10% unsecured convertible promissory note (the "August 2021 Investor Note") in the principal amount of $142,200. On September 1, 2021, the Company received proceeds of $125,000, net of transaction related expenses of $17,200. In addition, the August 2021 Investor was issued 80,000 common shares of the Company, valued at $21,200, based on the closing trading price per share of $0.265.

The maturity date of the August 2021 Investor Note is August 26, 2022. The August 2021 Investor Note bears interest at a rate of ten percent (10%) per annum (the "August 2021 Interest Rate"). The August 2021 Investor Note will include a one-time interest charge of $14,220, which shall be at repayable by the Company in 10 equal monthly amounts of $15,642 (including principal and interest) commencing October 15, 2021. The August 2021 Investor may convert the principal amount and any accrued but unpaid interest into the Company's common stock from time to time following an event of default (as defined in the August 2021 Investor Note), at a conversion price (the "Conversion Price") equal to the lesser of 75% (representing a 25% discount) multiplied by the lowest trading price (i) during the previous five (5) trading day (as defined in the August 2021 Investor Note) period prior to conversion. The Company has the right to accelerate the monthly payments or prepay the August 2021 Investor Note at any time without penalty.

On June 16, 2021, the Company entered into a securities purchase agreement (the "June 2021 SPA") with one investor (the "June 2021 Investor") pursuant to which the Company issued to the June 2021 Investor one 10% unsecured convertible promissory note (the "June 2021 Investor Note") in the principal amount of $450,000. On June 18, 2021, the Company received proceeds of $382,500, net of transaction related expenses of $67,500. In addition, the June 2021 Investor was issued 1,000,000 common shares of the Company, determined to be valued at $300,000, based on an agreed upon price per share of $0.30. The maturity date of the June 2021 Investor Note is June 16, 2022. The June 2021 Investor Note bears interest at a rate of ten percent (10%) per annum (the "June 2021 Interest Rate"), which shall be paid by the Company to the June 2021 Investor on a monthly basis, commencing on the first of the month following issuance. The June 2021 Investor may convert the principal amount and any accrued but unpaid interest into the Company's common stock from time to time following an event of default (as defined in the June 2021 Investor Note), at a conversion price (the "Conversion Price") equal to the lesser of 90% (representing a 10% discount) multiplied by the lowest trading price (i) during the previous twenty (20) trading day (as defined in the June 2021 Investor Note) period ending on the issuance date of the June 2021 Investor Note, or (ii) during the previous twenty (20) trading day period ending on date of conversion of the June 2021 Investor Note. The June 2021 Investor Note may be prepaid at any time in cash equal to the sum of (a) the then outstanding principal amount of the June 2021 Investor Note plus (b) accrued and unpaid interest on the unpaid principal balance of the June 2021 Investor Note plus (c) default interest (as defined in the June 2021 Investor note), if any.

On April 1, 2021, the Company entered into a securities purchase agreement with an investor (the "April 2021 Investor"), in which the Company issued to the April 2021 Investor a 10% unsecured convertible promissory note (the "April 2021 Investor Note") in the aggregate principal amount of $275,000, due September 30, 2021, convertible at any time after issuance at a per share price of $0.20. In addition, the April 2021 Investor received 200,000 common shares of the Company, subsequent to issuance of the April 2021 Investor Note, valued at $69,000 based on the closing price of the common shares on issuance the day before issuance. On April 5, 2021, the Company received $245,000, net of transaction related expenses of $30,000.

On March 31, 2021, the Company entered into a securities purchase agreement with an investor (the "March 2021 Investor"), in which the Company issued to the March 2021 Investor a 10% unsecured convertible promissory note (the "March 2021 Investor Note") in the aggregate principal amount of $275,000, due September 30, 2021, convertible at any time after issuance at a per share price of $0.20. In addition, the March 2021 Investor received 200,000 common shares of the Company, subsequent to issuance of the March 2021 Investor Note, valued at $69,000 based on the closing price of the common shares the day before issuance. On March 31, 2021, the Company received $245,000, net of transaction related expenses of $30,000.

On January 20, 2021, the May 2019 Investor, the July 2019 Investor and the October 2019 Investor reached an agreement with the Company and on January 21, 2021 converted the remaining balances of their convertible promissory notes, totaling $546,000 for 2,100,000 common shares of the Company, at a conversion price of $0.26 per share. This satisfies in full all obligations due and owing on their convertible promissory notes. This resulted in a gain on forgiveness of debt of $223,819, including accrued interest of $169,219, disclosed as other income in the interim condensed consolidated statements of operations and comprehensive loss.

On January 19, 2021, the remaining March 2019 Investor and the Company reached an agreement for payment in full of all obligations due and owing under its March 2019 Investor Notes by payments totaling $550,000, $50,000 paid on January 20, 2021, $200,000 on or before March 1, 2021, which was converted to 1,075,124 common shares on March 11, 2021 and $300,000 on or before March 31, 2021. The payment due on or before March 31, 2021 was extended to April 29, 2021. As noted, the March 2019 Investor converted a total of $135,000 of one of his March 2019 Investor Notes, including accrued interest of $32,444 and related expense of $275 into 1,075,124 common shares of the Company, a conversion price of $0.156 per share. The balance of the convertible promissory note was forgiven by the March 2019 Investor resulting in a forgiveness of debt of $135,641, including accrued interest of $129,141, disclosed under other income in the interim condensed consolidated financial statements.

On November 3, 2021, the Company paid the March 2019 Investor Note in the amount of $200,000, for a total settlement of outstanding principal and accrued interest.

For the three and nine-month periods ended September 30, 2021, the Company recorded interest of $60,693 and $104,412 (2020-$115,351 and $448,798 interest and default amounts) respectively. As at September 30, 2021, $88,474 (December 31, 2020-$316,048) of accrued interest is included in accrued liabilities in the interim condensed consolidated balance sheets. In addition, during the three and nine-month periods ended September 30, 2021, $20,910 and $53,354 (2020-$8,821 and $15,276) respectively, of accrued interest was converted.

(b) Pace Savings & Credit Union Limited ("PACE")

On February 18, 2021, PACE and the Company reached a new agreement to repay all amounts owing to PACE on or before July 30, 2021. Management was not able to meet the July 30, 2021 deadline. On August 13, 2021, PACE agreed to allow the Company to bring the arrears current by August 31, 2021 and continue to September 2022. Management was not able to meet this new deadline. On November 15, 2021, the Company paid all arrears to PACE and PACE agreed to allow the Company to continue payments to the end of the terms of each obligation, September 2022. Management continues discussions with equity investors to re-finance its remaining obligations to PACE and repay other creditors. In addition, the letter of credit the Company had with PACE in favor of the Ministry of the Environment, Conservation and Parks (the "MECP"), was renewed to the termination of the Company's obligations to PACE, September 2022. On April 3, 2020, the shares previously pledged as security to PACE, were released and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises.

The remaining PACE long-term debt was initially payable as noted below:

(i) The credit facility bears interest at the PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $6,879 (C$8,764) and matures on September 2, 2022. The first and only advance on the credit facility on February 2, 2017, in the amount of $1,255,840 (C$1,600,000), is secured by a business loan general security agreement, a $1,255,840 (C$1,600,000) personal guarantee from the CEO and a charge against the Haute leased premises. Also pledged as security are the shares of the wholly owned subsidiaries, and a limited recourse guarantee against each of these parties. As noted above, the pledged shares were delivered by PACE and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises. The credit facility is fully open for prepayment at any time without notice or bonus.

(ii) The credit facility advanced on June 15, 2017, in the amount of $470,940 (C$600,000), bears interest at the PACE base of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $3,847 (C$4,901) and matures on September 2, 2022. The credit facility is secured by a variable rate business loan agreement on the same terms, conditions and security as noted above.

(iii) The corporate term loan advanced on September 13, 2017, in the amount of $2,923,083 (C$3,724,147), bears interest at PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $23,320 (C$29,711) and matures September 13, 2022. The corporate term loan is secured by a business loan general security agreement representing a floating charge over the assets and undertakings of the Company, a first priority charge under a registered debenture and a lien registered under the Personal Property Security Act in the amount of $3,140,368 (C$4,000,978) against the assets including inventory, accounts receivable and equipment. The corporate term loan also included an assignment of existing contracts included in the asset purchase agreement.

For the three and nine-month periods ended September 30, 2021, $79,687 (C$99,683) and $236,743 (C$296,151) (2020-$70,105; C$93,162 and $225,346; C$304,893) respectively, in interest was incurred on the PACE long-term debt. As at September 30, 2021 $71,051 (C$88,065) (December 31, 2020-$18,319; C$23,325) in accrued interest is included in accrued liabilities in the interim condensed consolidated balance sheets.

(c) Other Financings

(i)

The Company obtained a 1st mortgage provided by private lenders to finance the acquisition of the shares of 1684567 and to provide funds for additional financing needs, including additional lands, received in four tranches totaling $4,081,480 (C$5,200,000) (December 31, 2020-$2,591,820; C$3,300,000). The fourth tranche was received on August 13, 2021 in the amount of $1,491,310 (C$1,900,000). The 1st mortgage is repayable interest only on a monthly basis at an annual rate of the higher of the Royal Bank of Canada's prime rate plus 6.05% per annum (currently 8.50%) and 10% per annum with a maturity date of September 1, 2022. The 1st mortgage payable is secured by the shares held of 1684567, a 1st mortgage property described in note 8, long-lived assets, net in the interim condensed consolidated balance sheets with a carrying value of $1,654,569 (C$2,108,000) and a general assignment of rents. Financing fees on the 1st mortgage totaled $316,644 (C$403,419). As at September 30, 2021 $32,428 (C$41,315) (December 31, 2020-$36,215; C$46,110) of accrued interest is included in accrued liabilities in the interim condensed consolidated balance sheets. In addition, as at September 30, 2021 there is $124,413 (C$158,508) (December 31, 2020-$50,253; C$63,984) of unamortized financing fees included in long-term debt in the interim condensed consolidated balance sheets.

On August 17, 2021, the Company obtained a vendor take back 1st mortgage in the amount of $1,569,800 (C$2,000,000), on the purchase of the Hamilton property described under long-lived assets, net note 8. The 1st mortgage bears interest at an annual rate of 2% per annum, repayable monthly interest only with a maturity date of August 17, 2023, secured by the assets acquired in Hamilton, Ontario, Canada.

To finance the closing, the Company used a portion of its increased 1st mortgage in the amount of $1,455,152 (C$1,853,933).

For the three and nine-month periods ended September 30, 2021, $89,762 (C$112,814) and $206,184 (C$257,924) (2020-$48,409; C$65,000 and $144,125; C$195,000) respectively in interest was incurred on the 1st mortgages payable.

(ii)

As a result of COVID-19, the Government of Canada launched the Canada Emergency Business Account (the "CEBA"), a program to ensure that small businesses have access to the capital they need to see them through the current challenges and better position them to quickly return to providing services to their communities and creating employment. The program is administered by Canadian chartered banks and credit unions.

The Company has received a total of $78,490 (C$100,000) under this program, from its Canadian chartered bank.

Under the initial term date of the loans, which is detailed in the CEBA term loan agreements, the amount is due on December 31, 2022 and is interest-free. If the loans are not repaid by December 31, 2022, the Company can make payments, interest only, on a monthly basis at an annual rate of 5%, under the extended term date, beginning January 31, 2023, maturing December 31, 2025.

In addition, on a combined basis, if $54,943 (C$70,000) of the loans are repaid by the initial term, December 31, 2022, the Company's Canadian chartered bank will forgive the balance, $23,547 (C$30,000). The CEBA term loan agreements contain a number of positive and negative covenants, for which the Company is not in full compliance.

(iii)

On August 4, 2020, the Company received an advance in the amount of $82,992 (C$110,700) from a private lender. The advance was repayable weekly at an amount of $4,952 (C$6,138). The amount was paid in full on January 26, 2021. For the three and nine-month periods ended September 30, 2021, the Company incurred interest charges of $nil (C$nil) and $706 (C$883) (2020-$nil; C$nil and $nil; C$nil) respectively.

(iv)

During the three and nine-month periods ended September 30, 2021, Travellers International Inc. ("Travellers"), a company controlled by the CEO of the Company, who is also a director, loaned the Company $318,136 (C$405,321). The loans were converted along with of $82,052 (C$101,700) of accounts payable owing to Travellers into 1,726,076 common shares of the Company based on the closing trading price of the shares on conversion. There are no written agreements evidencing the Travellers loans other than resolutions of the Board with attached loan schedules.

(d) Financings Related to Obligations Under Capital Lease

There were no new capital leases entered into by the Company during the three-month period ended September 30, 2021.The original terms of the obligations under capital lease are noted below under paragraphs (i), (ii) and (iii).

(i)

The lease agreement for certain equipment for the Company's organic waste processing and composting facility at a cost of $224,992 (C$286,650), is payable in monthly blended installments of principal and interest of $4,556 (C$5,840), plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of $22,448 (C$28,600), plus applicable harmonized sales taxes on October 31, 2021. The lease agreement bears interest at the rate of 5.982% annually, compounded monthly, due September 30, 2021. On November 3, 2021, the Company paid the final payment of $22,448 (C$28,600), plus applicable harmonized sales taxes.

(ii)

The lease agreement for certain equipment for the Company's organic composting facility at a cost of $194,224 (C$247,450 ), is payable in monthly blended installments of principal and interest of $4,017 (C$5,118), plus applicable harmonized sales taxes for a period of forty-six months plus the first two monthly blended installments of $7,849 (C$10,000) plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of $ 19,371 (C$24,680) plus applicable harmonized sales taxes on February 27, 2022. The leasing agreement bears interest at the rate of 6.15% annually, compounded monthly, due January 27, 2022.

(iii)

The lease agreement for certain equipment for the Company's organic waste processing and composting facility at a cost of $305,836 (C$389,650), is payable in monthly blended installments of principal and interest of $5,378 (C$6,852), plus applicable harmonized sales taxes for a period of fifty-nine months plus an initial deposit of $15,266 (C$19,450) plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of a nominal amount of $78 (C$100) plus applicable harmonized sales taxes on February 27, 2025. The leasing agreement bears interest at the rate of 3.59% annually, compounded monthly, due February 27, 2025.

For the three and nine-month periods ended September 30, 2021, $2,147 (C$2,721) and $9,841 (C$12,311) (2020-$4,902; C$6,536 and $13,822; C$18,701) respectively, in interest was incurred.

Treatment of Organic Waste and Septage

On February 28, 2019, the Company announced that it had received the project completion report titled: Development Optimization and Validation of an Innovative Integrated Anaerobic Thermophilic Digester Treatment of Organic Waste and Septage. The report was written by a research team at Fleming College's Centre for Advancement of Water and Wastewater Technologies, located in Lindsay, Ontario, Canada. The collaborative project was supported by the Advancing Water Technologies Program (the "AWT Program") of Southern Ontario Water Consortium. The project focused on the development of a new and innovative technology for handling and processing organic residuals. This new technology utilizes the anaerobic mesophilic digestion process coupled with thermophilic digestion to maximize biogas yields and produce organic fertilizer through optimal operations.

Other

The Company's activities all contribute to GHG reductions, so we will be a key part of Ontario's initiative. The Company has also contacted counterparties in Quebec, California and Florida to explore opportunities for relevant projects. SusGlobal is committed to making all its commercial activities carbon neutral. New Cap and Trade regulations became effective January 2017. On July 3, 2018, the new premier of the Province of Ontario announced the end of the Cap-and-Trade program in Ontario. In January 2019, a Climate Change Leadership Team (the "CCLT") was established. The CCLT is a cross-ministry group responsible for embedding climate change in government procurement, building understanding and capacity within government, and creating a process to update internal directives and guidance to help ensure climate change is considered.

The Company has signed an Offset Development and Marketing Agreement (the "Agreement") with Blue Source Canada ULC ("Bluesource") to develop and market greenhouse gas offset credits from the Company's 49-acre Organic & Non-Hazardous Waste Processing & Composting Facility in Belleville, Ontario, in order for the Company to monetize and realize benefits from its voluntary activities.

This monetization is an exciting development for the Company's mission to reduce organic wastes from wood, leaf and yard material, treated municipal sewage waste (biosolids), residential curbside green bin material or SSO and paper sludge otherwise destined for landfills and, we believe, will also allow the Company to expand this mission.

Bluesource has pioneered creative solutions to climate change for over 20 years. Today, this partnership complements Bluesource's portfolio of high-quality environmental products from over 20 different technologies in over 100 locations across the United States and Canada. The partnership with SusGlobal is a core example of Bluesource's experience in identifying, creating, acquiring and marketing offsets, where there is a tangible environmental benefit.

Operations

The Company owns Environmental Compliance Approvals (the "ECAs") issued by the MECP from the Province of Ontario, in place to accept up to 70,000 metric tonnes ("MT") of waste annually from the provinces of Ontario, Quebec and from New York state, and to operate a waste transfer station with the capacity to process up to an additional 50,000 MT of waste annually. Once built, the location of the waste transfer station will be alongside the Organic and Non-Hazardous Waste Processing and Composting Facility which is currently operating in Belleville, Ontario, Canada.

Waste Transfer Station- Access to the waste transfer station is critical to haulers who collect waste in areas not in close proximity to disposal facilities where such disposal continues to be permitted. Tipping fees charged to third parties at waste transfer stations are usually based on the type and volume or weight of the waste deposited at the waste transfer station, the distance to the disposal site, market rates for disposal costs and other general market factors.

Organic Composting Facility- As noted above, the Company's organic waste processing and composting facility, located in Belleville, Ontario Canada, has ECAs in place to accept up to 70,000 MT of waste annually and is currently in operation. Certain assets of the organic waste processing and composting facility, including the ECAs for the waste transfer station (not yet built), were acquired by the Company on September 15, 2017, from the Receiver for Astoria, under the APA. The Company charges tipping fees for the waste accepted at the organic waste composting facility based on arrangements in place with the customers and the type of waste accepted. Typical waste accepted includes, leaf and yard, biosolids, food, liquid, paper sludge and SSO. During nine-month period ended September 30, 2021, tipping fees ranged from $54 (C$69) to $125 (C$159) per MT.

The Company owns a 40,535 square foot facility on 3.26 acres in Hamilton, Ontario, which includes an Environmental Compliance Approval to process 65,884 metric tonnes per annum of organic waste, 24 hours per day 7 days a week. The facility will be designed to produce, distribute and warehouse the Company's SusGro™ organic liquid fertilizer and other products that are provided under private label and sold through big box retailers, consumer lawn and garden suppliers, and for end use to the wine, cannabis and agriculture industries. With the addition of a further 11,000 square feet of office space and R&D labs, the Hamilton facility will also house the continued development of SusGlobal's proprietary formulations and branded liquid and dry organic fertilizers.

Liquidity and Capital Resources

As of September 30, 2021, the Company had a bank balance of $36,912 (December 31, 2020-$6,457) and current debt obligations and other current liabilities in the amount of $11,592,938 (December 31, 2020-$10,358,212). As at September 30, 2021, the Company had a working capital deficit of $11,236,795 (December 31, 2020-$9,830,314). The Company does not currently have sufficient funds to satisfy the current debt obligations.

On February 18, 2021, PACE and the Company reached a new agreement to repay all amounts owing to PACE on or before July 30, 2021. The amounts owing were not repaid to PACE on July 30, 2021. On August 13, 2021, PACE agreed to allow the Company until August 31, 2021 to bring the arrears current and continue to September 2022, the original maturity date. The Company was not able to meet this deadline. On November 15, 2021, the Company paid all arrears to PACE and PACE agreed to allow the Company to continue payments to the end of the terms of each obligation, September 2022. Management continues discussions with equity investors to re-finance its remaining obligations to PACE and repay other creditors. In addition, the letter of credit the Company has with PACE in favor of the MECP, was renewed to the termination of the Company's obligations to PACE, September 2022. On April 3, 2020, the shares previously pledged as security to PACE, were released and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises.

The Company's total assets as at September 30, 2021 were $8,962,137 (December 31, 2020-$5,758,303) and total current liabilities were $11,592,938 (December 31, 2020-$10,358,212). Significant losses from operations have been incurred since inception and there is an accumulated deficit of $15,993,098 as at September 30, 2021 (December 31, 2020 -$13,468,794). Continuation as a going concern is dependent upon generating significant new revenue and generating external capital and securing debt to satisfy its creditors' demands and to achieve profitable operations while maintaining current fixed expense levels.

To pay current liabilities and to fund any future operations, the Company requires significant new funds, which the Company may not be able to obtain. In addition to the funds required to liquidate the $11,592,938 in current debt obligations and other current liabilities, the Company estimates that approximately $17,500,000 must be raised to fund capital requirements and general corporate expenses for the next 12 months.

In the normal course of business, we are exposed to market risks, including changes in interest rates, certain commodity prices and Canadian currency rates. The Company does not use derivatives to manage these risks.

During the three and nine-month periods ended September 30, 2021, the investors of the unsecured convertible promissory notes, converted a total of $75,000 and $756,000 of their unsecured convertible promissory notes respectively, along with a portion of their accrued interest and related costs of $21,185 and $53,904, a total of $96,185 and $809,904 for 3,767,029 common shares of the Company at prices ranging from $0.156 to $0.26 per share.

As at September 30, 2021, the current and long-term portions of our debt obligations totaled $10,832,590 (December 31, 2020-$7,922,532).

In addition, as at September 30, 2021, the Company had an outstanding letter of credit provided by PACE, in the amount of $217,285 (C$276,831), in favor of the MECP. The letter of credit is a requirement of the MECP and is in connection with the financial assurance provided by the Company, for it to be in compliance with the MECPs environmental objectives. The MECP regularly evaluates the Company's organic waste processing and composting facility to ensure compliance is adhered to and the letter of credit is subject to change by the MECP. The Company is currently updating its financial assurance with the MECP. The letter of credit was renewed by PACE to the termination of the Company's obligations to PACE.

CONSOLIDATED RESULTS OF OPERATIONS - FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2021 COMPARED TO THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2020

	For the three-month periods ended
	September 30, 2021	September 30, 2020
Revenue	$204,796	$439,507

Cost of Sales
Opening inventory	35,983	-
Depreciation	116,632	133,467
Direct wages and benefits	74,093	90,475
Equipment rental, delivery, fuel and repairs and maintenance	371,424	52,652
Utilities	16,872	27,185
Outside contractors	39,717	3,886
	654,721	307,665
Less: closing inventory	(21,506)	-
Total cost of sales	633,215	307,665

Gross (loss) profit	(428,419)	131,842

Operating expenses
Management compensation-stock-based compensation	54,259	-
Management compensation-fees	90,471	51,812

Marketing	30,131	-
Professional fees	96,704	102,769
Interest expense and default amounts	233,346	258,796
Office and administration	66,329	50,042
Rent and occupancy	56,148	32,420
Insurance	19,719	10,056
Filing fees	49,131	12,957
Amortization of financing costs	235,795	18,677
Directors' compensation	14,905	56,637
Stock-based compensation	31,946	-
Repairs and maintenance	3,688	1,186
Foreign exchange loss (income)	35,569	(33,473)
Total operating expenses	1,018,141	561,879
Net loss from operating activities	(1,446,560)	(430,037)
Other Income	-	(424)
Net loss before deferred taxes recovery	(1,446,560)	(430,461)
Deferred and income taxes recovery	26,552	1,415
Net Loss	$(1,420,008)	$(429,046)

During the three-month period ended September 30, 2021, the Company generated $204,796 of revenue from its organic waste processing and composting facility and its garbage collection operations compared to $439,507 in the three-month period ended September 30, 2020. The reduction in revenue is primarily due to changes in the customer base including an expiring contract at prior year-end and reductions in certain waste disposed of by several customers. The majority of the revenue from the organic waste processing and composting facility relates to revenue from tipping fees charged for organic and other waste accepted and to a lesser portion relating to the sale of compost processed

In the operation of the organic waste processing and composting facility, the Company processes organic and other waste received and produces the end product, compost. The cost of producing the compost totaled $633,215 for the three-month period ended September 30, 2021 compared to $307,665 for the three-month period ended September 30, 2020. These costs include equipment rental, delivery, fuel, repairs and maintenance, direct wages and benefits, depreciation, utilities and outside contractors. The increase in costs relates to adjustments to the estimated cost for the clean-up of certain waste as ordered by the MECP, an increase in hauling costs included in outside contractors, offset by reduced overtime hours included in direct wages and benefits and a reduction in utilities partially from the retrofit of the hydro usage in the composting operation.

Operating expenses increased by $456,262, from $561,879 in the three-month period ended September 30, 2020 to $1,018,141 in the three-month period ended September 30, 2021, explained further below.

Management compensation related to stock-based compensation increased by $54,259, in the three-month period ended September 30, 2021, as a result of the common stock issued to the officers on the commencement of their new executive consulting contracts, effective January 1, 2021. The balance of the total stock-based compensation valued at $217,035, based on the trading price of the shares on issuance, will be expensed over the balance of the year. The management compensation relating to fees increased by $38,659, from $51,812 in the three-month period ended September 30, 2020 to $90,471 in the three-month period ended September 30, 2021, the result of increased monthly fees for the CEO, effective January 1, 2021.

During the three-month period ended September 30, 2021, the Company contracted with several marketing service providers for news media campaigns including articles and ad placements. There was no marketing conducted in the three-month period ended September 30, 2021.

Professional fees were reduced by $6,065 from $102,769 in the three-month period ended September 30, 2020 to $96,704 in the three-month period ended September 30, 2021, an insignificant decrease.

Interest expense and default amounts reduced by $25,450 from $258,796 in the three-month period ended September 30, 2020 to $233,346 in the three-month period ended September 30, 2021. This was primarily the result of lower interest in the current three-month period on our convertible due to the payoff agreements finalized with the convertible promissory note holders at the end of the prior year and during the three-month period ended March 31, 2021, a reduction of approximately $137,000. This was offset primarily by increases in the interest on the 1st mortgage payable, whose principal balance increased by a total of $2,040,740 (C$2,600,000), from two increases, one effective November 10, 2020, in the amount of $549,430 (C$700,000) and one effective August 13, 2021, in the amount of $1,491,310 (C$1,900,000) and the new 1st mortgage of $1,569,800 (C$2,000,000) on the Hamilton, Ontario, Canada asset acquisition, effective August 13, 2021.

Office and administration expenses increased by $16,287 from $50,042 in the three-month period ended September 30, 2020 to $66,329 in the three-month period ended September 30, 2021, primarily due to the increases in expenses with the incorporation of the Hamilton operations, including security of $6,125 and increases in other general and administrative expenses including donations, automotive, meals and entertainment and payroll amongst all operations.

Rent and occupancy increased by $23,728 from $32,420 in the three-month period ended September 30, 2020 to $56,148 in the three-month period ended September 30, 2021, primarily due to an increase in the monthly rent for the Company's Toronto, Ontario, Canada office along with higher common area expenses and increases in property taxes on the other properties, including the new property in Hamilton, Ontario, Canada.

Insurance increased by $9,663 from $10,056 in the three-month period ended September 30, 2020 to $19,719 in the three-month period ended September 30, 2021, primarily due to the new title insurance on the Hamilton, Ontario, Canada asset acquisition and the insurance on the Company's new truck and hauling trailer.

Filing fees increased by $36,174 from $12,957 in the three-month period ended September 30, 2020 to $49,131 in the three-month period ended September 30, 2021, primarily due to costs related to media relations services which were not incurred in the prior period and the $5,000 fee for the Nasdaq application.

The amortization of financing costs incurred increased by $217,118 from $18,677 in the three-month period ended September 30, 2020 to $235,795 in the three-month period ended September 30, 2021, due primarily to the increased amortization of the financing fees relating to the five new convertible promissory notes dated March 31, 2021, April 1, 2021, June 16, 2021 and August 26, 2021, an increase of approximately $187,500 and an increase in the amortization of the mortgage financing fees of approximately $ 29,000.

Directors' compensation decreased by $41,732 from $56,637 in the three-month period ended September 30, 2020 to $14,905 in the three-month period ended September 30, 2021. In the prior year, during three-month period ended September 30, 2020, the Board approved a new compensation arrangement whereby each independent member was entitled to an annual fee of $19,985 (C$25,000), the result being an adjustment for the year's compensation for the 4 independent Board members. In the current three-month period ended September 30, 2021, the directors' compensation has been accrued for the quarter to the three independent directors.

Stock-based compensation of $31,946 relates to stock issued for professional services provided in the current period with no comparable amount in the prior period. The balance of the total stock-based compensation, determined to be valued at $135,260, will be expensed over the duration of the professional services contacts, which expire at various dates from November 30, 2021 to March 31, 2023.

Repairs and maintenance increased by an insignificant amount of $2,502 from $1,186 in the three-month period ended September 30, 2020 to $3,688 in the three-month period ended September, 2021.

The foreign exchange income reduced by $69,042, from income of $33,473 in the three-month period ended September 30, 2020 to expense of $35,569 in the three-month period ended September 30, 2021, due primarily to gains and losses on the translation of balances and transactions during the period.

CONSOLIDATED RESULTS OF OPERATIONS - FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2021 COMPARED TO THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2020

	For the nine-month periods ended
	September 30, 2021	September 30, 2020

Revenue	$610,088	$1,172,343
Cost of Sales
Opening inventory	24,740	5,389
Depreciation	388,731	367,734
Direct wages and benefits	210,542	251,721
Equipment rental, delivery, fuel and repairs and maintenance	546,597	210,808
Utilities	24,290	73,425
Outside contractors	61,089	9,165
	1,255,989	918,242
Less: closing inventory	(21,506)	-
Total cost of sales	1,234,483	918,242
Gross (loss) profit	(624,395)	254,101
Operating expenses
Management compensation-stock-based compensation	162,777	-
Management compensation-fees	273,395	152,994
Marketing	158,605	-
Professional fees	231,950	292,104
Interest expense and default amounts	565,938	854,496
Office and administration	171,164	182,727
Rent and occupancy	125,067	89,480
Insurance	51,106	52,156
Filing fees	85,278	35,103
Amortization of financing costs	371,916	141,686
Directors' compensation	38,241	57,070
Stock-based compensation	68,228	-
Repairs and maintenance	11,475	10,097
Foreign exchange (income) loss	16,130	31,987
Total operating expenses	2,331,270	1,899,900
Net loss from operating activities	(2,955,665)	(1,645,799)
Other Income	404,809	(59,128)
Net loss before deferred taxes recovery	(2,550,856)	(1,704,927)
Deferred taxes recovery	26,552	197,420
Net Loss	$(2,524,304)	$(1,507,507)

During the nine-month period ended September 30, 2021, the Company generated $610,088 of revenue from its organic waste processing and composting facility and its garbage collection operations compared to $1,172,343 in the nine-month period ended September 30, 2020. The reduction in revenue is primarily due to changes in the customer base including an expiring contract at prior year-end, the closure of a customer plan in mid-2020 and reductions in certain waste disposed of by several customers. The majority of the revenue from the organic waste processing and composting facility relates to revenue from tipping fees charged for organic and other waste accepted and to a lesser portion relating to the sale of compost processed.

In the operation of the organic waste processing and composting facility, the Company processes organic and other waste received and produces the end product, compost. The cost of producing the compost totaled $1,234,483 for the nine-month period ended September 30, 2021 compared to $918,242 for the nine-month period ended September 30, 2020. These costs include equipment rental, delivery, fuel, repairs and maintenance, direct wages and benefits, depreciation, utilities and outside contractors. The increased costs relate primarily to adjustments to the estimated costs for the clean-up of certain waste as ordered by the MECP including higher machinery rental costs and increased fuel charges and disposal fees, along with hauling costs for garbage collection disclosed as outside contractors, offset by reductions in utilities resulting from the retrofit of the hydro usage in the composting operation along with credits provided by the utility company for hydro usage and reduced overtime hours by employees in the organic waste processing and composting operation.

Operating expenses increased by $431,370 from $1,899,900 in the nine-month period ended September 30, 2020 to $2,331,270 in the nine-month period ended September 30, 2021, explained further below.

Management compensation related to stock-based compensation increased by $162,777, in the nine-month period ended September 30, 2021, as a result of the common stock issued to the officers on the commencement of their new executive consulting contracts, effective January 1, 2021. The balance of the total stock-based compensation valued at $217,035, based on the trading price of the shares on issuance, will be expensed over the balance of the year. And, the management compensation relating to fees increased by $120,401, from $152,994 in the nine-month period ended September 30, 2020 to $273,395 in the nine-month period ended September 30, 2021, the result of increased monthly fees for the CEO, effective January 1, 2021.

The Company commenced a new marketing program effective February 1, 2021 for a period of five months to June 30, 2021, at a cost of $20,000 per month, which significantly contributed to the total marketing expense of $158,605 in the nine-month period ended September 30, 2021. The Company also incurred, during the recent quarter, marketing expenses provided by service providers for articles, ad placements and a news media campaign. The Company did not have a marketing program in the prior period.

Professional fees were reduced by $60,154, from $292,104 in the nine-month period ended September 30, 2020 to $231,950 in the nine-month period ended September 30, 2021, primarily due to the absence of the 2019 acquisition costs relating to professional fees expensed in the prior period in the amount of $54,544, offset by increases in other professional fees such as audit and related fees.

Interest expense and default amounts reduced by $288,558 from $854,496 in the nine-month period ended September 30, 2020 to $565,938 in the nine-month period ended September 30, 2021. In the prior period, interest and default penalties on the convertible promissory notes was approximately $449,000 and due to the payoff agreements finalized with several convertible promissory note holders at the end of the prior year and during the three-month period ended March 31, 2021, interest in the current period for interest on the convertible promissory notes amounted to approximately $104,412, a reduction of approximately $345,000. This was offset primarily by increases in the interest on the existing 1st mortgage payable, whose principal balance increased in total by $2,040,740 (C$2,600,000), in two tranches, effective November 10, 2020 and August 13, 2021, the interest on the new 1st mortgage on the Hamilton, Ontario, Canada asset acquisition, and the interest on the new truck and trailer loan purchased during the period, an increase of approximately $60,000.

Office and administration expenses decreased insignificantly by $11,563 from $182,727 in the nine-month period ended September 30, 2020 to $171,164 in the nine-month period ended September 30, 2021.

Rent and occupancy increased by $25,587 from $89,480 in nine-month period ended September 30, 2020 to $125,067 in the nine-month period ended September 30, 2021, primarily due to an increase in the monthly rent for the Company's Toronto, Ontario, Canada office along with higher common area expenses and increases in property taxes on other properties, including the new property in Hamilton, Ontario, Canada.

Insurance reduced insignificantly by $1,050 from $52,156 in the nine-month period ended September 30, 2020 to $51,106 in the nine-month period ended September 30, 2021.

Filing fees increased by $50,175 from $35,103 in the nine-month period ended September 30, 2020 to $85,278 in the nine-month period ended September 30, 2021, primarily due to costs related to the media relations services which were not incurred in the prior period and the $5,000 fee for the Nasdaq application.

The amortization of financing costs incurred increased by $230,230 from $141,686 in the nine-month period ended September 30, 2020 to $371,916 in the nine-month period ended September 30, 2021, due primarily to the increased amortization of the financing fees relating to the four new convertible promissory notes dated March 31, 2021, April 1, 2021, June 16, 2021 and August 26, 2021, an increase of approximately $223,000 and an increase in the amortization of the mortgage finance fees of approximately $7,500.

Directors' compensation decreased from by $18,829 from $57,070 in the nine-month period ended September 30, 2020 to $38,241 in the nine-month period ended September 30, 2021. In the prior year, each of the four independent directors were entitled to compensation of $19,985 (C$25,000) annually and the audit committee chairman was entitled to a fee of $784 (C$1,000) per quarter for his services. In the current period, only one independent director served for the entire period and the 2 remaining independent directors joined in April and June of 2021, respectively, resulting in a lower overall expense.

Stock-based compensation of $68,228 relates to stock issued for professional services provided in the current period with no comparable amount in the prior period. The balance of the stock-based compensation, determined to be valued at $135,260, will be expensed over the duration of the professional services contacts, which expire at various dates from November 30, 2021 to March 31, 2023.

Repairs and maintenance increased by $1,378, an insignificant change.

The foreign exchange expense decreased by $15,857 from a loss of $31,987 in the nine-month period ended September 30, 2020 to income of $16,130 in the nine-month period ended September 30, 2021, due primarily to a reduction of gains and losses on the translation of balances and transactions during the period.

Other income increased by $463,937 from a loss of $59,128 in the nine-month period ended September 30, 2020 to income of $404,809 in the nine-month period ended September 30, 2021. The current period includes income on the forgiveness of the convertible promissory notes in the amount of $61,100 and on the accrued interest of $298,360 and a gain on the disposal of certain long-lived assets of $45,349. In the prior period, the Company wrote off a land option in the amount of $59128, with no comparable amount in the current period.

As at September 30, 2021, the Company had a working capital deficit of $11,236,795 (December 31, 2020-$9,830,314), incurred a net loss of $2,524,304 (2020-$1,507,507) for the nine-month period ended September 30, 2021 and had an accumulated deficit of $15,993,098 (December 31, 2020-$13,468,794) and expects to incur further losses in the development of its business.

These factors cast substantial doubt as to the Company's ability to continue as a going concern, which is dependent upon its ability to obtain the necessary financing to further the development of its business, satisfy its obligations to PACE and its other creditors and upon achieving profitable operations. There is no assurance of funding being available or available on acceptable terms. Realization values may be substantially different from carrying values as shown.

Beginning in March 2020 the Governments of Canada and Ontario, as well as foreign governments instituted emergency measures as a result of COVID-19. The virus has had a major impact on Canadian and international securities and currency markets and consumer activity which may impact the Company's financial position, its results of operations and its cash flows significantly. The situation is constantly evolving, however, so the extent to which the COVID-19 outbreak will impact businesses and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial position, results of operations and cash flows will be affected in the future.

The interim condensed consolidated financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the Company was unable to continue as a going concern.

CRITICAL ACCOUNTING ESTIMATES

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Areas involving significant estimates and assumptions include: the allowance for doubtful accounts, inventory valuation, useful lives of long-lived and intangible assets, impairment of long-lived assets and intangible assets, valuation of asset acquisition, accruals, deferred income tax assets and related valuation allowance, environmental remediation costs, stock-based compensation and going concern. Actual results could differ from these estimates. These estimates are reviewed periodically and as adjustments become necessary, they are reported in earnings in the period in which they become available.

Stock-based compensation

From time to time the Company may grant options and/or warrants to management, directors, employees and consultants. The Company recognizes compensation expense at fair value. Under this method, the fair value of each warrant is estimated on the date of the grant and amortized over the vesting period, with the resulting amortization credited to paid in capital. The fair value of each grant is determined using the Black-Scholes option-pricing model. Consideration paid upon exercise of stock options and/or warrants is recorded in equity as share capital.

Long-Lived Asset Impairments

We assess our long-lived assets for impairment as required under the applicable accounting standards. If necessary, impairments are recorded in (income) expense from divestitures, asset impairments and unusual items, net in our Interim Condensed Consolidated Statements of Operations and Comprehensive Loss.

Indefinite-Lived Intangible Assets - At least annually, and more frequently if warranted, we assess the indefinite-lived intangible assets, including the goodwill of our reporting units for impairment using Level 3 inputs.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the financial accounting standards board (the "FASB") or other standard setting bodies and adopted by the Company as of the specified effective date or possibly early adopted, where permitted. Unless otherwise discussed, the impact of recently issued standards that are not yet effective are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

On January 1, 2021, the Company early adopted Accounting Standards Update ("ASU") No. 2020-06, -Debt-"Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity": simplifies accounting for convertible instruments by removing major separation models required under current US GAAP. ASU 2020-06 reduces the number of models used to account for convertible instruments, amends diluted earnings per share "EPS" calculations for convertible instruments and amends the requirements for a contract (or embedded derivative) that is potentially settled in an entity's own shares to be classified in equity. The amendments add certain disclosure requirements to increase transparency and decision-usefulness about a convertible instrument's terms and features. Under ASU 2020-06, the Company must use the if-converted method for including convertible instruments in diluted EPS as opposed to the treasury stock method. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2023. Early adoption is allowed under the standard with either a modified retrospective or full retrospective method. The Company early adopted ASU 2020-06 on January 1, 2021 using the modified retrospective method. As a result of Management's evaluation, the adoption of ASU 2020-06 did not have a material impact on the interim condensed consolidated financial statements.

EQUITY

As at September 30, 2021, the Company had 94,065,404 common shares issued and outstanding.

STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

The Company has no stock options, warrants or restricted stock units outstanding as at September 30, 2021 and as of the date of this filing.

RELATED PARTY TRANSACTIONS

For three and nine-month periods ended September 30, 2021, the Company incurred $71,424 (C$90,000) and $215,838 (C$270,000) (2020-$33,791; C$45,000 and $99,779; C$135,000) respectively, in management fees expense with Travellers International Inc. ("Travellers"), an Ontario company controlled by the CEO; and $19,047 (C$24,000) and $57,557 (C$72,000) (2020-$18,021; C$24,000 and $53,215; C$72,000) respectively, in management fees expense with the Company's chief financial officer (the "CFO"). As at September 30, 2021, unpaid remuneration and unpaid expenses in the amount of $410,219 (C$522,639) (December 31, 2020-$396,160; C$504,405) is included in accounts payable in the interim condensed consolidated balance sheets. This balance includes amounts owing to the former chief executive officer in the amount of $310,428 (C$395,500).

In addition, during the three and nine-month periods ended September 30, 2021, the Company incurred interest expense of $nil (C$nil) and $nil (C$nil) (2020-$1,771; C$2,368 and $4,399; C$5,952) respectively, on outstanding loans from Travellers and $265 (C$331) and $265 (C$331) (2020-$nil; C$nil and $nil; C$nil) respectively, on the outstanding loan from the CFO.

For the three and nine-month periods ended September 30, 2021, the Company incurred $27,220 (C$34,255) and $72,672 (C$90,908) (2020-$21,198; C$28,284 and $57,618; C$77,957) respectively, in rent expense paid under a lease agreement with Haute Inc. ("Haute"), an Ontario company controlled by the CEO.

For those independent directors providing their services throughout 2021, the Company recorded directors' compensation for the three and nine-month periods ended September 30, 2021, in the amount of $14,905 (C$18,751) and $38,241 (C$47,837) (2020-$56,637 and $57,070) respectively. Also included in directors' compensation for the three and nine-month periods ended September 30, 2021, is the audit committee chairman's fees, in the amount of $nil (C$nil) and $nil (C$nil) (2020-$751 C$1,000 and $2,217; $C3,000). A new audit committee chairman has not yet been appointed for 2021 As at September 30, 2021, outstanding directors' compensation of $nil (C$nil) (December 31, 2020-$2,663; C$3,390) is included in accounts payable and $55,293 (C$70,446) (December 31, 2020-$37,244; C$47,421) is included in accrued liabilities, in the interim condensed consolidated balance sheets.

Furthermore, for the three and nine-month periods ended September 30, 2021, the Company recognized management stock-based compensation expense of $54,259 and $162,777 (2020 $nil and $nil) respectively, on the common stock issued to the CEO and the CFO, 1,000,000 and 50,000 common stock respectively, on commencement of their new executive consulting agreements, effective January 1, 2021. The total stock-based compensation on the issuance of the common stock totaled $217,035. The portion to be expensed for the balance of the year, $54,258 is included in prepaid expenses and deposits in the interim condensed consolidated balance sheets.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

The following portion of the MD&A is intended to help readers understand the results of our operation and financial condition, and is provided as a supplement to, and should be read in conjunction with, our Audited Consolidated Financial Statements and the accompanying Notes to the Audited Consolidated Financial Statements included in this prospectus.

Growth and percentage comparisons made herein generally refer to the year ended December 31, 2020 compared with the year ended December 31, 2019 unless otherwise noted.

SPECIAL NOTICE ABOUT GOING CONCERN AUDIT OPINION

OUR AUDITOR ISSUED AN OPINION EXPRESSING SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE IN BUSINESS AS A GOING CONCERN FOR THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019. YOU SHOULD READ THIS MANAGEMENT'S DISCUSSION AND ANALYSIS WITH THE "GOING CONCERN" ISSUES IN MIND.

Except as otherwise disclosed, all dollar figures included therein and in the following management discussion and analysis are quoted in United States dollars.

CONSOLIDATED RESULTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2020 COMPARED TO THE YEAR ENDED DECEMBER 31, 2019

	2020	2019
Revenue	$1,604,606	$1,384,193

Cost of sales	1,524,240	1,153,340
Gross profit	80,366	230,853
Operating expenses
Management compensation-stock-based compensation	-	1,000,000
Management compensation-fees	205,924	291,682
Professional fees	382,238	308,580
Marketing	-	253,915
Interest expenses	1,151,877	587,219
Office and administration	236,852	258,081
Rent and occupancy	120,145	114,259
Insurance	68,932	67,366
Filing fees	46,096	38,318
Amortization of financing costs	153,566	248,305
Repairs and maintenance	11,207	9,644
Director compensation	37,619	(4,692)
Stock-based compensation	56,571	-
Foreign exchange (income)	(58,193)	(46,639)
Total operating expenses	2,412,834	3,126,038
Other Income	180,277	-
Income Taxes Recovery	139,877	-
Net loss	$(2,012,314)	$(2,895,185)

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

During the year, the Company generated $1,604,606 (2019-$1,384,193) of revenue from its organic composting facility and the garbage collection and landfill management services, an increase of $220,413 over the prior year.  The majority of the revenue from the organic composting facility relates to revenue from tipping fees charged for organic and other waste accepted at the facility and a lesser portion relating to the sale of organic compost processed at the facility. The Company also earned revenue from its new garbage collection and landfill management services of $205,257 (2019-$137,247), which it acquired effective May 24, 2019 on the purchase of 1684567.

In the operation of the organic composting facility, the Company processes the organic and other waste received and produces the end product, organic compost. The cost of producing the organic compost totaled $1,524,240 for the current year ended December 31, 2020 compared to $1,153,340 in the prior year ended December 31, 2019. The costs include equipment rental, deliver, fuel, repairs and maintenance, direct wages and benefits, depreciation, utilities and outside contractors. In addition, the Company calculated the inventory on hand at the end of the year for its organic compost to be $24,740.  The additional costs were directly related to the increased revenue and improvements in the processing of the waste materials, along with an estimate for the clean-up of certain waste as ordered by the MECP, significantly reducing the gross profit.

Operating expenses decreased by $713,204 from $3,126,038 for the year ended December 31, 2019 to $2,412,834 for the year ended December 31, 2020. The decrease was primarily the result of lower management compensation, marketing and amortization of financing fees offset by an increase in various expenses, noted below.

During the year, the Company incurred management compensation expense in the form of fees of $205,924 compared to $291,682 in the prior year ended December 31, 2019, a drop of $85,758, primarily due to the absence of fees for the former chief executive officer after his resignation on September 25, 2019. There was no management compensation related to stock-based compensation, as the remaining RSUs held by the CEO vested in 2019.

Professional fees increased by $73,658, from $308,580 in the prior year to $382,238 in the current year. Professional fees include audit and accounting fees, legal fees and consulting fees. The Company incurred costs on the 2019 business acquisition and the 2020 land purchase, an increase of $83,154 over the prior year and cost for defending legal claims during the year, an increase of $22,973, an increase in audit, accounting and consulting fees of $9,259, offset by lower legal fees for other services of $41,728.

During the year, the Company incurred interest expense of $1,151,877, an increase of $564,658 over the prior year amount of $587,219. During the year, the Company incurred additional interest on the unsecured convertible promissory notes in the amount of $428,707, as a result of penalties charged by the investors due to defaults including an increase in the annual interest rate from 12% to 24% and an increase in the interest incurred on the first mortgage of $131,191 which was outstanding for the whole year in 2020 versus approximately seven months in 2019 along with an increase in the principal balance from $2,001,740 at December 31, 2019 to $2,591,820 at December 31, 2020.  In addition, the Company incurred additional interest expense overall on a number of other interest-bearing obligations, including the advances, the obligations under capital lease and the related party loans, a net increase of $25,749. This was offset by a reduction in the interest incurred on the PACE debt, in the amount of $20,989.

Rent and occupancy expense increased insignificantly by $5,886.

Insurance expense increased insignificantly by $1,566.

Office and administration expenses decreased by $21,229 from $258,081 in the prior year to $236,852 in the current year. The reduced expenses are approximately as follows: website and internet costs $5,100, travel of $19,200, bank charges and interest of $4,800, interest and penalties of $1,600, donations of $6,200, offset by increased sampling costs of approximately $5,400, wages and benefits of $5,900 and automotive of $4,700.

Filing fees increased by $7,778, primarily due to the costs associated with the AGM and for costs related to the monthly cost of the annual OTCQB exchange listing fee.

During the year ended December 31, 2020, the Company recorded amortization of financing costs for the unsecured convertible promissory notes in the amount of $84,614 and for the first mortgage in the amount of $68,952, totaling $153,566. A significant portion of the financing fees for the unsecured convertible promissory notes were amortized in the prior year ($196,972) and the increase in the financing fees on the first mortgage resulted in an increase in the amortization compared to the prior year ($52,233).

Repairs and maintenance increased insignificantly by $1,563.

Director compensation increased by $42,311, from ($4,692) in the year ended December 31, 2019 to $37,619 in the year ended December 31, 2020. The 2020 director compensation relates to accrued fees of $34,757 (2019-($2,723)) for the two independent directors who were either not re-elected or who resigned during the year along with the fees for the chairman of the audit committee in the amount of $2,862 (2019-$3,015).

Stock-based compensation increased by $56,571 from a balance of $nil in the year ended December 31, 2019 to $56,571 in the year ended December 31, 2020. Stock-based compensation includes director compensation of $54,021 and employee compensation of $2,550.  The director stock-based compensation consists of the following: for those independent directors providing their services throughout the prior year, the Company recorded stock-based compensation totaling $16,715, based on the issuance of 20,000 common stock of the Company on December 31, 2020 to each of the five independent directors. This compensation was priced based on the trading price of the shares at the close of business on December 31, 2020; for those two independent directors providing services throughout 2020, a total of $37,306 which was paid through the issuance of a total of 187,844 common shares of the Company on December 31, 2020, priced based on a ten-day look-back of the trading price of the common stock on December 31, 2020.

The foreign exchange income increased by $11,554 from $46,639 in the prior year to $58,193 in the current year due to the strengthening Canadian dollar compared to the US dollar.

Critical Accounting Estimates and Assumptions

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Areas involving significant estimates and assumptions include: the allowance for doubtful accounts, inventory valuation, useful lives of long-lived and intangible assets, impairment of long-lived assets and intangible assets, valuation of asset acquisition, accruals, deferred income tax assets and related valuation allowance, environmental remediation costs, stock-based compensation and going concern. Actual results could differ from these estimates. These estimates are reviewed periodically and as adjustments become necessary, they are reported in earnings in the period in which they become available.

Stock-based compensation

The Company records compensation costs related to stock-based awards in accordance with ASC 718, Compensation-Stock Compensation, whereby the Company measures stock-based compensation cost at the grant date based on the estimated fair value of the award. Compensation cost is recognized on a straight-line basis over the requisite service period of the award. Where necessary, the Company utilizes the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of highly subjective assumptions including: the expected option life, the risk-free rate, the dividend yield, the volatility of the Company's stock price and an assumption for employee forfeitures. The risk-free rate is based on the U.S. Treasury bill rate at the date of the grant with maturity dates approximately equal to the expected term of the option. The Company has not historically issued any dividends and does not expect to in the near future. Changes in any of these subjective input assumptions can materially affect the fair value estimates and the resulting stock- based compensation recognized. The Company has not issued any stock options and has no stock options outstanding at December 31, 2020.

Indefinite Asset Impairments

The Company evaluates the intangible assets for impairment annually in the fourth quarter or when triggering events are identified and whether events and circumstances continue to support the indefinite useful life using Level 3 inputs.

Long-Lived Asset Impairments

In accordance with ASC 360, "Property, Plant and Equipment", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.

The Company evaluates at each balance sheet date whether events or circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the carrying amounts are recoverable. In the event that such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.

Liquidity and Capital Resources

As at December 31, 2020, the Company had a cash balance of $6,457 (2019-$7,926) and current liabilities in the amount of $10,358,212 (2019-$8,911,361). As at December 31, 2020, the Company had a working capital deficit of $9,830,314 (2019-$8,203,742). The Company also has restricted cash which is held in trust in the amount of $nil (2019-$467,798). The Company does not currently have sufficient funds to satisfy the current debt obligations. Should the Company's creditors seek or demand payment, the Company does not have the resources to pay or satisfy any such claims currently. PACE has demanded the repayment of its remaining borrowings on or before July 30, 2021. The Company has been in discussions with a Canadian chartered bank and equity investors for new financing, which would also be used to repay PACE. As at December 31, 2020, the Company was in default on its unpaid unsecured convertible promissory notes. The remaining unsecured convertible promissory notes were repaid subsequent to December 31, 2020.

The Company's total assets at December 31, 2020 were $5,758,303 (2019-$5,707,343) and total current liabilities were $10,358,212 (2019-$8,911,361). Significant losses from operations have been incurred since inception and there is an accumulated deficit of $13,468,794 as of December 31, 2020 (2019-$11,449,497). Continuation as a going concern is dependent upon generating significant new revenue, generating external capital and securing new debt to repay PACE and to achieve profitable operations while maintaining current fixed expense levels.

To pay current debt obligations and to fund any future operations, the Company requires significant new funds, which the Company may not be able to obtain. In addition to the funds required to liquidate the $10,358,212 in current liabilities, the Company estimates that approximately $4,000,000 must be raised to fund capital requirements and general corporate expenses for the next 12 months.

In the normal course of business, we are exposed to market risks, including changes in interest rates, certain commodity prices and Canadian currency rates. The Company does not use derivatives to manage these risks.

Interest Rate Exposure - Interest rate risk is the risk borne by an interest-bearing asset or liability as a result of fluctuations in interest rates. Financial assets and financial liabilities with variable interest rates expose the Company to cash flow interest rate risk.

Our exposure to market risk for changes in interest rates relates primarily to our financing activities. We have $6,327,520 (C$8,056,430) (2019-$7,199,706; C$9,351,482) of debt that is exposed to changes in market interest rates within the next 12 months. We currently estimate that a 100-basis point increase in the interest rates of our outstanding variable-rate debt obligations would increase our 2020 interest expense by approximately $63,300 (2019-$72,000).

Our remaining outstanding debt obligations have fixed interest rates through the scheduled maturity of the debt. The fair value of our fixed-rate debt obligations would not be expected to increase or decrease significantly if market interest rates change.

Credit Risk Exposure - is the risk of loss associated with a counterparty's inability to perform its payment obligations. As at December 31, 2020, the Company's credit risk is primarily attributable to cash and trade receivables.  As at December 31, 2020, the Company's cash was held with reputable Canadian chartered banks, a US banks and a credit union.

Commodity Price Exposure - In the normal course of our business, we are subject to operating agreements that expose us to market risks arising from changes in the prices for commodities such as diesel fuel, propane, and electricity. We attempt to manage these risks through operational strategies that focus on capturing our costs in the prices we charge our customers for the services provided. Accordingly, as the market prices for these commodities increase or decrease, our revenues may also increase or decrease.

Currency Rate Exposure - Our operations are currently in Ontario, Canada. Where significant, we have quantified and described the impact of foreign currency translation on components of income, including operating revenue and operating expenses. However, the impact of foreign currency has not materially affected our results of operations.

Summary of Cash and Debt Obligations

The following is a summary of our cash and debt balances as of December 31:

	2020	2019
Cash	$6,457	$7,926
Debt:
Current portion	$7,843,992	$7,421,030
Long-term portion	78,540	-
Total debt	$7,922,532	$7,421,030

We use long-term borrowings in addition to the cash we are able to generate from operations as part of our overall financial strategy to support and grow our business. The components of our borrowings as of December 31, 2020 are described in notes 12, 13, 14, 15 and 16 to the Consolidated Financial Statements.

Changes in our outstanding debt balances from December 31, 2019 to December 31, 2020 were primarily attributable to (i) increase in net debt borrowings of $501,502 and (ii) the impacts of other non-cash changes in our debt balances due to foreign currency translation.

Refer to Security Purchase Agreements, Financing Agreements with PACE and Other financings noted above for details.

 Summary of Cash Flow Activity

The following is a summary of our cash flows for the years ended December 31:

	2020	2019
Net cash used in operating activities (a)	$(483,587)	$(769,664)
Net cash used in investing activities (b)	$(379,526)	$(1,692,764)
Net cash provided by financing activities (c)	$376,553	$2,955,731

(a)	Net Cash Used in Operating Activities - The most significant items affecting the comparison of our operating cash flows in 2020 as compared with 2019 are summarized below:

Decrease in Net Loss - Our loss from operations, excluding depreciation and amortization, decreased by $884,058 in 2020, principally driven by lower management compensation and marketing costs offset by higher interest expense, professional fees, directors' compensation and stock-based compensation.

Changes in Assets and Liabilities -Our net cash used in operating activities was impacted by changes in assets and liabilities.

(b)	Net Cash Used in Investing Activities - The Company purchased long-lived assets in 2020 in the amount of $358,964, net and intangible assets in the amount of $20,637.

(c)	Net Cash Provided by Financing Activities - The most significant items affecting the comparison of our financing cash flows for the periods presented are summarized below:

Debt Borrowings (Repayments) - In the current year, the Company incurred new debt borrowings of $3,330,066 and used cash of $374,335 to repay a portion of these new borrowing and those from prior years.

Refer to Notes 12, 13, 14, 15 and 16 to the Consolidated Financial Statements for additional information related to our various borrowings.

Summary of Contractual Obligations and Commitments

            The following table summarizes our contractual obligations as of December 31, 2020 and the anticipated effect of these obligations on our liquidity in future years:

	2021	2022	2023	2024	2025	Thereafter	Total
Contractual Obligations:

Long-term debt, obligations under capital lease and other debt(a)	$6,906,879	$140,874	$60,929	$63,152	$5,444	$-	$7,177,278
Consulting agreements	358,142	376,992	-	-	-	-	735,134
Truck and trailer financing (b)	63,621	43,368	43,368	43,368	14,456	-	208,181
Purchase of certain assets (c)	1,806,420	-	1,570,800	-	-	-	3,377,220
Premises lease-Toronto office (d)	65,974	-	-	-	-	-	65,974
Road maintenance obligation (e)	7,854	7,854	7,854	7,854	7,854	-	39,270
Anticipated liquidity impact as of December 31, 2020	$9,208,890	$569,088	$1,682,951	$114,374	$27,754	$-	$11,603,057

(a)	These amounts represent the scheduled principal payments related to the Company's long-term debt, obligations under capital lease, excluding interest and other debt.

Refer to notes 12, 13, 14 and 15 to the consolidated financial statements for additional information on our advances, long-term debt, obligations under capital lease and convertible promissory notes.

(b)	Truck and trailer financing

(c)	Purchase of certain assets (refer to subsequent events (note 24 (h)), to the consolidated financial statements.

(d)

The Toronto office premises lease is on a month-to-month basis. The amount for the full twelve months in 2021 is noted. Refer to Note 20 to the Consolidated Financial Statements for additional information on our commitments.

(e)	The road maintenance obligation is invoiced annually by the City of Belleville, Ontario, Canada in the amount of $7,854 (C$10,000) and expires September 30, 2025.

Off-Balance Sheet Arrangements

            We have no off-balance sheet arrangements.

Going Concern

The consolidated financial statements have been prepared in accordance with US GAAP, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.

As at December 31, 2020, the Company had a working capital deficit of $9,830,314 (2019-$8,203,742), incurred a net loss of $2,012,314 (2019-$2,895,185) for the year and had an accumulated deficit of $13,468,794 (December 31, 2019-$11,449,497) and expects to incur further losses in the development of its business.

On March 31, 2020, PACE and the Company reached an agreement for the repayment of the outstanding amounts owing to PACE. One of the credit facilities, in the amount of $34,391 (C$48,788), was repaid in full on April 3, 2020 and the remaining credit facilities and the corporate term loan were to be repaid on or before September 30, 2020. On November 12, 2020, PACE and the Company reached a new agreement to repay the remaining credit facilities and corporate term loan on or before January 29, 2021. As part of the agreement, the Company is to bring all the amounts owing to PACE current, and prepay to January 2021, the regular monthly principal and interest payments. Subsequently, on February 18, 2021, PACE and the Company reached a new agreement to repay all amounts owing to PACE on or before July 30, 2021. Management continues discussions with equity investors and a Canadian chartered bank to re-finance its remaining obligations to PACE and repay other creditors.

The Company has defaulted on the convertible promissory notes (see note 15). As a result, the advances (see note 11), the amounts owing to PACE (see note 13) and the obligations under capital lease (see note 14), are also in default.

These factors cast substantial doubt as to the Company's ability to continue as a going concern, which is dependent upon its ability to obtain necessary financing to further the development of its business and satisfy its obligations to PACE and its other creditors, and upon achieving profitable operations. There is no assurance of funding being available, or available on acceptable terms. Realization values may be substantially different from carrying values as recorded on these consolidated financial statements.

Beginning in March 2020 the Governments of Canada and Ontario, as well as foreign governments, instituted emergency measures as a result of COVID-19. The virus has had a major impact on Canadian and international securities and currency markets and consumer activity which may impact the Company's financial position, its results of operations and its cash flows significantly. The situation is constantly evolving, however, the extent to which the COVID-19 outbreak will impact businesses and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial position, results of operations and cash flows will be affected in the future.

These consolidated financial statements do not include any adjustments to reflect the potential effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the Company was unable to continue as a going concern. Such adjustments could be material.

BUSINESS

Overview

The following organization chart sets forth our wholly-owned subsidiaries:

General

On February 4, 2019, the Company registered its common stock, having a par value of $.0001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is effective pursuant to General Instruction A.(d).

SusGlobal Energy Corp. ("SusGlobal") was formed by articles of amalgamation on December 3, 2014, in the Province of Ontario, Canada and its executive office is in Toronto, Ontario, Canada, at 200 Davenport Road. Our telephone number is 416-223-8500. Our website address is www.susglobalenergy.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are all available, free of charge, on our website as soon as practicable after we file the reports with the Securities and Exchange Commission (the "SEC"). SusGlobal Energy Corp., a company in the start-up stages and Commandcredit Corp. ("Commandcredit"), an inactive Canadian public company, amalgamated to continue business under the name of SusGlobal Energy Corp.

On May 23, 2017, SusGlobal filed an Application for Authorization to continue in another Jurisdiction with the Ministry of Government Services in Ontario and a certificate of corporate domestication and certificate of incorporation with the Secretary of State of the State of Delaware under which it changed its jurisdiction of incorporation from Ontario to the State of Delaware (the "Domestication"). In connection with the Domestication each of the currently issued and outstanding common shares were automatically converted on a one-for-one basis into common shares compliant with the laws of the state of Delaware (the "Shares"). As a result of the Domestication, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL"), SusGlobal continued its existence under the DGCL as a corporation incorporated in the State of Delaware. The business, assets and liabilities of SusGlobal and its subsidiaries on a consolidated basis, as well as its principal location and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. SusGlobal filed a Registration Statement on Form S-4 to register the Shares and this registration statement was declared effective by the Securities and Exchange Commission on May, 23, 2017.

SusGlobal is a renewables company focused on acquiring, developing and monetizing a global portfolio of proprietary technologies in the waste to energy and regenerative products application.

On December 11, 2018, the Company began trading on the OTCQB, under the ticker symbol SNRG.

With the growing amount of organic wastes being produced by society as a whole, a solution for sustainable global management of these wastes must be achieved. SusGlobal through its proprietary technology and processes is equipped and confident to deliver this objective. Management believes renewable energy is the energy of the future. Sources of this type of energy are more evenly distributed over the earth's surface than finite energy sources, making it an attractive alternative to petroleum-based energy. Biomass, one of the renewable resources, is derived from organic material such as forestry, food, plant and animal residuals. SusGlobal can therefore help you turn what many consider waste into precious energy and regenerative products. The portfolio will be comprised of four distinct types of technologies: (a) Process SSO in anaerobic digesters to divert from landfills and recover biogas. This biogas can be converted to gaseous fuel for industrial processes, electricity to the grid or cleaned for compressed renewable gas; (b) Increasing the capacity of existing infrastructure (anaerobic digesters) to allow processing of SSO to increase biogas yield; (c) Utilize recycled plastics to produce liquid fuels; and (d) Process SSO and digestate to produce an organic compost or a pathogen free organic liquid fertilizer. The convertibility of organic material into valuable end products such as biogas, liquid biofuels, organic liquid fertilizers and compost shows the utility of renewables. These products can be converted into electricity, fuels, fertilizers and marketed to agricultural operations and end consumers that are looking for an increase in crop yields, soil amendment and environmentally-sound practices. This practice also diverts these materials from landfills and reduces Greenhouse Gas Emissions ("GHG") that result from landfilling organic wastes. The Company can provide peace of mind that the full lifecycle of organic material is achieved, global benefits are realized and stewardship for total sustainability is upheld. It is management's objective to grow SusGlobal into a significant sustainable waste to energy, regenerative products provider and a trusted brand for the fertilizer, soil and aquaculture market, as Leaders in The Circular Economy®.

We believe the projects and services offered and expected to be offered can benefit both the public and private markets. The following includes some of our work managing organic waste streams: Anaerobic Digestion, Dry Digestion, Biogas Production, Wastewater Treatment, In-Vessel Composting, SSO Treatment, Biosolids Heat Treatment, Leachate Management, Composting and Liquid Fertilizer production.

The Company can provide a full range of services for handling organic residuals in a period where innovation and sustainability are paramount. From start to finish we offer in-depth knowledge, a wealth of experience and cutting-edge technology for handling organic waste.

The primary focus of the services SusGlobal provides and is expected to provide includes processing municipal and Industrial, Commercial, Institutional ("ICI") organic waste to produce organic fertilizers, identifying idle or underutilized anaerobic digesters and integrating our technologies with capital investment to optimizing the operation of the existing digesters to reach their full capacity for processing SSO. Our processes not only divert significant organic waste from landfills, but also result in methane avoidance, with significant GHG reductions from waste disposal. The processes also produce renewable energy through the conversion of wastewater biosolids and organic wastes in the same equipment (co-digestion) and valuable end products such as biogas, electricity and organic fertilizer, both dry and liquid, considered Class AA organic fertilizer.

Currently, the primary customers are municipalities in both rural and urban centers throughout southern and central Ontario, Canada. Where necessary, to be in compliance with provincial and local environmental laws and regulations, SusGlobal submits applications to the respective authorities for approval prior to any necessary engineering being carried out and has in place Environmental Compliance Approvals ("ECA's") at all facilities issued by the MECP.

Recent Developments

Effects of COVID-19

To date, there has been no material impact on the Company's workforce, operations, financial performance, liquidity, or supply chain as a result of COVID-19.  However, the ultimate duration and severity of COVID-19 or its effects on the economy, the capital and credit markets, or the Company's workforce, customers, and suppliers, as well as governmental and regulatory responses, are uncertain.

Corporate History

SusGlobal Energy Corp. ("SusGlobal") was formed by articles of amalgamation on December 3, 2014, in the Province of Ontario, Canada and its executive office is in Toronto, Ontario, Canada. SusGlobal, a company in the start-up stages and Commandcredit Corp. ("Commandcredit"), an inactive Canadian public company, amalgamated to continue business under the name of SusGlobal Energy Corp.

On May 23, 2017, SusGlobal filed an Application for Authorization to continue in another Jurisdiction with the Ministry of Government Services in Ontario and a certificate of corporate domestication and certificate of incorporation with the Secretary of State of the State of Delaware under which it changed its jurisdiction of incorporation from Ontario to the State of Delaware (the "Domestication"). In connection with the Domestication each of the currently issued and outstanding common shares were automatically converted on a one-for-one basis into common shares compliant with the laws of the state of Delaware (the "Shares"). As a result of the Domestication, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL"), SusGlobal continued its existence under the DGCL as a corporation incorporated in the State of Delaware. The business, assets and liabilities of SusGlobal and its subsidiaries on a consolidated basis, as well as its principal location and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. SusGlobal filed a Registration Statement on Form S-4 to register the Shares and this registration statement was declared effective by the SEC on May 23, 2017.

On December 11, 2018, the Company began trading on the OTCQB, under the ticker symbol SNRG.

Market Opportunity

Industry Overview

Sustainable solutions to processing organic waste streams and diverting them from landfills to reduce GHG provides an opportunity for the infrastructure which SusGlobal operates with the ECA's attached to the Company's facilities. As more governments legislate and mandate that no organic wastes are to be landfilled as part of a climate change initiative SusGlobal is able to process these waste streams and produce regenerative products as part of the Company's Circular Economy initiative

Industry Trends

The organic fertilizer market is expected to grow at a compound annual growth rate. The major drivers for this market are increasing consumption of organic food and products such as cannabis, wine and favorable government rules and regulations. SusGlobal produces organic fertilizers both a dry organic compost currently and expects to produce an organic liquid pathogen-free fertilizer to meet the growing demand in this market.

Operating Businesses and Revenue

The Company has five wholly-owned and active subsidiaries: SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., SusGlobal Energy Belleville Ltd., SusGlobal Energy Hamilton Ltd. and 1684567 Ontario Inc. As of January 11, 2022, the Company had six full time employees and two independent contractors. Of the six full time employees, three were employed in management and administrative positions, and the balance in operations. The two independent contractors provide services in management positions. None of our employees are covered by collective bargaining agreements.

We operate the following businesses:

•

Environmental Compliance Approvals: The Company owns the Environmental Compliance Approvals (the "ECAs") issued by the MECP from the Province of Ontario, in place to accept up to 70,000 metric tonnes ("MT") of waste annually from the provinces of Ontario, Quebec and from New York state, and to operate a waste transfer station with the capacity to process up to an additional 50,000 MT of waste annually. Once built, the location of the waste transfer station will be alongside the organic waste processing and composting facility which is currently operating in Belleville, Ontario, Canada. The Company owns the Environmental Compliance Approvals (the "ECAs") issued by the MECP from the Province of Ontario, in place to accept up to 65,000 MT of waste annually from the province of Ontario at the newly acquired facility located in Hamilton, Ontario, Canada.

•

Waste Transfer Station: Access to the waste transfer station is critical to haulers who collect waste in areas not in close proximity to disposal facilities where such disposal continues to be permitted. Tipping fees charged to third parties at waste transfer stations are usually based on the type and volume or weight of the waste deposited at the waste transfer station, the distance to the disposal site, market rates for disposal costs and other general market factors.

•

Organic Composting Facility: As noted above, the Company's organic waste processing and composting facility, located in Belleville, Ontario Canada, has ECAs in place to accept up to 70,000 MT of waste annually and is currently in operation. Certain assets of the organic waste processing and composting facility, including the ECAs for the waste transfer station (not yet built), were acquired by the Company on September 15, 2017, from the Receiver for Astoria, under an asset purchase agreement. The Company charges tipping fees for the waste accepted at the organic waste composting facility based on arrangements in place with the customers and the type of waste accepted. Typical waste accepted includes, leaf and yard, biosolids, food, liquid, paper sludge and SSO. During nine-month period ended September 30, 2021, tipping fees ranged from $54 (C$69) to $125 (C$159) per MT. As noted above, once operations commence in 2022 in the newly acquired facility (purchased on August 17, 2021), located in Hamilton, Ontario, Canada, it will process 65,000 MT of waste annually to produce an organic liquid fertilizer.

We generate revenue from the following activities:

  Tipping fees paid by municipalities and haulers from green bin programs of SSO and other non-hazardous waste, the sale of the regenerative products such as organic dry compost and organic liquid fertilizer with solution-specific brands sold to consumer markets, agriculture, wine and the cannabis industry; and
  the sale of carbon credits generated by our facilities.

The costs of our revenue primarily consist of employee costs, utilities, various equipment and automotive related expenses, and depreciation.

Our Strengths

SusGlobal has the expertise, proprietary processes, technologies, the environmental compliance approvals and permits to operate and process high volumes of organic waste streams to produce proprietary regenerative products and sell in a high demand market.

Our Growth Strategy

SusGlobal owns 2 processing and production properties, as part of a regional model and strategy which will be exported to other municipalities in North America and globally. The processing facilities, one of which is under development, have production lines, warehouses, research and development and offices. The Company will continue to acquire, develop and monetize proprietary technologies and processes in the waste to regenerative products globally, focusing on implementing a robust intellectual property strategy. The Company will invest in research and development to bring more products to market and increase revenue and cash flow by increasing output, higher production speeds and overall efficiency of all segments of our business.

Our Customers

The Company's customers include municipalities and waste haulers for processing and the agriculture, wine, cannabis industry and lawn and garden consumer market for its fertilizer products.

Sales and Marketing Strategy

The Company contacts major organic waste generators such as municipalities, commercial and industrial organic waste sources and bids for municipal and commercial contracts. The Company is expected to employ a sales team to market its products to the various agriculture, wine and cannabis industries and lawn and garden consumer market for its organic fertilizer products.

Competition

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. Although some of our competitors have been in business for over 100 years, we believe that with our diverse product line, current and expected, better efficiencies resulting in lower wholesale cost of sales, we have the ability to obtain a large market share and continue to generate sales growth and compete in the industry. The principal competitive factors in all our product markets are technical features, quality, availability, price, customer support, and distribution coverage. The relative importance of each of these factors varies depending on the region. We believe using our expected direct store distribution model nationwide will open significant opportunities for growth.

The markets in which we operate currently and, in the future, can be generally categorized as highly competitive. In order to maximize our competitive advantages, we expect to continue to expand our product portfolio to capitalize on market trends, changes in technology and new product releases.

Intellectual Property

The protection of our intellectual property is an essential aspect of our business. We own our domain names and trademarks relating to our website's design and content, including our brand name and various logos and slogans. We rely upon a combination of trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our employees and consultants to control access to and clarify ownership of our software, documentation, and other proprietary information.

As of January 11, 2022, we held 4 registered trademarks in the United States. Trademarks include the terms SUSGLOBAL®, CARING FOR EARTH'S JOURNEY®, EARTH'S JOURNEY®, LEADERS IN THE CIRCULAR ECONOMY®. Our SUSGRO trademark application has been opposed by The Scotts Miracle-Gro Company (NYSE: SMG).

Government Regulation

We are subject to a number of government regulations at the federal, state, provincial and local level in the U.S. and Canada and such regulations have a substantial impact on our business. These laws and regulations may involve worker classification, employment, data protection, privacy, online payment services, content regulation, intellectual property, taxation, consumer protection, background checks, payment services, money transmitter regulations, anti-corruption, anti-money laundering, and sanctions laws, or other matters. Many of the rules and regulations that are or may apply to our business are still evolving and being tested in courts and could be interpreted in ways that could adversely impact our business. Also, the application and interpretation of these laws and regulations are often uncertain, particularly in the industry in which we operate.

Additionally, a large number of complex laws, rules, orders and interpretations govern environmental protection, health, safety, land use, zoning, transportation and related matters. Among other things, governmental regulations and enforcement actions may restrict our operations and adversely affect our financial condition, results of operations and cash flows by imposing conditions such as:

• limitations on constructing a new waste transfer stations, recycling or processing facilities or on expanding existing facilities;

• limitations, regulations or levies on collection and disposal prices, rates and volumes;

• limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

• mandates regarding the management of solid waste, including requirements to recycle, divert or otherwise process certain waste, recycling and other streams; or

• limitations or restrictions on the recycling, processing or transformation of waste, recycling and other streams.

We also have a significant financial obligation relating to closure, post-closure and environmental remediation at our existing facility. The obligation is supported by a letter of credit from PACE in favor of the MOECP. Environmental regulatory changes could accelerate or increase such costs, requiring our expenditures to materially exceed our current letter of credit.

Facilities

Our principal executive office is in Toronto, Ontario, Canada. We lease this property from an Ontario company controlled by the CEO of the Company, who is also executive chairman, president and a director. This lease expired on December 31, 2019. The Company is currently on a month-to-month lease. Prior to the business acquisition of May 2019, we leased the land on which our organic waste processing and composting facility is situated, near Belleville, Ontario, Canada. This property is now owned by one of the Company's wholly-owned subsidiaries, and the Company does not expend funds to satisfy this lease, as the Company is now both the landlord and the tenant.

We believe that our operating property, vehicle and equipment are adequately maintained and sufficient for our current operations. However, we expect to continue to make investments in additional property and equipment for expansion, for replacement of assets and to support our strategy of continuous improvement through efficiency and innovation. The Company acquired a facility on August 17, 2021, located in Hamilton, Ontario, Canada and once operations commence in 2022, will process 65,000 MT of waste annually to produce an organic liquid fertilizer.

Legal Proceedings

From time to time, the Company may become involved in litigation relating to claims arising from the ordinary course of business. Management believes that there are currently no claims or actions pending against us, the ultimate disposition of which would have a material adverse effect on our results of operations, financial condition or cash flows.

The Company has a claim against it for unpaid legal fees in the amount $52,636 (C$65,241). The amount is included in accounts payable on the Company's consolidated balance sheets.

Employees

As of January 11, 2022, the Company has six full time employees and two independent contractors. Of the six full time employees, three are employed in management and administrative positions, and the balance in operations. The two independent contractors provide services in management positions. None of our employees are covered by collective bargaining agreements.

Culture and Team

SusGlobal continues to build a culture where team members feel encouraged to share their honest opinions, ideas and suggestions. In all segments of our business, we connect with our employees to engage and collaborate in order to promote innovation.

Diversity

SusGlobal aspires to becoming one of the world's leading organic fertilizer producers and is leading the way to toward a more inclusive, diverse workspace, committed to hiring capable people of all races, religions, genders, orientations, and backgrounds.

Corporate Information

Our principal executive offices are located at 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2. Our telephone number is (416) 223-8500. Our website address is www.susglobalenergy.com. The information contained on, or that can be accessed through, our site is not a part of this filing. Investors should not rely on any such information in deciding whether to purchase our securities.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Executive Officers
Marc Hazout	57	Chairman of the Board, President, Chief Executive Officer and Director
Ike Makrimichalos	65	Chief Financial Officer
Non-Employee Directors
Andrea Calla	69	Director
Gary Herman	57	Director
Susan Harte	56	Director

Executive Officers

Marc M. Hazout, age 57, founded SusGlobal Energy Corp. in 2014, and currently serves as Chairman, President and CEO. Mr. Hazout brings over 25 years of experience in public markets, finance and business operations to SusGlobal Energy Corp. Over the past several years Mr. Hazout has been involved in acquiring, restructuring and providing management services, as both a Director and an Officer, to several publicly traded companies. In 1998, Mr. Hazout founded and has been President and CEO of Travellers International Inc., a private equity firm headquartered in Toronto. Travellers has been involved in a multitude of successful capital market transactions over the past two decades. Mr. Hazout attended York University in Toronto studying International Relations and Economics. Mr. Hazout speaks English, French, and Hebrew.  The determination was made that Mr. Hazout should serve on our Board of Directors because he possesses significant experience in securities and capital markets.

Ike Makrimichalos, age 65, has been the Company's CFO since the Company's inception in 2014. Mr. Makrimichalos is a Chartered Professional Accountant (Chartered Accountant), with over 25 years of experience in servicing public and private companies, including manufacturing, automotive, technology & telecommunications and insurance, for Deloitte LLP in Toronto. Mr. Makrimichalos has served as a Chief Financial Officer and Controller in the mining sector for companies with global operations and multiple filing jurisdictions and currently also serves as a Chief Financial Officer in the financial services sector, along with providing financial consulting services for several private companies. Mr. Makrimichalos graduated from the University of Toronto with a Bachelor of Arts degree.  The determination was made that Mr. Ike Makrimichalos join the executive team because he possesses significant experience in financial reporting and accounting matters.

Non-Employee Directors

Andrea Calla, age 69, has been a member of the Board since November 14, 2018. Mr. Calla is President and CEO of the Calla Group and is an accomplished professional with over 35 years of experience in business, more recently a senior executive for ten years with The Tridel Group, one of Canada's largest community builders/developers. He was actively involved in the different company divisions and all facets of the industry. He is also Managing Partner of The Callian Capital Group, a globally active Toronto-based investment and capital management firm. Mr. Calla has held key leadership and entrepreneurial roles driving innovative, practical and effective changes to improve quality of life through various company start-ups across diverse industries, some include: Chairman, Deep Geo Inc., a global nuclear waste management company, Chairman & Co-Founder of TransAsia Investment Partners, Hong Kong, Founding Director of 350 Capital, a "cleantech" investment company, Co-Founder of Nordicon, a design-build company, Canada, US, Mid-East, Founding member of Novator, pioneer in e-commerce and AI, helped make it the 14th fastest growing company in Canada, reported by Profit 100 magazine, Board of Sumbola, an innovative internet e-publishing company, Co-Founder, Board member of Twin Hills Resources, developer of partial upgrading cavitation technology, reducing the viscosity of oil sands bitumen to flow through pipelines without having to be blended with diluent, Board of SEL Global, an innovative Mobile Shopping Solutions Software and Advertising company, software developed in Silicon Valley, Advisory Board of Magnovate, innovative Magnetic Levitation transportation systems, Co-Founder of Fusion Sailboats, designed, developed, manufactured and distributed the Fusion 15, winner of Sailing World's "International Boat of the Year" in 2003, Advisory Board of Dorsay Development Corp., currently planning a purpose-built community in the GTA with a ground-breaking model in place-making. The over 1,200-acre community will combine global best practices in creating a sustainable community that is economically, environmentally, socially healthy and resilient. Throughout his career, Andrea has been committed to City and Community building, improving the quality of life in urban regions and continually driving innovative, practical and effective change in different sectors through his leadership and entrepreneurial skills. Andréa holds a Bachelor of Architecture from the University of Toronto, a Master of Science from Columbia University, New York and an Executive MBA from Ivey School of Business, Western University. The determination was made that Mr. Calla should serve on our Board of Directors due to his extensive technical and business experience which will be extremely valuable as the Company continues to grow.

Gary Herman, age 57, has been a member of the Board since April 20, 2021. Mr. Herman is a seasoned investor with many years of investment and advisory experience. Since 2005, Mr. Herman has managed Strategic Turnaround Equity Partners, LP (Cayman) and its affiliates. From January 2011 to August 2013, he was a managing member of Abacoa Capital Management, LLC, which managed, Abacoa Capital Master Fund, Ltd. focused on a Global-Macro investment strategy.  From 2005 to 2020, Mr. Herman was affiliated with Arcadia Securities LLC, a FINRA-registered broker-dealer. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc.  From 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman has a B.S. from the University at Albany with a major in Political Science and minors in Business and Music.   Mr. Herman has many years of experience serving on the boards of private and public companies.  He presently sits on the board and is Audit Chairperson of:  XS Financial, Inc. (CSE: XS).  We believe that these experiences make Mr. Herman well-qualified to serve as a member of the Board

Susan Harte, age 56, has been a member of the Board since June 1, 2021. Ms. Harte is a nationally recognized leader in site selection, location economics and incentives. She is currently a principal of the international site selection consulting firm Hickey & Associates. For over 25 years, she has combined her expertise in commercial real estate, site selection and economic development, to assist her clients with leveraging location as a competitive advantage. Throughout her practice, Ms. Harte has led her clients to achieving better business outcomes by integrating strategic planning techniques and implementation frameworks to drive internal stakeholder consensus around location decisions. She has managed major site selection projects for many Fortune 500 companies involving complex multi-jurisdictional competitive strategies. Pursuant to this work, she has structured, negotiated and secured over US$1billion in location incentives such as real estate and personal property tax abatements, sales tax exemptions, grants and specialty bond financing for her clients' projects. Prior to her current position, Ms. Harte was a Senior Vice President at CBRE, the world's largest commercial real estate services and investment firm, in the global Location Advisory and Transactions Services group. She previously was Director of the Business Economic Incentives Practice at Jones Lang LaSalle having joined the company after seven years with the New York City boutique law firm of Stadtmauer Bailkin. She also served a term as the Director of National Incentives Practice at, Grant Thornton one of the largest accounting firms in the world and as Director of Industry Development at Empire State Development Corporation, New York State's economic development agency. We believe that these experiences make Ms. Harte well-qualified to serve as a member of the Board.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has affirmatively determined that each of Mr. Calla, Mr. Herman and Ms. Harte, current members of our Board, meets the independence requirements under the Listing Rules of The Nasdaq Stock Market LLC (the "Nasdaq Listing Rules").

Board Committees

The Board currently has the following standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee (the "Nominating Committee").

The following table identifies the independent and non-independent current Board and committee members through the date of this filing:

Name	Audit	Compensation	Nominating	Independent
Marc Hazout
Andrea Calla		X	X	X
Gary Herman	Chairperson	Chairperson	X	X
Susan Harte	X		Chairperson	X

Board and Committee Meetings

During the year ended December 31, 2021, the Board had five meetings, the Audit Committee had four meetings, the Compensation Committee had no meetings, and the Nominating Committee had no meetings.

There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company's financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Audit Committee Financial Expert

Our Board has determined that Gary Herman is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining annual bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters.

Nominating Committee

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee's contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders. Although there are many other factors, the Board primarily focuses on public company board experience, knowledge of the recruiting industry, or background in finance or technology, and experience operating growing businesses.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different leadership structures may be appropriate for the Company at different times and under different circumstances, and it prefers flexibility in making this decision based on its evaluation of the relevant facts at any given time.

Effective January 1, 2020, Mr. Hazout was appointed as Chief Executive Officer and became Executive Chairman. Under our current Board leadership structure, the Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company.

Board Role in Risk Oversight

Our Board bears responsibility for overseeing our risk management function. Our management keeps the Board apprised of material risks and provides to directors access to all information necessary for them to understand and evaluate the effect of these risks, individually or in the aggregate, on our business, and how management addresses them. Our Executive Chairman works closely together with the Board once material risks are identified on how to best address such risks. If the identified risks present an actual or potential conflict with management, our independent directors may conduct the assessment.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Executive Chairman, Chief Executive Officer, and Chief Financial Officer and, pursuant to the Nasdaq Listing rules, to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of our Code of Ethics, without charge, upon request in writing to SusGlobal Energy Corp. at 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and changes in ownership of the Company's Common Stock with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us none of Company's directors, executive officers, and persons who own more than 10% of the Company's Common Stock failed to comply with Section 16(a) filing requirements.

Communication with our Board

Although the Company does not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at SusGlobal Energy Corp. at 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain summary information with respect to the compensation paid to the Company's Chief Executive Officer, President and Chief Financial Officer for services rendered in all capacities to the Company for the fiscal years ended December 31, 2020 and 2019. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

Summary Compensation Table

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marc Hazout Chairman, President and Chief Executive Officer	2020	134,298	-	1,000,000	-	-	-	-	1,134,298
	2019	135,666	-	1,000,000	-	-	-	-	1,135,666

Ike Makrimichalos, Chief Financial Officer	2020	71,626	-	-	-	-	-	-	71,626
	2019	54,266	-	-	-	-	-	-	54,266

Gerald Hamaliuk Former Chief Executive Officer	2020	-	-	-	-	-	-	-	-
	2019	101,750	-	330,000	-	-	-	-	431,750

Stock-based compensation

From time to time the Company may grant options and/or warrants to management, directors, employees and consultants. The Company recognizes compensation expense at fair value. Under this method, the fair value of each warrant is estimated on the date of the grant and amortized over the vesting period, with the resulting amortization credited to paid in capital. The fair value of each grant is determined using the Black-Scholes option-pricing model. Consideration paid upon exercise of stock options and/or warrants is recorded in equity as share capital.

The grant date fair values of the stock awards were computed in accordance ASC Topic 718, Compensation-Stock Compensation.

The stock award for the former chief executive officer consisted of 3,000,000 restricted stock units ("RSUs") granted on January 1, 2017, determined to be valued at $990,000 based on private placement pricing at the time. 1,000,000 RSUs vested on each of January 1, 2018 and 2019 and the respective common shares were issued on February 25, 2018 and April 2, 2019, while the remaining installment was to vest on January 1, 2020, upon meeting certain performance objectives. As a result of the former chief executive officer resigning from his position as chief executive officer and as a board member and non-performance, the remaining instalment was cancelled and the 2018 and 2019 common shares issued under the RSUs were stop transferred until the pending litigation is resolved. The pending litigation was resolved and the shares issued under the RSUs were returned and subsequently cancelled by the Company on December 29, 2021.  The 3,000,000 RSUs for the President were granted on May 17, 2018 by the Board of Directors, determined to be valued at $3,000,000 based on private placement pricing at the time. On May 29, 2018, 1,000,000 of the President's RSUs vested and were exchanged for 1,000,000 shares of Common Stock. On each of January 8, 2019 and January 10, 2020, 1,000,000 of the President's RSUs were exchanged into 1,000,000 common stock of the Company.

The Company has no stock options, warrants or restricted stock units outstanding as at September 30, 2021 and as of the date of this filing.

Consulting and Management Agreements

On December 17, 2020, the Company entered into the CEO's Consulting Agreement, by and among the Company, Travellers, and the CEO, who is also the Executive Chairman and President of the Company, effective January 1, 2021 (the "Effective Date"). The CEO's Consulting Agreement replaced the consulting agreement which expired on December 31, 2020.

Pursuant to the terms of the CEO's Consulting Agreement, for his services as the CEO, the compensation is at a rate of $23,562 (C$30,000) per month for twelve (12) months, beginning on the Effective Date, and at a rate of $31,416 (C$40,000) per month for twelve (12) months, beginning January 1, 2022. In addition, the Company agreed to grant the CEO 2,000,000 restricted shares of the Company's common stock, par value of $0.0001 per share (the "Common Stock") on the effective date,1,000,000 which were issued on January 4, 2021 and 1,000,000 to be issued January 1, 2022. The Company has also agreed to reimburse the CEO for certain out-of-pocket expenses incurred by the CEO.

The CEO's Consulting Agreement is for a term of twenty-four (24) months. Upon a Constructive Discharge (as defined in the CEO's Consulting Agreements) and subject to certain notification requirements and the Company's opportunity to cure the Constructive Discharge, the CEO will be entitled to a compensation of twelve (12) months' fees, as well as any bonus compensation owing.

On December 17, 2020, the Company entered into CFO Consulting Agreement, by and between the Company and the CFO of the Company, effective January 1, 2021. Pursuant to the terms of the consulting agreement with the CFO, the CFO is entitled to fees of $6,283 (C$8,000) per month for his services. In addition, the Company has also agreed to grant the CFO 50,000 restricted shares of the Company's Common Stock, par value of $0.0001 per share on the Effective Date. The Company has also agreed to reimburse the CFO for certain out-of-pocket expenses incurred by the CFO. The CFO's consulting agreement replaced the consulting agreement which expired on December 31, 2020.

The CFO's consulting agreement is for a term of twelve (12) months. Upon a Constructive Discharge (as defined in the CFO's consulting agreements) and subject to certain notification requirements and the Company's opportunity to cure the Constructive Discharge, the CFO will be entitled to a compensation of two (2) months' fees, as well as any bonus compensation owing.

On November 6, 2019, by resolution of the Board, the consulting contracts for the President and the CFO were renewed, each for a one-year period, commencing January 1, 2020. For the President, at the same monthly amount and on the same terms and conditions, as his previous consulting contract, $11,781 (C$15,000), monthly. And, for the CFO, at a monthly amount of $6,283 (C$8,000), an increase of $1,571 (C$2,000) over his previous consulting contract and on the same terms and conditions as his previous consulting contract.

In addition, on November 6, 2019, by resolution of the Board, the President was appointed Chief Executive Officer.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Marc Hazout	-	-	-	-	-	-	-
Ryan Duffy(v)	-	2020-18,653 (C25,000)(iv)	-	-	-	-	18,653
Andrea Calla(vi)	-	2020-18,653 (C25,000)(iv)	-	-	-	-	18,653
Vincent Ramoutar(i)	2020-16,869 (C22,609) (iii)		-	-	-		16,869
Laurence Zeifman(ii)	2020-20,750 (C27,811)		-	-	-	-	20,750

(i)	Mr. Vincent Ramoutar was not voted in at the AGM of November 26, 2020. The stock award is in the name of 1370383 Ontario Ltd., a company controlled by the director.

(ii)

Mr. Laurence Zeifman, the past chairman of the audit committee, resigned from the board on December 16, 2020.The stock award and fees for services are in the name of Zeifmans LLP, for whom the director is a partner.

(iii)	The fee for services was unpaid at December 31, 2020 and remained unpaid as of the date of this filing.

(iv)	The 2020 compensation was paid on December 31, 2020, in the form of common stock of the Company.

(v)

The fee for services and the stock award is in the name of Blackstone Energy Services Inc., the director's employer.  On May 19, 2021, Ryan Duffy submitted his resignation from his position as a member of the Board of Directors of the Company, effective immediately. Mr. Duffy did not resign as a result of any dispute with the Company on any matter relating to the Company's operations, policies or practices.

(vi)	The fee for services and the stock award is in the name of the Calla Group, a company for whom the director is the president and chief executive officer.

For those independent directors providing their services throughout 2021, the Company recorded directors' compensation for the three and nine-month periods ended September 30, 2021, in the amount of $14,905 (C$18,751) and $38,241 (C$47,837) (2020-$56,637 and $57,070) respectively. Also included in directors' compensation for the three and nine-month periods ended September 30, 2021, is the audit committee chairman's fees, in the amount of $nil (C$nil) and $nil (C$nil) (2020-$751 C$1,000 and $2,217; $C3,000). A new audit committee chairman has not yet been appointed for 2021 As at September 30, 2021, outstanding directors' compensation of $nil (C$nil) (December 31, 2020-$2,663; C$3,390) is included in accounts payable and $55,293 (C$70,446) (December 31, 2020-$37,244; C$47,421) is included in accrued liabilities, in the interim condensed consolidated balance sheets.

Furthermore, for the three and nine-month periods ended September 30, 2021, the Company recognized management stock-based compensation expense of $54,259 and $162,777 (2020 $nil and $nil) respectively, on the common stock issued to the CEO and the CFO, 1,000,000 and 50,000 common stock respectively, on commencement of their new executive consulting agreements, effective January 1, 2021. The total stock-based compensation on the issuance of the common stock totaled $217,035. The portion to be expensed for the balance of the year, $54,258 is included in prepaid expenses and deposits in the interim condensed consolidated balance sheets

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of SusGlobal Energy Corp's securities as of January 11, 2022:

• by each person who is known by us to beneficially own more than 5% of our securities;

• by each of our officers and directors; and

• by all of our officers and directors as a group.

	Amount And
	Nature Of		Approximate
	Beneficial		Percent of
Title of Class Name And	Ownership (2)		Class (%)
Address of Beneficial
Owner (1)
Common	Marc Hazout	17,811,068(3)	18.95
Common	Ike Makrimichalos	580,000	0.62
Common	Andrea Calla	133,992(4)	0.15
Common	Susan Harte	50,000	0.05
Common	Gary Herman	-	-
Total	All officers and directors as a group (5 persons)	18,575,060	19.77%

(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o 200 Davenport Road, Toronto, ON, Canada M5R 1J2.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns.

(3)	The shares are in the name of Travellers International Inc., a company controlled by Marc Hazout the executive chairman, president and chief executive officer.

(4)	The shares are in the name of the Calla Group, a company for whom the director is the president and chief executive officer.

The above-referenced table is based on 93,983,547 issued and outstanding shares of common stock on January 11, 2022.

Securities Outstanding Under Equity Compensation Plans

The Company has no stock options, warrants or restricted stock units outstanding as at September 30, 2021 and as of the date of this filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

For three and nine-month periods ended September 30, 2021, the Company incurred $71,424 (C$90,000) and $215,838 (C$270,000) (2020-$33,791; C$45,000 and $99,779; C$135,000) respectively, in management fees expense with Travellers International Inc. ("Travellers"), an Ontario company controlled by the CEO; and $19,047 (C$24,000) and $57,557 (C$72,000) (2020-$18,021; C$24,000 and $53,215; C$72,000) respectively, in management fees expense with the Company's chief financial officer (the "CFO"). As at September 30, 2021, unpaid remuneration and unpaid expenses in the amount of $410,219 (C$522,639) (December 31, 2020-$396,160; C$504,405) is included in accounts payable in the interim condensed consolidated balance sheets. This balance includes amounts owing to the former chief executive officer in the amount of $310,428 (C$395,500).

In addition, during the three and nine-month periods ended September 30, 2021, the Company incurred interest expense of $nil (C$nil) and $nil (C$nil) (2020-$1,771; C$2,368 and $4,399; C$5,952) respectively, on outstanding loans from Travellers and $265 (C$331) and $265 (C$331) (2020-$nil; C$nil and $nil; C$nil) respectively, on the outstanding loan from the CFO.

For the three and nine-month periods ended September 30, 2021, the Company incurred $27,220 (C$34,255) and $72,672 (C$90,908) (2020-$21,198; C$28,284 and $57,618; C$77,957) respectively, in rent expense paid under a lease agreement with Haute Inc. ("Haute"), an Ontario company controlled by the CEO.

For those independent directors providing their services throughout 2021, the Company recorded directors' compensation for the three and nine-month periods ended September 30, 2021, in the amount of $14,905 (C$18,751) and $38,241 (C$47,837) (2020-$56,637 and $57,070) respectively. Also included in directors' compensation for the three and nine-month periods ended September 30, 2021, is the audit committee chairman's fees, in the amount of $nil (C$nil) and $nil (C$nil) (2020-$751 C$1,000 and $2,217; $C3,000). A new audit committee chairman has not yet been appointed for 2021 As at September 30, 2021, outstanding directors' compensation of $nil (C$nil) (December 31, 2020-$2,663; C$3,390) is included in accounts payable and $55,293 (C$70,446) (December 31, 2020-$37,244; C$47,421) is included in accrued liabilities, in the interim condensed consolidated balance sheets.

Furthermore, for the three and nine-month periods ended September 30, 2021, the Company recognized management stock-based compensation expense of $54,259 and $162,777 (2020 $nil and $nil) respectively, on the common stock issued to the CEO and the CFO, 1,000,000 and 50,000 common stock respectively, on commencement of their new executive consulting agreements, effective January 1, 2021. The total stock-based compensation on the issuance of the common stock totaled $217,035. The portion to be expensed for the balance of the year, $54,258 is included in prepaid expenses and deposits in the interim condensed consolidated balance sheets.

SELLING STOCKHOLDERS

Selling Stockholder Sales

On October 29, 2021, the Company executed two convertible promissory notes totaling $1,765,118 with net proceeds to the Company in the amount of $1,330,000, net of an original issue discount and other financing costs, in total, $435,118. On November 3, 2021, the Company received $1,330,000 on the execution of the convertible promissory notes. The convertible promissory notes bear interest at the rate of 15% annually and are due July 29, 2022.

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of up to 11,534,303 shares of common stock. The common stock offered by the Selling Stockholders includes: (i) 11,461,803 shares of common stock issuable upon the conversion of convertible notes held by two Selling Stockholders at a conversion price of 70% of the public offering price; and (ii) 72,500 consultancy shares of common stock held by two Selling Stockholders. The Selling Stockholders acquired the Convertible Notes and the Consultancy Shares pursuant to the October 29th private placement of securities. Quick Capital LLC ("Quick Capital") and Alchemy Advisory LLC ("Alchemy") are the only Selling Stockholders that currently hold issued and outstanding Selling Stockholder Shares. The 10,000 Selling Stockholder Shares held by Quick Capital and the 62,500 Selling Stockholder Shares held by Alchemy were obtained pursuant to six-month Consulting Agreements (the "Quick Capital Consulting Agreement" and "Alchemy Consulting Agreement") dated October 28, 2021 and October 27, 2021, respectively, pursuant to which each Selling Stockholder was engaged as a financial and business consultant. Under both advisory agreements, the restricted shares of the Company's common stock will survive a reverse stock split prior to up listing.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Selling Stockholder Shares. Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Unless otherwise indicated in the footnotes below, we believe that: (i) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an "underwriter" within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of January 11, 2022, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 93,983,547 shares of our common stock issued and outstanding as of January 11, 2022.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Shares Beneficially After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering(1)
Quick Capital LLC (2)	1,919,855	2.00%	1,919,855	0	0%
Target Capital 2 LLC (3)	9,551,948	9.23%	9,551,948	0	0%
Alchemy Advisory LLC (4)	62,500	*	62,500	0	0%

*Represents beneficial ownership of less than one percent.

(1) Assumes all shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(2) The shares being offered include up to 1,909,855 shares of common stock issuable upon the conversion of a convertible note at a conversion price of 70% of the public offering price and 10,000 shares from the Quick Capital Consulting Agreement, whereby Quick Capital was engaged by the Company as a business consultant. The address for this Selling Stockholder is 66 West Flagler Street, 900-#2292, Miami, Florida 33130.

(3) The shares being offered include up to 9,551,948 shares of common stock issuable upon the conversion of a convertible note at a conversion price of 70% of the public offering price. The address for this Selling Stockholder is 13600 Carr 968, Apt 64, Rio Grande, PR 00745.

(4) The shares were obtained pursuant to the Alchemy Consulting Agreement, whereby Alchemy Advisors LLC was engaged by the Company as a business consultant. The shares being offered include 62,500 shares we issued to the Selling Stockholder. The address for this Selling Stockholder is 13600 Carr 968, Apt 64, Rio Grande, PR 00745.

Plan of Distribution

We are registering the Selling Stockholder Shares issued (in the case of the 72,500 shares owned by two Selling Stockholders) and issuable (in the case of Convertible Notes owned by two Selling Stockholders) upon the conversion of a Convertible Note to permit the resale of the Selling Stockholder Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. We will bear all fees and expenses incident to the registration of the Selling Stockholder Shares in the registration statement of which this prospectus forms a part. The Selling Stockholder Shares will not be sold through Spartan Capital Securities, LLC in this public offering.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Selling Stockholder Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Selling Stockholder Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of this initial public offering.

If the Selling Stockholders effect such transactions by Selling Stockholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Selling Stockholder Shares short and deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Selling Stockholder Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Stockholder Shares will be freely tradeable in the hands of persons other than our affiliates.

DESCRIPTION OF OUR SECURITIES

Set forth below is the description of the common stock, par value $0.0001 per share (the "Common Stock") of SusGlobal Energy Corp. ("we" or "our"). The following description summarizes the most important terms of these securities. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation (the "Certificate"), and our Bylaws, copies of which have been previously filed with the Securities and Exchange Commission and are incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2020. You should refer to our Certificate, Bylaws and the applicable provisions of the Delaware General Corporation Law (the "DGCL"), for a complete description.

The Common Stock is the only class of our securities currently registered under Section 12 of the Securities Exchange Act of 1934. Our Common Stock is quoted on the OTCQB under the symbol "SNRG."

Authorized Common Stock

Our authorized Common Stock consists of 150,000,000 shares.

Dividend Rights

Subject to limitations under the DGCL and to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors. On all other matters the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of the stockholders, except as otherwise expressly provided by the DGCL.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Delaware Anti-Takeover Laws

The Company's certificate of incorporation and bylaws contain provisions that may prevent or discourage a third party from acquiring the Company, even if the acquisition would be beneficial to its stockholders. The Board of Directors have the authority to fix the rights, powers and preferences of shares of one or more series of preferred stock of the Company and to issue such shares without a stockholder vote.

The Company is subject to Section 203 of the DGCL. Section 203 prohibits the Company from engaging in any business combination (as defined in Section 203) with an "interested stockholder" for a period of three years subsequent to the time that the stockholder became an interested stockholder unless:

• prior to such time, the corporation's Board of Directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

• upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

• at or after the person becomes an interested stockholder, the business combination is approved by the corporation's Board of Directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.
For purposes of Section 203, an "interested stockholder" is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management of the Company.

Transfer Agent, Warrant Agent and Registrar

Heritage U.S. Transfer Corp. will act as the registrar, transfer agent, and warrant agent in respect of the Warrants. The principal business address of Heritage U.S. Transfer Corp. is 200 Fairbank Avenue, York, ON, Canada M6B 4C5.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have [____] outstanding shares of our Common Stock, calculated as of [____], 2022, assuming no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act or 1933, as amended, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own "control" securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns "restricted securities" (i.e., securities that are not registered by an effective registration statement) of a "reporting company" may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers' transactions.

Persons not deemed to be affiliates who have beneficially owned "restricted securities" for at least six months but for less than one year may sell these securities, provided that current public information about the Company is "available," which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning "restricted securities" for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be "control securities" rather than "restricted securities." "Control securities" are subject to the same volume limitations as "restricted securities" but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company's Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

In connection with the offering, we, our directors, executive officers, and shareholders who own 5% or more of the outstanding shares if our common stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days, commencing on September 22, 2021. See "Underwriting" for additional information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations for non-U.S. holders relating to the purchase, ownership and disposition of the Common Stock and Warrants comprising the Units purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of the securities generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Common Stock and Warrants that underlie the Units. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A "non-U.S. holder" is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a Warrant, paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder's behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or a Warrant unless:

•

the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

shares of our Common Stock or our Warrants, as applicable, constitute U.S. real property interests by reason of our status as a "United States real property holding corporation" (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder's disposition of, or the non- U.S. holder's holding period for, our Common Stock or Warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder's disposition of, or the non-U.S. holder's holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock or Warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent's gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act ("FATCA") generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a "foreign financial institution" (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a "non-financial foreign entity" (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our Common Stock and Warrants. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our Common Stock or Warrants, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Spartan Capital Securities, LLC ("Spartan Capital") and Revere Securities LLC ("Revere”) are acting as joint-representatives of the underwriters (the "Representatives"). Subject to the terms and conditions of an underwriting agreement between us and the Representatives, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Name of Underwriter	Number of Units
Spartan Capital Securities, LLC
Revere Securities LLC

The underwriters are committed to purchase all the Units offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the Units covered by the underwriters' over-allotment option described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the Units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $ per unit. If all of the Units offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the Representative.

	Per Unit	Total Without Over- Allotment Option		Total With Full Over- Allotment Option
Public offering price	$	$		$
Underwriting discount	$	$		$
Non-accountable expense allowance	-		$150,000		$150,000
Proceeds, before expenses, to us	$	$		$

We have agreed to pay a non-accountable expense allowance to the Representatives equal to $150,000 and paid the Representatives a $10,000 non-refundable advance to be credited against the accountable expenses actually incurred by Spartan and/or Revere upon the successful completion of an Offering.  We have also agreed to pay a cash fee or as to an underwritten Offering an underwriter’s discount, equal to 8.0% of the aggregate gross proceeds raised in the Offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $[____].

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to [____] additional shares of our Common Stock and/or Warrants to purchase up to [____] shares of our Common Stock from us, to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares and/or Warrants included in the Units covered by the option at the public offering price per share or Warrant that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[____] and the total net proceeds, less the underwriting discount but before expenses, to us will be $[____].

Representative's Warrants

We have agreed to issue to the Representative (or their permitted assignees) warrants ("Representative Warrants") to purchase up to a total of [____] shares of Common Stock (6% of the aggregate number of shares of common stock placed in the offering). We are registering hereby the issuance of the Representative's Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Representative Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(e)(1). The Representative Warrants are exercisable for cash or on a cashless basis at a per share price equal to $[____] per share, or 120% of the public offering price per Unit in the offering. The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or their permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the Representative Warrants provide for certain demand and piggyback registration rights. The warrants provide for one demand registration right in accordance with Rule 5110(g)(8)(b) and unlimited piggyback registration rights. The demand registration rights and piggyback registration rights provided will terminate 5 years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8(c), (d) and (e), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representatives, it will not, for a period of 180 days after the date of this Agreement (the "Lock-Up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Right of First Refusal and Certain Post Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 12-month anniversary following consummation of each offering, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Spartan (or any affiliate designated by Spartan), or Revere (or any affiliate designated by Revere) shall have the right to act as the Company's exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Spartan (or any affiliate designated by Spartan), or Revere (or any affiliate designated by Revere) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Spartan (or any affiliate designated by Spartan), or Revere (or any affiliate designated by Revere) shall have the right to act as book-running managers, underwriters or placement agents for such financing. If Spartan or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of the underwriting agreement, including indemnification, which are appropriate to such a transaction.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our Common Stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Market Information

The public offering price will be determined by discussions between us and the Representative. In addition to prevailing market conditions, the factors to be considered in these discussions will include:

•	an assessment of our management and the underwriters as to the price at which investors might be willing to participate in this offering;

•	the history of, and prospects for, our company and the industry in which we compete;

•	our past and present financial information;

•	our past and present operations, and the prospects for, and timing of, our future revenues;

•	the present state of our development; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the public offering price.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Securities offered hereby and other certain legal matters will be passed upon for us by Lucosky Brookman, LLP, Woodbridge, NJ. Carmel, Milazzo & Feil LLP, New York, NY is acting as counsel to the underwriters.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2020 and 2019, included in this prospectus have been so included in reliance on the report of MNP LLP, and SF Partnership, LLP, respectively, independent registered public accounting firms, upon the authority of each said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Units and the shares of Common Stock and Warrants offered by this prospectus as part of the Units. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us, the Common Stock and the Warrants, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are summaries only of the material provisions of such documents, and each statement is qualified in its entirety by reference to the full text of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We also maintain a website at www.susglobalenergy.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

SUSGLOBAL ENERGY CORP.

Unaudited Financial Statements of SusGlobal Energy Corp., for the Three and Nine-Month Periods Ended September 30, 2021 and 2020

Interim Condensed Consolidated Balance Sheets as at September 30, 2021 (unaudited) and December 31, 2020	F-38

Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine-Month Periods Ended September 30, 2021 and 2020 (unaudited)	F-39

Interim Condensed Consolidated Statements of Stockholders' Deficit for the Three and Nine-Month Periods Ended September 30, 2021 and 2020 (unaudited)	F-40

Interim Condensed Consolidated Statements of Cash Flows for the Nine-Month Periods Ended September 30, 2021 and 2020 (unaudited)	F-41

Notes to the Interim Condensed Consolidated Financial Statements (unaudited)	F-42

This report is a copy of the previously issued report of SF Partnership, LLP (the
Company’s former Independent Registered Public Accounting Firm). SF Partnership, LLP
has not reissued its report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SusGlobal Energy Corp.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SusGlobal Energy Corp. (the "Company") as of December 31, 2019, and the related consolidated statements of operations and comprehensive loss, stockholders' deficiency, and cash flows for the year ended December 31, 2019 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and the consolidated results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses since inception and expects to incur further losses in the development of its business. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

SF Partnership, LLP

SF Partnership, LLP

We have served as the Company's auditors since 2014.

Toronto, Canada April 7, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SusGlobal Energy Corp.:

Opinion

We have audited the accompanying consolidated balance sheet of SusGlobal Energy Corp. (the "Company"), as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' deficiency and cash flows for the year then ended, and the related notes and schedules (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the results of its consolidated operations and its consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses since inception and expects to incur further losses in the development of its business. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Chartered Professional Accountants
Licensed Public Accountants

April 15, 2021
Toronto, Canada

We have served as the Company auditors since 2020.

SusGlobal Energy Corp.
Consolidated Balance Sheets
As at December 31, 2020 and 2019
(Expressed in United States Dollars)

	2020	2019

ASSETS
Current Assets
Cash	$6,457	$7,926
Restricted cash-funds held in trust (note 8)	-	467,798
Trade receivables	182,871	121,276
Government remittances receivable	3,746	38,578
Other receivables	-	20,624
Inventory	24,740	5,389
Prepaid expenses and deposits	94,131	46,028
Deferred assets (note 10)	215,953	-
Total Current Assets	527,898	707,619

Intangible Assets (note 9)	188,180	237,271

Long-lived Assets, net (note 10)	5,042,225	4,762,453
Total Assets	$5,758,303	$5,707,343
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable (note 11)	$1,073,454	$958,313
Government remittances payable	229,358	35,187
Accrued liabilities (notes 11, 13 and 15)	1,206,618	487,592
Advances (note 12)	15,460	3,255
Deferred revenue	4,790	9,239
Current portion of long-term debt (note 13)	6,327,520	5,793,677
Current portion of obligations under capital lease (note 14)	375,140	218,069
Convertible promissory notes (note 15)	1,092,100	1,406,029
Loan payable to related party (note 16)	33,772	-
Total Current Liabilities	10,358,212	8,911,361
Long-term debt (note 13)	78,540	-
Deferred tax liability (note 19)	82,501	-
Total Long-term Liabilities	161,041	-
Total Liabilities	10,519,253	8,911,361
Stockholders' Deficiency
Preferred stock, $.0001 par value, 10,000,000 authorized, none issued and outstanding
Common stock, $.0001 par value, 150,000,000 authorized, 82,860,619 (2019- 51,784,504) shares issued and outstanding (note 17)	8,288	5,180
Additional paid-in capital	9,045,187	7,450,091
Shares to be issued	8,580	-
Stock compensation reserve	-	1,000,000
Accumulated deficit	(13,468,794)	(11,449,497)
Accumulated other comprehensive loss	(354,211)	(209,792)

Total stockholders' deficiency	(4,760,950)	(3,204,018)

Total Liabilities and Stockholders' Deficiency	$5,758,303	$5,707,343
Going concern (note 2)
Commitments (note 20)

The accompanying notes are an integral part of these consolidated financial statements.

SusGlobal Energy Corp.
Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2020 and 2019
(Expressed in United States Dollars)

	2020	2019

Revenue	$1,604,606	$1,384,193

Cost of Sales
Opening inventory	5,389	18,550
Depreciation	504,838	407,127
Direct wages and benefits	328,586	258,936
Equipment rental, delivery, fuel and repairs and maintenance	612,112	323,606
Utilities	88,505	124,281
Outside contractors	9,550	26,229
	1,548,980	1,158,729
Less: closing inventory	(24,740)	(5,389)
Total cost of sales	1,524,240	1,153,340

Gross profit	80,366	230,853

Operating expenses
Management compensation-stock- based compensation (notes 11 and 17)	-	1,000,000
Management compensation-fees (note 11)	205,924	291,682
Professional fees	382,238	308,580
Marketing	-	253,915
Interest expense (notes 11, 12, 13, 14, 15, 16, 17)	1,151,877	587,219
Office and administration	236,852	258,081
Rent and occupancy (note 11)	120,145	114,259
Insurance	68,932	67,366
Filing fees	46,096	38,318
Amortization of financing costs	153,566	248,305
Repairs and maintenance	11,207	9,644
Director compensation (recovery) (notes 11 and 17)	37,619	(4,692)
Stock-based compensation (noted 11 and 17)	56,571	-
Foreign exchange (income)	(58,193)	(46,639)
Total operating expenses	2,412,834	3,126,038

Net Loss Before Other Income (Loss)	(2,332,468)	(2,895,185)
Other Income (note 18)	180,277	-
Net Loss Before Income Taxes	(2,152,191)	(2,895,185)
Income Taxes Recovery (note 19)	139,877	-
Net Loss	(2,012,314)	(2,895,185)
Other comprehensive loss
Foreign exchange loss	(144,419)	(128,965)

Comprehensive loss	$(2,156,733)	$(3,024,150)

Net loss per share-basic and diluted	$(0.03)	$(0.07)

Weighted average number of common shares outstanding- basic and diluted	67,820,781	43,934,530

The accompanying notes are an integral part of these consolidated financial statements.

SusGlobal Energy Corp.
Consolidated Statements of Changes in Stockholders' Deficiency
For the years ended December 31, 2020 and 2019
(Expressed in United States Dollars)

			Additional				Accumulated
	Number of	Common	Paid-	Shares	Stock	Accumulated	Other	Total
	Shares	Shares	in Capital	to be	Compensation	Deficit	Comprehensive
				Issued	Reserve		Loss
Balance - December 31, 2018	40,299,531	$4,031	$5,754,260	$4,600	$1,330,000	$(8,554,312)	$(80,827)	$(1,542,248)
Shares issued for proceeds previously received	5,000	1	4,599	(4,600)	-	-	-	-
Shares issued on vesting of 2018 stock award	2,000,000	200	1,329,800	-	(1,330,000)	-	-	-
Shares issued for professional services	100,000	10	52,990	-	-	-	-	53,000
Share issued to directors	80,000	8	39,192	-	-	-	-	39,200
Shares issued to employees	10,000	1	399					400
Stock compensation expensed on vesting of stock awards	-	-	-	-	1,000,000	-	-	1,000,000
Shares issued on conversion of debt to equity	9,289,973	929	268,851	-	-	-	-	269,780
Other comprehensive loss	-	-	-	-	-	-	(128,965)	(128,965)
Net loss	-	-	-	-	-	(2,895,185)	-	(2,895,185)
Balance-December 31, 2019	51,784,504	$5,180	$7,450,091	$-	$1,000,000	$(11,449,497)	$(209,792)	$(3,204,018)
Balance-December 31, 2019	51,784,504	$5,180	$7,450,091	$-	$1,000,000	$(11,449,497)	$(209,792)	$(3,204,018)
Shares issued on vesting of 2019 stock awards	1,000,000	100	999,900	-	(1,000,000)	-	-	-
Share cancellation	(529,970)	(53)				(6,983)		(7,036)
Shares issued on related party debt to equity	3,184,992	318	353,661	-	-	-	-	353,979
Shares issued to directors-for 2019 compensation	100,000	10	21,390	-	-	-	-	21,400
Shares issued to directors-for 2020 compensation	187,984	19	39,251					39,270
Shares issued to employees	15,000	2	2,548					2,550
Shares issued on conversion of debt to equity	27,118,109	2,712	178,346	-	-	-	-	181,058
Conversion of debt to equity on shares yet to be issued	-	-	-	8,580	-	-	-	8,580
Other comprehensive loss	-	-	-	-	-	-	(144,419)	(144,419)
Net loss						(2,012,314)		(2,012,314)
Balance-December 31, 2020	82,860,619	$8,288	$9,045,187	$8,580	$-	$(13,468,794)	$(354,211)	$(4,760,950)

The accompanying notes are an integral part of these consolidated financial statements.

SusGlobal Energy Corp.
Consolidated Statements of Cash Flows
For the years ended December 31, 2020 and 2019
(Expressed in United States Dollars)

	2020	2019
Cash flows from operating activities
Net loss
Adjustments for:	$(2,012,314)	$(2,895,185)
Deferred taxes recovery	(120,918	-
Land option expired	59,688	-
Depreciation	509,951	414,129
Amortization of intangible asset	7,618	1.396
Amortization of operating right-of-use asset	-	6,118
Amortization of financing fees	153,566	248,305
Impairment loss on intangibles	80,169	-
Non-cash interest expense on conversion of debt	(21,350)	-
Penalties on convertible promissory notes	197,821	-
Gain on forgiveness of convertible promissory notes and accrued interest	(320,134)	-
Loss on disposal of long-lived asset	112	-
Non-cash professional fees on conversion of debt	5,633	6,010
Stock-based compensation	57,020	1,039,600
Shares issued for professional services	-	53,000
Change in business combination consideration	88,107	-
Changes in non-cash working capital:
Trade receivables	(56,193)	20,635
Government remittances receivable	33,827	(28,312)
Other receivables	12,832	(20,190)
Inventory	(18,279)	13,798
Prepaid expenses and deposits	(44,816)	(21,233)
Accounts payable	91,052	566,159)
Government remittances payable	183,783	(11,170)
Accrued liabilities	633,640	(171,768)
Deferred revenue	(4,402)	9,044
Net cash used in operating activities	(483,587)	(769,664)
Cash flows from investing activities
Business acquisition (i)	-	(1,468,227)
Purchase of intangible assets	(20,637)	(11,666)
Proceeds on disposal of long-lived assets	75	-
Purchase of long-lived assets	(358,964)	(212,871)
Net cash used in investing activities	(379,526)	(1,692,764)
Cash flows from financing activities
Advances	82,593	30,148
Repayments of advances	(71,062)	(26,962)
Advances of long-term debt	545,568	1,841,343
Repayment of long-term debt	(143,584)	(54,858)
Repayments of obligations under capital lease	(145,678)	(83,380)
Advances on convertible promissory notes (ii)	-	1,458,575
Repayment of convertible promissory notes (ii)	(263,000)	-
Repayments of operating lease liability	-	(1,867)
Advances of loans payable to related parties (iii)	411,473	-
Repayments of loans payable to related parties (iii)	(48,337)	(207,268)
Subscription payable proceeds (net of shares issue costs)	8,580	-
Net cash provided by financing activities	376,553	2,955,731
Effect of exchange rate on cash	17,293	(60,290)
(Decrease) increase in cash	(469,267)	433,013
Cash-beginning of year	7,926	42,711
Restricted cash, beginning of year	467,798
Cash and restricted cash -end of year	$6,457	$475,724
Cash-end of year	6,457	7,926
Restricted cash-end of year	-	467,798
Cash and restricted cash-end of year	$6,457	$475,724
Supplemental Cash Flow Disclosures:
Interest paid	$677,774	$413,165
Income taxes paid	-	-

(i)	Refer to notes 7 and 13, business acquisition and long-term debt, for details on the non-cash purchase of certain long-lived assets.
(ii)	Refer to note 15, convertible promissory notes, for the issuance of capital stock on the conversion of debt.
(iii)	Refer to note 16, loans payable to related parties for the issuance of capital stock on the conversion of debt.

The accompanying notes are an integral part of these consolidated financial statements.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

1. Nature of Business and Basis of Presentation

SusGlobal Energy Corp. ("SusGlobal") was formed by articles of amalgamation on December 3, 2014, in the Province of Ontario, Canada and its executive office is in Toronto, Ontario, Canada. SusGlobal, a company in the start-up stages and Commandcredit Corp. ("Commandcredit"), an inactive Canadian public company, amalgamated to continue business under the name of SusGlobal Energy Corp.

On May 23, 2017, SusGlobal filed an Application for Authorization to continue in another Jurisdiction with the Ministry of Government Services in Ontario and a certificate of corporate domestication and certificate of incorporation with the Secretary of State of the State of Delaware under which it changed its jurisdiction of incorporation from Ontario to the State of Delaware (the "Domestication"). In connection with the Domestication each of the currently issued and outstanding common shares were automatically converted on a one-for-one basis into common shares compliant with the laws of the state of Delaware (the "Shares"). As a result of the Domestication, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL"), SusGlobal continued its existence under the DGCL as a corporation incorporated in the State of Delaware. The business, assets and liabilities of SusGlobal and its subsidiaries on a consolidated basis, as well as its principal location and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. SusGlobal filed a Registration Statement on Form S-4 to register the Shares and this registration statement was declared effective by the Securities and Exchange Commission on May, 23, 2017.

SusGlobal is a renewables company focused on acquiring, developing and monetizing a global portfolio of proprietary technologies in the waste to energy and regenerative products application.

These consolidated financial statements of SusGlobal and its wholly-owned subsidiaries, SusGlobal Energy Canada Corp.("SECC"), SusGlobal Energy Canada I Ltd. ("SGECI"), SusGlobal Energy Belleville Ltd. ("SEBL") and 1684567 Ontario Inc. ("1684567") (together, the "Company"), have been prepared following generally accepted accounting principles in the United States ("US GAAP") for annual financial information and the Securities Exchange Commission ("SEC") instructions to Form 10-K and Article 8 of SEC Regulation S-X, and are expressed in United States Dollars. The Company's functional currency is the Canadian Dollar ("C$"). In the opinion of management, all adjustments necessary for a fair presentation have been included.

2. Going Concern

The consolidated financial statements have been prepared in accordance with US GAAP, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.

As at December 31, 2020, the Company had a working capital deficit of $9,830,314 (2019-$8,203,742), incurred a net loss of $2,012,314 (2019-$2,895,185) for the year and had an accumulated deficit of $13,468,794 (December 31, 2019-$11,449,497) and expects to incur further losses in the development of its business.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

2. Going Concern, (continued)

On March 31, 2020, Pace Savings & Credit Union Limited ("PACE") and the Company reached an agreement for the repayment of the outstanding amounts owing to PACE. One of the credit facilities, in the amount of $34,391 (C$48,788), was repaid in full on April 3, 2020 and the remaining credit facilities and the corporate term loan were to be repaid on or before September 30, 2020. On November 12, 2020, PACE and the Company reached a new agreement to repay the remaining credit facilities and corporate term loan on or before January 29, 2021. As part of the agreement, the Company is to bring all the amounts owing to PACE current, and prepay to January 2021, the regular monthly principal and interest payments. Subsequently, on February 18, 2021, PACE and the Company reached a new agreement to repay all amounts owing to PACE on or before July 30, 2021. Management continues discussions with equity investors and a Canadian chartered bank to re-finance its remaining obligations to PACE and repay other creditors.

The Company has defaulted on the convertible promissory notes (see note 15). As a result, the advances (see note 11), the amounts owing to PACE (see note 13) and the obligations under capital lease (see note 14), are also in default.

These factors cast substantial doubt as to the Company's ability to continue as a going concern, which is dependent upon its ability to obtain necessary financing to further the development of its business and satisfy its obligations to PACE and its other creditors, and upon achieving profitable operations. There is no assurance of funding being available, or available on acceptable terms. Realization values may be substantially different from carrying values as recorded on these consolidated financial statements.

Beginning in March 2020 the Governments of Canada and Ontario, as well as foreign governments, instituted emergency measures as a result of the novel strain of coronavirus ("COVID-19). The virus has had a major impact on Canadian and international securities and currency markets and consumer activity which may impact the Company's financial position, its results of operations and its cash flows significantly. The situation is constantly evolving, however, the extent to which the COVID-19 outbreak will impact businesses and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial position, results of operations and cash flows will be affected in the future.

These consolidated financial statements do not include any adjustments to reflect the potential effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the Company was unable to continue as a going concern. Such adjustments could be material.

3. Recently Adopted Accounting Pronouncements

On January 1, 2020, the Company adopted Accounting Standards Update ("ASU") No. 2018-13, "Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurements to ASC Topic 820, Fair Value Movement". ASU No. 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, and/or adding certain disclosures. The adoption of ASU No. 2018-13, did not have a significant impact on the Company's consolidated financial statements.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

3. Recently Adopted Accounting Pronouncements, (continued)

On January 1, 2020, the Company adopted ASU No. 2017-04, "Intangibles-Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment". The new standard simplifies the accounting for goodwill impairments by eliminating step 2 from the goodwill quantitative impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is to be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The adoption of ASU No. 2017-04, did not have a significant impact on the Company's consolidated financial statements.

On January 1, 2019, the Company adopted ASU") No. 2016-02, Leases ("ASU 2016-02") which is also known as Accounting Standard Codification ("ASC") Topic 842, that requires lessees to recognize a right-of-use asset and a lease obligation for all operating leases in their balance sheets. Expenses are recognized in the consolidated statements of operations and comprehensive loss in a manner similar to previous accounting guidance. Lessor accounting under the ASU 2016-02 is substantially unchanged and is not relevant to the Company. The Company adopted ASU 2016-02 using a prospective transition approach, which applies the provisions of ASU 2016-02 at the effective date without adjusting the comparative periods presented, with certain practical expedients available to ease the burden of adoption.

The Company elected the following practical expedients upon adoption: not to reassess whether any expired or existing contracts are or contain leases, not to reassess the lease classification for any expired or existing leases, not to reassess initial direct costs for any existing leases, not to separately identify lease and non-lease components (i.e., maintenance costs) except for fleet vehicles and real estate, and not to evaluate historical land easements under the new guidance. Additionally, the Company elected the short-term lease exemption policy, applying the requirements of ASU 2016-02 to long-term leases (leases greater than 1 year) for which it only had one.

Adoption of ASU 2016-02 resulted in $217,755 (C$297,074) of additional right-of-use lease asset and lease liability as of January 1, 2019. ASU 2016-02 did not have a significant impact on the consolidated statements of operations and comprehensive loss. Effective May 24, 2019, the Company acquired 1684567, the landlord relating to the additional right-of-use lease asset and as such, no longer has a right-of-use asset and lease liability on its consolidated balance sheets.

In June 2018, the Financial Accounting Standards Board (the "FASB"), issued an accounting pronouncement (FASB ASU No. 2018-07) to expand the scope of ASC Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company adopted this pronouncement on January 1, 2019 and such adoption did not have a significant impact on the Company's consolidated financial statements.

4. Significant Accounting Policies

a)      Principles of consolidation

The consolidated financial statements include the accounts of SusGlobal and its wholly-owned subsidiaries, SECC, incorporated on December 14, 2015, SECIL, incorporated on December 15, 2015, SEBL, incorporated on July 27, 2017 and 1684567, acquired effective May 24, 2019. All significant inter-company balances and transactions have been eliminated on consolidation.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

4. Significant Accounting Policies, (continued)

b)      Business combinations

The Company adopted ASU No. 2017-01, which clarifies the definition of a business, with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.

A business combination is a transaction or other event in which control over one or more business is obtained. A business in an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits. A business consists of inputs and processes applied to those inputs that have the ability to create outputs that provide a return to the Company and its shareholders. A business need not include all the inputs and processes that were used by the acquiree to produce outputs if the business can be integrated with the inputs and processes of the Company to continue to produce outputs. The Company considers several factors to determine whether the set of activities and assets is a business.

Business acquisitions are accounted for using the acquisition method whereby acquired assets and liabilities are recorded at fair value as at the date of acquisition with the excess of the purchase consideration over such value being recorded as goodwill and allocated to reporting units ("RUs"). If the fair value of the net assets acquired exceeds the purchase consideration, the difference is recognized immediately as a gain in the consolidated statements of operations. Acquisition related costs are expensed in the period in which they are incurred, except for the cost of debt or equity instruments issued in relation to the acquisition which is included in the carrying amount of the related instrument. Certain fair values may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they are adjusted retrospectively in subsequent periods. However, the measurement period will not exceed one year from the acquisition date. If the assets acquired are not a business, the transaction is accounted for as an asset acquisition.

c)      Use of estimates

The preparation of the Company's consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Areas involving significant estimates and assumptions include: the allowance for doubtful accounts, inventory valuation, useful lives of long-lived and intangible assets, impairment of long-lived assets and intangible assets, valuation of asset acquisition, accruals, deferred income tax assets and related valuation allowance, environmental remediation costs, stock-based compensation and going concern. Actual results could differ from these estimates. These estimates are reviewed periodically and as adjustments become necessary, they are reported in earnings in the period in which they become available.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

4. Significant Accounting Policies, (continued)

d)      Cash

Cash consist of deposits held in financial institutions.

e)      Trade receivables

Trade receivables, which are recorded when billed and when services are performed, are claims against third parties that will be settled in cash. The carrying value of trade receivables, net of an allowance for doubtful accounts, represents the estimated realizable value. An estimate of allowance for doubtful accounts is based on historical trends; type of customer, such as commercial or municipal; the age of outstanding trade receivables; and existing economic conditions. If events or changes in circumstances indicate that specific trade receivable balances may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. Past-due trade receivable balances are written off when internal collection efforts have been unsuccessful.

(f)      Fair value of financial instruments

The Company measures the fair value of financial assets and liabilities based on ASC 820 "Fair Value Measurements and Disclosures", which determines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

a.	Level 1 - Quoted prices in active markets for identical assets or liabilities.
b.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

c.	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

4. Significant Accounting Policies, (continued)

The carrying amounts of the Company's financial instruments, such as cash, restricted cash-funds held in trust, trade receivables, other receivables, accounts payable, accrued liabilities and deferred revenue approximates fair value due to the short-term nature of these instruments. The carrying amount of the advance, long-term term debt, obligations under capital lease, convertible promissory notes, mortgage payable and loans payable to related parties also approximates fair value due to their market interest rate.

g)      Inventory

Inventory, which consists of screened organic compost, is stated at the lower of cost and net realizable value. Cost is represented by production cost, which includes equipment rental, delivery, fuel and repairs and maintenance, direct wages and benefits, outside contractors, utilities and manufacturing overhead. Inventory quantities on hand are reviewed on a weekly basis and typically there is no need to record provisions for excess or obsolete inventory as the inventory has a long shelf life. The inventory is stored outdoors and accumulated in piles.

h)      Intangible assets

Intangible assets included a technology license, which was stated at cost less accumulated amortization and was amortized on a straight-line basis over the useful life which was the contract term of five years plus the renewal option of five years and customer lists, which are stated at cost less accumulated amortization and are amortized on a straight-line basis over the useful lives of the customer contracts, which ranged between forty-five and sixty-six months. Intangible assets also include environmental compliance approvals and trademarks, which are stated at cost, have indefinite useful lives and are not amortized until their useful lives are determined to be no longer indefinite. The Company evaluates the intangible assets for impairment annually in the fourth quarter or when triggering events are identified and whether events and circumstances continue to support the indefinite useful life. For the year ended December 31, 2020, an impairment adjustment of $4,564 (C$6,117) was recorded and included under other income (loss) in the consolidated statements of operations and comprehensive loss. Refer also to note 18, other income.

i)      Goodwill

Goodwill arising on an acquisition of a business represents the excess of the purchase price over the fair value of the net identifiable assets of the acquired business. Goodwill is carried at cost as established at the date of acquisition of the acquired business less accumulated impairment losses, if any. Management assesses goodwill impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that it might be impaired by comparing its carrying value to the fair value of the acquired business. For the year ended December 31, 2020, an impairment adjustment of $75,605 (C$101,334) was recorded and included under other income in the consolidated statements of operations and comprehensive loss. Refer also to note 18, other income.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

4. Significant Accounting Policies, (continued)

j)      Long-lived assets

Long-lived assets are stated at cost. Equipment awaiting installation on site is not depreciated until it is commissioned. Depreciation is based on the estimated useful life of the asset and depreciated annually on a straight-line basis at the following annual rates:

Category	Rate
Computer equipment	30%
Computer software	50%
Officer trailer and vacuum trailer	30%
Signage	20%
Machinery and equipment, including under capital lease	30%
Automotive equipment	30%
Composting buildings	6%
Gore cover system	10%
Driveway and paving	8%

k)      Impairment of long-lived assets

In accordance with ASC 360, "Property, Plant and Equipment", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.

The Company evaluates at each balance sheet date whether events or circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the carrying amounts are recoverable. In the event that such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.

l)      Debt issuance costs

Debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability.

m)      Environmental remediation costs

The Company accrues for costs associated with environmental remediation and clean-up obligations when such costs are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

4. Significant Accounting Policies, (continued)

n)      Income taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") ASC 740, "Income Taxes." Deferred tax assets and liabilities are recorded for differences between the accounting and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or receivable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

o)      Revenue recognition

The Company's revenues are from the tipping fees charged for waste delivery to the Company's organic composting facility and from the sale of organic compost. The Company recognizes revenue when it satisfies a performance obligation when transferring control over a product or service to a customer. The tipping fees charged for services are generally defined in service agreements and vary based on contract-specific terms such as frequency of service, type of waste, weight, volume and the general market factors influencing a region's rates. The Company also generates revenue from fees charged for garbage collection services and landfill management services, based on agreements with customers. Revenue is recognized as waste is accepted and collection is reasonably assured for the tipping fees charged and monthly for the other services and collection is assured. The waste collected is processed, cured and screened before being sold as organic compost. The cost of these processes is accrued at the time of revenue recognition.

p)      Loss per share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year. The computation of diluted loss per share has not been presented as its effect would be anti-dilutive.

q)      Stock-based compensation

The Company records compensation costs related to stock-based awards in accordance with ASC 718, Compensation-Stock Compensation, whereby the Company measures stock-based compensation cost at the grant date based on the estimated fair value of the award. Compensation cost is recognized on a straight-line basis over the requisite service period of the award. Where necessary, the Company utilizes the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of highly subjective assumptions including: the expected option life, the risk-free rate, the dividend yield, the volatility of the Company's stock price and an assumption for employee forfeitures. The risk-free rate is based on the U.S. Treasury bill rate at the date of the grant with maturity dates approximately equal to the expected term of the option. The Company has not historically issued any dividends and does not expect to in the near future. Changes in any of these subjective input assumptions can materially affect the fair value estimates and the resulting stock- based compensation recognized. The Company has not issued any stock options and has no stock options outstanding at December 31, 2020.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

4. Significant Accounting Policies, (continued)

r)      Comprehensive Loss

The Company accounts for comprehensive loss in accordance with ASC 220, "Comprehensive Income," which establishes standards for reporting and presentation of comprehensive loss and its components. Comprehensive loss is presented in the consolidated statements of stockholders' deficiency and consists of net loss and foreign currency translation adjustments.

s)      Foreign currency translation

The functional currency of the Company is the Canadian dollar (the "C$"). Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year. In translating the financial statements of the Company's Canadian subsidiaries from their functional currency into the Company's reporting currency of United States dollars ("$"), balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in cumulative other comprehensive income (loss) in stockholders' deficiency. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

5. Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date or possibly early adopted, where permitted.

ASU 2020-06-Debt-"Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity": simplifies accounting for convertible instruments by removing major separation models required under current Generally Accepted Accounting Principles (GAAP). Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas. The amendments in this Update are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is assessing the impact that the adoption of ASU 2020-06 will have on the consolidated balance sheet and consolidated statement of operations.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

6. Financial Instruments

The carrying value of cash, funds held in trust, trade and other receivables, accounts payable, accrued liabilities and deferred revenue approximated their fair values as of December 31, 2020 and 2019 due to their short-term nature. The carrying value of the advance, long-term debt, obligations under capital lease, convertible promissory notes, and loans payable to related parties approximated their fair values due to their market interest rates.

Interest, Credit and Concentration Risk

Interest rate risk is the risk borne by an interest-bearing asset or liability as a result of fluctuations in interest rates. Financial assets and financial liabilities with variable interest rates expose the Company to cash flow interest rate risk.

In the opinion of management, the Company is exposed to significant interest rate risk on the current portion of its long-term debt of $6,327,520 (C$8,056,430) (2019-$7,199,706; C$9,351,482).

Credit risk is the risk of loss associated with a counterparty's inability to perform its payment obligations. As at December 31, 2020, the Company's credit risk is primarily attributable to cash and trade receivables.  As at December 31, 2020, the Company's cash was held with reputable Canadian chartered banks, a United States bank and a credit union.

With regards to credit risk with customers, the customers' credit evaluation is reviewed by management and account monitoring procedures are used to minimize the risk of loss. The Company believes that no additional credit risk beyond amounts provided for by the allowance for doubtful accounts are inherent in accounts receivable. As at December 31, 2020, the allowance for doubtful accounts was $nil (C$nil) (2019-$730; C$948).

As at December 31, 2020, the Company is exposed to concentration risk as it had five customers (2019-six customers) which represented 96% (2019-90%) of trade receivables. The Company had certain customers whose revenue individually represented 10% or more of the Company's total revenue. These customers accounted for 72% (43%, 15% and 14%) (2019-68%; 35%, 19% and 14%) of total revenue.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

6. Financial Instruments, (continued)

Liquidity Risk

Liquidity risk is the risk that the Company is unable to meet its obligations as they fall due. The Company takes steps to ensure it has sufficient working capital and available sources of financing to meet future cash requirements for capital programs and operations. The Company is in discussions with a Canadian chartered bank to repay its obligations to PACE and to other creditors. Refer also to going concern, note 2.

The Company actively monitors its liquidity to ensure that its cash flows and working capital are adequate to support its financial obligations and the Company's capital programs. In order to continue operations, the Company will need to raise capital, repay PACE for all of its outstanding obligation and complete the refinancing of its real property and organic composting facility. There is no assurance of funding being available or available on acceptable terms. Realization values may be substantially different from carrying values as shown. Refer also to note 2, going concern.

Currency Risk

Although the Company's functional currency is the C$, the Company incurs a portion of its expenses in United States Dollars. Consequently, certain assets and liabilities are exposed to foreign currency fluctuations. As at December 31, 2020, $527,847 (2019-$258,403) of the Company's net monetary liabilities were denominated in United States dollars. The Company has not entered into any hedging transactions to reduce the exposure to currency risk.

7. Business Acquisition

Effective May 24, 2019, the Company purchased all the issued and outstanding shares of 1684567. The acquisition was accounted for as a business combination using the acquisition method of accounting. The purchase price paid in the acquisition has been allocated to record the assets acquired and liabilities assumed based on their estimated fair value.

When determining the fair values of assets acquired and liabilities assumed, management made significant estimates. The transaction closed on May 28, 2019. The purchase consideration consisted of cash from working capital of $121,845 (C$163,836) and cash from a third-party mortgage obtained in the amount of $1,258,273 (C$1,691,910), net of financing fees of $80,387 (C$108,090). The total purchase price includes the original offer of $1,314,304 (C$1,767,250) and reimbursement of vendor's expense of $65,814 (C$88,496).

The allocation of the purchase price which was finalized in 2020, is as follows:

Purchase consideration
Cash (C$1,855,746)	$1,380,118
Assets acquired
Accounts receivable (C$7,573)	5,632
Land (C$1,898,000)	1,411,543
Automotive equipment and machinery (C$16,525)	12,290
Customer list (C$30,400)	22,608
Land option (C$80,000)	59,496
1,511,569

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

7. Business Acquisition, (continued)

Liabilities assumed
Accounts payable (C$10,977)	8,164
Deferred tax liability (C$267,109)	198,649
206,813
Net assets acquired (C$1,974,218)	$1,468,225
Goodwill (C$101,334)	$75,362

Included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019, is revenue of $137,247 (C$182,098) and expenses of $217,620 (C$288,735) since the date of acquisition. From January 1, 2019 and immediately prior to the date of acquisition 1684567 generated revenue of $82,437 (C$109,376) and incurred expenses of $73,685 (C$97,764).

During the year ended December 31, 2020, the Company expensed previously capitalized acquisition costs in the amount of $86,864 (C$118,472). The land option in the amount of $59,496 (C$80,000) expired six months after the business acquisition and as a result, has been expensed in the consolidated statements of operations and comprehensive loss. In addition, the company determined that the deferred tax liability recognized on the business acquisition would be recovered through the application of certain tax strategies. As a result, the recovery of the deferred tax liability is recorded in the consolidated statements of operations and comprehensive loss under income taxes recovery.

8. Restricted Cash-Funds Held in Trust

The funds which were held in trust were required to satisfy certain outstanding payments to PACE, including the repayment in full of one of the credit facilities in the amount of $34,391 (C$48,788) and to bring the remaining outstanding PACE amounts current. The funds which were held in trust were provided to PACE on April 3, 2020.

9. Intangible Assets

	2020	2019
Technology license-$nil (net of accumulated amortization of $nil (2019- $1,070, net of accumulated amortization of $931))	$-	$1,070
Customer lists-limited life-C$13,763 (2019-C$8,617) (net of accumulated amortization of $9,078 (C$11,559) (2019-$1,222; C$1,588))	10,809	6,634
Trademarks-indefinite life-C$43,135 (2019-C$15,477)	33,878	11,916
Environmental compliance approvals-indefinite life- C$182,700 (2019-C$282,700)	143,493	217,651
	$188,180	$237,271

On May 6, 2015, the Company acquired an exclusive technology license from Syngas SDN BHD ("Syngas"), a Malaysian company, to use Syngas intellectual property within North America for a period of five years for $1 consideration, renewable every five years upon written request. Syngas manufactures equipment that produces liquid transportation fuel from plastic waste material. The Company issued 20,000 common shares of the Company to an introducing party, determined to be valued at $2,000.

During the year ended December 31, 2020, amortization of $200 (2019-$200) was recorded.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

9. Intangible Assets, (continued)

In addition, on December 31, 2020, the Company recorded an impairment loss of $775, as management was unsuccessful in renewing the technology license with the new owners of Syngas. Refer to note 18, other income.

For year ended December 31, 2020, the Company incurred fees to register various trademarks in the United States and Canada, in the amount $21,723 (C$27,658) (2019-$11,916; C$15,477). The Company received opposition to one of its trademarks and continues to respond to the opposing counsel's requests. The opposition will be heard by the trademark trial and review board.

On September 15, 2017, the Company acquired the environmental compliance approvals, having an indefinite life, on the purchase of certain assets from BDO Canada Limited ("BDO") under an asset purchase agreement (the "APA"). Effective May 24, 2019, the Company acquired customer lists of $22,608 (C$30,400) relating to certain municipal contracts. These customer lists are being amortized over terms ranging from forty-five to sixty-six months. During the year ended December 31, 2020, amortization of $7,439 (C$9,971) (2019-$1,197; C$1,588).

Further, effective May 24, 2019, the Company recorded goodwill on the business acquisition of 1684567, representing the excess of the consideration paid over and the fair value of the net assets acquired. On December 31, 2020, the Company recorded an impairment loss on the customer lists of $3,789 (C$5,079) and on goodwill in the amount of $75,605 (C$101,334), disclosed under note 18, other income in the consolidated statements of operations and comprehensive loss.

10. Long-lived Assets, net

		2020		2019
	Cost	Accumulated	Net book value	Net book value
		depreciation
Land	$1,655,623	$-	$1,655,623	$1,425,002
Composting buildings	2,427,365	461,406	1,965,959	1,965,690
Gore cover system	1,109,114	337,492	771,622	869,864
Driveway and paving	364,033	95,862	268,171	291,427
Machinery and equipment	177,899	78,672	99,227	22,270
Equipment under capital lease	731,207	462,091	269,116	167,578
Office trailer	9,425	7,898	1,527	4,268
Vacuum trailer	5,891	2,651	3,240	4,908
Computer equipment	6,941	6,556	385	1,862
Computer software	7,226	7,226	-	-
Automotive equipment	9,055	4,301	4,754	7,863
Signage	4,198	1,597	2,601	1,721
	$6,507,977	$1,465,752	$5,042,225	$4,762,453

Included above are the long-lived assets acquired on the business acquisition described under note 7.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

10. Long-lived Assets, net, (continued)

Depreciation is disclosed in cost of sales in the amount of $504,838 (C$676,636) (2019-$407,127; C$540,171) and in office and administration in the amount of $5,112 (C$6,852) (2019-$7,001; C$9,288), in the consolidated statements of operations and comprehensive loss.

In addition, under deferred assets in the consolidated balance sheets is an accrual in the amount of $215,953 for certain long-lived assets not received by December 31, 2020.

11. Related Party Transactions

During the year, the Company incurred $134,298 (C$180,000) (2019-$135,666; C$180,000) in management fees expense with Travellers International Inc. ("Travellers"), an Ontario company controlled by a director, executive chairman, president and chief executive officer of the Company (the "CEO"); $nil (C$nil) (2019-$101,750; C$135,000) in management fees expense with Landfill Gas Canada Ltd. ("LFGC"), an Ontario company controlled by a former director and former chief executive officer of the Company (the "Former CEO"); $71,626 (C$96,000) (2019-$54,266; C$72,000) in management fees expense with the Company's chief financial officer (the "CFO").  As at December 31, 2020, unpaid remuneration and unpaid expenses in the amount of $396,160 (C$504,405) (2019-$324,303; C$421,227) is included in accounts payable and $nil (C$nil) (2019-$12,318; C$16,000) is included in accrued liabilities.

On September 25, 2019, the Former CEO resigned as a director and ceased providing his services as chief executive officer.

In addition, during the year, the Company incurred interest expense of $6,096 (C$8,171) (2019-$4,504; C$5,975) on the outstanding loans from Travellers and $nil (C$nil) (2019-$3,717; C$4,932) on the outstanding loans from the directors. As at December 31, 2020, interest of $nil (C$nil) (December 31, 2019-$nil; C$nil) on these loans is included in accrued liabilities.

During the year, the Company incurred $75,331 (C$100,967) (2019-$67,568; C$89,649) in rent paid under a rental agreement to Haute Inc. ("Haute"), an Ontario company controlled by the CEO.

For those independent directors providing their services throughout the prior year, the Company recorded stock-based compensation totaling $16,715, based on the issuance of 20,000 common shares of the Company on December 31, 2020 to each of the five independent directors. This compensation was priced based on the trading price of the shares at the close of business on December 31, 2020. The 2020 director compensation of $18,653 (C$25,000) to each independent director who held the position on December 31, 2020 (two in total), was paid through the issuance of 93,922 common shares of the Company to each, on December 31, 2020. This compensation, disclosed as stock-based compensation was priced based on the trading price of the common shares on the average of a ten-day look-back, at the close of business on December 31, 2020. In addition, the 2020 director compensation of $34,757 (C$46,585) for the two independent directors who were either not re-elected or who resigned during the year is included in accrued liabilities at December 31, 2020. In addition, also included in director compensation is the audit committee chairman's fees, in the amount of $2,862 (C$3,836) (2019 $3,015; C$4,000). As at December 31, 2020, outstanding director compensation of $2,663 (C$3,390) (2019-$3,480; C$4,520) is included in accounts payable and $37,244 (C$47,421) (2019-$3,650; C$4,647) is included in accrued liabilities.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

11. Related Party Transactions, (continued)

During the year ended December 31, 2020, the Company issued 5,000 common shares to each of three employees totaling $2,550.

On January 10, 2020, the CEO exchanged 1,000,000 restricted stock units ("RSUs") into 1,000,000 common shares of the Company, after having met certain performance objectives under his consulting agreement and the Company recognized compensation expense of $1,000,000 on the vesting of these 2019 RSUs, in the prior year. These last remaining RSUs represented the final 1,000,000 RSU tranche, granted to the CEO on May 18, 2018.

At the time, 3,000,000 RSUs were granted to the CEO, determined to be valued at $3,000,000, based on private placement pricing at the time. In the prior year, on April 8, 2019, the CEO exchanged 1,000,000 RSUs into 1,000,000 common shares of the Company, after having met certain performance objectives under his consulting agreement. In addition, in the prior year, on April 2, 2019, the Former CEO exchanged 1,000,000 RSU into 1,000,000 common shares of the Company, after having met certain performance objectives under his consulting agreement.

12. Advances

On August 4, 2020, the Company received an advance in the amount of $86,944 (C$110,700) from a private lender. The advance is repayable weekly at an amount of $4,821 (C$6,138) until repaid. Transaction related expenses in connection with this advance totaled $3,345 (C$4,483) and are included in office and administration in the consolidated statements of operations and comprehensive loss. The advance is guaranteed by the CEO. As a result of the defaults on the convertible promissory notes, this advance is also in default. The advance was repaid in full on January 26, 2021.

As a result of the defaults on the convertible promissory notes (see note 15), this advance was also in default. See also subsequent events, notes 24(d) and 24(e), subsequent events.

In the prior year, on July 29, 2019, the Company received an advance in the amount of $30,796 (C$40,000) from a private lender. The advance was repayable at an amount of $376 (C$488) every business day until repaid in full on January 15, 2020. Transaction related expenses in connection with this advance totaled $4,221 (C$5,600) and included as interest expense in the consolidated statements of operations and comprehensive loss. The advance was guaranteed by the CEO.

For the year ended December 31, 2020, interest expense of $30,222 (C$40,507) (2019-$11,636; C$15,438) was paid on these advances.

13. Long-Term Debt

	Credit	Credit	Credit	Corporate	Mortgage	Canada Emergency
	Facility	Facility	Facility	Term Loan	Payable	Business Account	2020 Total	2019 Total
	(a)	(b)	(c)	(d)	(e)	(f)
Long-Term Debt	$765,137	$427,869	$-	$2,592,947	$2,541,567	$78,540	$6,406,060	$5,793,677
Current portion	(765,137)	(427,869)	-	(2,592,947)	(2,541,567)	-	(6,327,520)	(5,793,677)
Long-term portion	$-	$-	$-	$-	$-	$78,540	$78,540	$-

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

13. Long-Term Debt, (continued)

On March 31, 2020, PACE and the Company reached an agreement with respect to the repayment of the outstanding balances owing to PACE ((a), (b) and (d) above). One of the credit facilities, in the amount of $34,391 (C$48,788), was repaid in full on April 3, 2020, as noted below and the remaining credit facilities and the corporate term loan are now due on or before July 30, 2021. On April 3, 2020, the Company provided PACE with funds, held in trust on March 31, 2020, to bring the remaining credit facilities and the corporate term loan current. In addition, the letter of credit the Company has with PACE in favor of the Ministry of the Environment, Conservation and Parks (the "MECP"), was renewed to September 30, 2020 and will remain in effect to September 30, 2021, unless terminated by PACE. On April 3, 2020, the shares previously pledged as security to PACE, were released and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises. Further, refer to note 24(i), subsequent events, describing an extension of the debt repayments with PACE to July 30, 2021. This long-term debt is considered to be in default as a result of defaults on the convertible promissory notes (see note 15). Refer also to note 2, going concern and notes 24(d) and 24(e), subsequent events.

(a) The credit facility bears interest at the PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $6,883 (C$8,764) and matures on September 2, 2022. The first and only advance on this credit facility received on February 2, 2017, in the amount of $1,256,640 (C$1,600,000), is secured by a business loan general security agreement, a $1,256,640 (C$1,600,000) personal guarantee from the CEO and a charge against the Haute leased premises. Also pledged as security are the shares of the wholly-owned subsidiaries, and a limited recourse guarantee against each of these parties. As noted above, the pledged shares were delivered by PACE and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises. The credit facility is fully open for prepayment at any time without notice or bonus.

(b) The credit facility advanced on June 15, 2017, in the amount of $471,240 (C$600,000), bears interest at the PACE base of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $3,849 (C$4,901), and matures on September 2, 2022. The credit facility is secured by a variable rate business loan agreement on the same terms, conditions and security as noted above.

(c) The credit facility advanced on August 4, 2017, in the amount of $38,495 (C$50,000), bears interest at the PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%. The credit facility is due on demand, but until a demand is made, is payable in monthly blended installments of principal and interest of $329 ($427 CAD), and matures on September 4, 2022. The credit facility is secured by a variable rate business loan agreement on the same terms, conditions and security as noted above.

(d) The corporate term loan advanced on September 13, 2017, in the amount of $2,924,945 (C$3,724,147), bears interest at the PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $23,335 (C$29,711), and matures September 13, 2022. The corporate term loan is secured by a business loan general security agreement representing a floating charge over the assets and undertakings of the Company, a first priority charge under a registered debenture and a lien registered under the Personal Property Security Act in the amount of $3,142,368 (C$4,000,978) against the assets including inventory, accounts receivable and equipment. The corporate term loan also included an assignment of existing contracts included in the APA.

For the year ended December 31, 2020, $302,758 (C$405,788) (2019-$313,182; C$415,525) in interest was incurred on the PACE long-term debt. As at December 31, 2020 $18,319 (C$23,325) (2019-$124,926; C$162,263) in accrued interest is included in accrued liabilities in the consolidated balance sheets.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

13. Long-Term Debt, (continued)

(e)

The Company obtained a 1st. mortgage provided by private lenders to finance the acquisition of the shares of 1684567 and to provide funds for additional financing needs, received in three tranches totaling $2,591,820 (C$3,300,000) (2019-$2,001,740; C$2,600,000). The 1st. mortgage is repayable interest only on a monthly basis at an annual rate of the higher of the Royal Bank of Canada's prime rate plus 6.05% per annum (currently 8.50%) and 10% per annum with a maturity date of December 1, 2021. The mortgage payable is secured by the shares held of 1684567, a first mortgage on the land described in note 10, long-lived assets, in the consolidated balance sheets with a carrying value of $1,655,623 (C$2,108,000), a general assignment of rents, and a fire insurance policy. Financing fees on the mortgage totaled $177,266 (C$225,702).  As at December 31, 2020, $36,215 (C$46,110) (2019-$8,138; C$10,570) of accrued interest is included in accrued liabilities in the consolidated balance sheets. In addition, as at December 31, 2020, there is $50,253 (C$63,984) (2019-$67,464; C$87,627) of unamortized finance fees included in long-term debt in the consolidated balance sheets.

For the year ended December 31, 2020, $214,853 (C$287,968) (2019-$83,662; C$111,002) in interest was incurred on the mortgage payable and included in the consolidated statements of operations and comprehensive loss.

(f)

As a result of the COVID-19 virus, the Government of Canada launched the Canada Emergency Business Account (the "CEBA"), a program to ensure that small businesses have access to the capital they need to see them through the current challenges and better position them to quickly return to providing services to their communities and creating employment. The program is administered by Canadian chartered banks and credit unions.

For the year ended December 31, 2020, the Company received a total of $78,540 (C$100,000) under this program, from its Canadian chartered bank.

Under the initial term date of the loans, which is detailed in the CEBA term loan agreements, the amount is due on December 31, 2022 and is interest-free. If the loans are not repaid by December 31, 2022, the Company can make payments, interest only, on a monthly basis at an annual rate of 5%, under the extended term date, beginning January 31, 2023, maturing December 31, 2025. In addition, if 75% of the loans are repaid by the initial term, December 31, 2022, the Company's Canadian chartered bank will forgive the balance. The CEBA term loan agreements contain a number of positive and negative covenants, for which the Company is not in full compliance.

14. Obligations under Capital Lease

				2020	2019
	(a)	(b)	(c)	Total	Total
Obligations under Capital Lease	$61,645	$68,473	$245,022	$375,140	$218,069
Less: current portion	(61,645)	(68,473)	(245,022)	(375,140)	(218,069)
Long-term portion	$-	$-	$-	$-	$-

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

14. Obligations under Capital Lease, (continued)

As a result of the defaults on the convertible promissory notes (see note 15), these obligations under capital lease are also in default. The lessor may demand full repayment of these obligations under capital lease. As a result, the obligations under capital lease have been presented as current liabilities. The original terms of the obligations under capital lease are noted below under paragraphs (a), (b) and (c). Refer also to note 2, going concern and notes 24(d) and 24(e), subsequent events

(a)

The lease agreement for certain equipment for the Company's organic waste processing and composting facility at a cost of $225,135 (C$286,650), is payable in monthly blended installments of principal and interest of $4,587 (C$5,840), plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of $22,462 (C$28,600), plus applicable harmonized sales taxes on October 31, 2021. The lease agreement bears interest at the rate of 5.982% annually, compounded monthly, due September 30, 2021.

(b)

The lease agreement for certain equipment for the Company's organic composting facility at a cost of $194,347 (C$247,450), is payable in monthly blended installments of principal and interest of $4,020 (C$5,118), plus applicable harmonized sales taxes for a period of forty-six months plus the first two monthly blended installments of $7,854 (C$10,000) plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of $ 19,384 (C$24,680) plus applicable harmonized sales taxes on February 27, 2022. The leasing agreement bears interest at the rate of 6.15% annually, compounded monthly, due January 27, 2022.

(c)

The lease agreement for certain equipment for the Company's organic waste processing and composting facility at a cost of $306,031 (C$389,650), is payable in monthly blended installments of principal and interest of $5,382 (C$6,852), plus applicable harmonized sales taxes for a period of fifty-nine months plus an initial deposit of $15,276 (C$19,450) plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of a nominal amount of $79 (C$100) plus applicable harmonized sales taxes on February 27, 2025. The leasing agreement bears interest at the rate of 3.59% annually, compounded monthly, due January 27, 2025.

The lease liabilities are secured by the equipment under capital lease as described in note 10.

Minimum lease payments are as follows:

In the year ending December 31, 2021	$176,564
In the year ending December 31, 2022	87,986
In the year ending December 31, 2023	64,583
In the year ending December 31, 2024	64,583
In the year ending December 31, 2025	5,460
399,176
Less: imputed interest	(24,036)
Total	$375,140

For the year ended December 31, 2020, $18,090 (C$24,246) (2019-$16,021; C$21,257) in interest was charged.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

15. Convertible Promissory Notes

		2020	2019

(a)	Convertible promissory notes-January 28, 2019 (net of unamortized financing costs of $nil (2019- $1,918))	$-	$176,964
(b)	Convertible promissory notes-March 7 and March 8, 2019 (net of unamortized financing costs of $nil (2019- $25,625))	491,500	724,375
(c)	Convertible promissory note-May 23, 2019 (net of unamortized financing costs of $nil (2019-$17,924))	242,000	217,076
(d)	Convertible promissory note-July 19, 2019 (net of unamortized financing costs of $nil (2019-$17,411))	187,000	152,589
(e)	Convertible promissory note-October 17, 2019 (net of accumulated financing costs of $1,193 (2019-$20,975)	171,600	135,025
		$1,092,100	$1,406,029

(a) On January 28, 2019, the Company entered into securities purchase agreements (the "January 2019 SPAs") with three investors (the "January 2019 Investors") pursuant to which the Company issued to the January 2019 Investors 12% unsecured convertible promissory notes (the "January 2019 Investor Notes") in the aggregate principal amount of $337,500, with such principal and the interest thereon convertible into shares of the Company's common stock (the "Common Stock") at the January 2019 Investors' option. Although the January 2019 SPAs are dated January 28, 2019 (the "January 2019 Effective Date"), they became effective upon the receipt in cash of the issue price by the January 2019 Investors.

The amounts of $102,500, $100,000, and $100,000, totaling $302,500, represented the proceeds to the Company, net of transaction-related expenses, for the January 2019 Notes from the January 2019 Investors and were received in cash from February 1 through February 4, 2019.

The maturity date of each of the January 2019 Investor Notes is January 28, 2020 (the "January 2019 Maturity Dates"). The Notes bear interest at a rate of twelve percent (12%) per annum (the "January 2019 Interest Rate"), which interest shall be paid by the Company to the January 2019 Investors in Common Stock at any time the January 2019 Investors send a notice of conversion to the Company. The January 2019 Investors are entitled to, at their option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the January 2019 Notes into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the January 2019 Notes) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the January 2019 Effective Date; or (ii) the conversion date.

The Company has reserved a minimum of eight (8) times the number of its authorized and unissued Common Stock (the "January 2019 Reserved Amounts"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the January 2019 Notes. Upon full conversion of the January 2019 Investor Notes, any shares remaining in such reserve shall be cancelled. The Company increases the January 2019 Reserved Amount in accordance with the Company's obligations under the January 2019 Investor Notes.

Since the January 2019 Investor Notes were not repaid by their January 28, 2020 maturity date, they are in default and the outstanding balance (principal plus accrued interest) of each of the January 2019 Investor Notes was increased by 50% and increased by a further $15,000 (together the "Default Amounts") along with the interest rate increasing from 12% to 24% annually. The January 2019 Investors had the option to require the Company to immediately issue, in lieu of the Default Amount, the number of shares of common stock of the Company equal to the Default Amount divided by the conversion price then in effect.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

15. Convertible Promissory Notes, (continued)

During the year ended December 31, 2020, the January 2019 Investors converted a total of $61,925 (2019-$158,618) of their January 2019 Investor Notes. And, in December of 2020, the two remaining January 2019 Investors, agreed to accept payments totaling $98,000 from the Company representing payment in full of all obligations due and owing under the January 2019 Investor Notes. This resulted in a gain on forgiveness of debt of $200,151, including accrued interest of $77,753 disclosed under other income (loss) in the consolidated statements of operations and comprehensive loss.

(b) On March 7 and March 8, 2019, the Company entered into two securities purchase agreements (the "March 2019 SPAs") with two investors (the "March 2019 Investors") pursuant to which the Company issued to each March 2019 Investor two 12% unsecured convertible promissory notes comprised of the first notes (the "First Notes") being in the amount of $275,000 each, and the remaining notes in the amount of $275,000 each (the "Back-End Notes," and, together with the First Notes, the "March 2019 Investor Notes") in the aggregate principal amount of $1,100,000, with such principal and the interest thereon convertible into Common Stock at the March 2019 Investors' option. Each First Note contains a $25,000 Original Issue Discount such that the issue price of each First Note was $250,000. The proceeds on the issuance of the First Notes were received from the March 2019 Investors upon the signing of the March 2019 SPAs. The proceeds on the issuance of the Back-End Notes were initially received by the issuance of two offsetting $250,000 secured notes to the Company by the March 2019 Investors (the "Buyer Notes"), provided that prior to conversion of the Back-End Notes, the March 2019 Investors must have paid back the Back-End Notes in cash.

Although the March 2019 SPAs are dated March 7, 2019 and March 8, 2019 (each, a "March 2019 Effective Date"), they became effective upon the receipt in cash of the issue price by the March 2019 Investors. On March 11, 2019, the Company received cash of $456,000, net of transaction-related expenses, for the First Notes from the March 2019 Investors.

On April 24, 2019, the Company received one of the Back-End Notes from the March 2019 Investors with a face value amount of $275,000. The proceeds received by the Company was $228,000, net of $25,000 discount and financing costs. The maturity dates of the March 2019 Investor Notes are March 7, 2020 and March 8, 2020. The March 2019 Investor Notes bear interest at a rate of twelve percent (12%) per annum (the "March 2019 Interest Rate"), which interest shall be paid by the Company to the March 2019 Investors in Common Stock at any time the March 2019 Investors send a notice of conversion to the Company. The March 2019 Investors are entitled to, at their option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the March 2019 Investor Notes into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Notes) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable March 2019 Effective Date; or (ii) the conversion date.

The Company reserved a minimum of eight (8) times the number of its authorized and unissued Common Stock (the "March 2019 Reserved Amounts"), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the March 2019 Investor Notes. Upon full conversion of the March 2019 Investor Notes, any shares remaining in such reserve shall be cancelled. The Company increases the March 2019 Reserved Amount in accordance with the Company's obligations under the March 2019 Investor Notes.

Since the March 2019 Investor Notes were not repaid by their March 7, 2020 and March 8, 2020 maturity dates, they are also in default resulting in the outstanding balance (principal plus accrued interest) increasing by 10% and the interest rate on the 2019 March Investor Notes increasing from 12% to 24% annually.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

15. Convertible Promissory Notes, (continued)

During the year ended December 31, 2020, the March 2019 Investors converted a total of $91,802 (2019-$75,000) of their March 2019 Investor Notes.

In addition, on December 24, 2020, one of the two March 2019 Investors accepted a payment of $165,000 representing payment in full of all obligations due and owing under their March 2019 Investor Note. This resulted in a gain on forgiveness of debt of $119,983, including accrued interest of $68,085, disclosed under other income (loss) in the consolidated statements of operations and comprehensive loss.

Refer to note 24(d), subsequent events, for details on the arrangement to satisfy in full all of the obligations due and owing on the remaining March 2019 Investor Notes.

(c) On May 23, 2019, the Company entered into a securities purchase agreement (the "May 2019 SPA") with one investor (the "May 2019 Investor") pursuant to which the Company issued to the May 2019 Investor one 12% unsecured convertible promissory note (the "May 2019 Investor Note") in the principal amount of $250,000. On this date, the Company received proceeds of $204,250, net of transaction related expenses of $45,750.

The maturity date of the May 2019 Investor note is May 23, 2020. The May 2019 Investor Note bears interest at a rate of twelve percent (12%) per annum (the "May 2019 Interest Rate"), which interest shall be paid by the Company to the May 2019 Investor in Common Stock at any time the May 2019 Investor sends a notice of conversion to the Company. The May 2019 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the May 2019 Investor Note into

Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Note) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable May 2019 Effective Date; or (ii) the conversion date.

The Company initially reserved 10,937,000 of its authorized and unissued Common Stock (the "May 2019 Reserved Amount"), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the May 2019 Investor Note. Upon full conversion of the May 2019 Investor note, any shares remaining in such reserve shall be cancelled. The Company increases the May 2019 Reserved Amount in accordance with the Company's obligations under the May 2019 Investor note.

As a result of the January 2019 Investor Notes and the March 2019 Investor Notes not having been repaid by their respective due dates, this default resulted in the principal balance of the May 2019 Investor Note increasing by 10% and the interest rate on the May 2019 Investor Note increasing from 12% to 24% annually.

During the year ended December 31, 2020, the May 2019 Investor converted a total of $15,000 (2019-$15,000) of his May 2019 Note.

Refer to note 24(e), subsequent events, for details on the arrangement to satisfy in full all of the obligations due and owing to the May 2019 Investor.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

15. Convertible Promissory Notes, (continued)

(d) On July 19, 2019, the Company entered into a securities purchase agreement (the "July 2019 SPA") with one investor (the "July 2019 Investor") pursuant to which the Company issued to the July 2019 Investor one 12% unsecured convertible promissory note (the "July 2019 Investor Note") in the principal amount of $170,000. On this date, the Company received proceeds of $138,225, net of transaction related expenses of $31,775.

The maturity date of the July 2019 Investor Note is July 19, 2020. The July 2019 Investor Note bears interest at a rate of twelve percent (12%) per annum (the "July 2019 Interest Rate"), which interest shall be paid by the Company to the July 2019 Investor in Common Stock at any time the July 2019 Investor sends a notice of conversion to the Company. The July 2019 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the July 2019 Investor Note into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Note) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable July 2019 Effective Date; or (ii) the conversion date.

The Company initially reserved 5,604,000 of its authorized and unissued Common Stock (the "July 2019 Reserved Amount"), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the July 2019 Investor Note. Upon full conversion of the July 2019 Investor note, any shares remaining in such reserve shall be cancelled. The Company increases the July 2019 Reserved Amount in accordance with the Company's obligations under the July 2019 Investor Note.

As a result of the January 2019 Investor Notes, the March 2019 Investor Notes and the May 2019 Investor Note not having been repaid by their respective due dates, these defaults resulted in the principal balance of the July 2019 Investor Note increasing by 10% and the interest rate on the July 2019 Investor Note increasing from 12% to 24% annually.

Refer to note 24(e), subsequent events, for details on the arrangement to satisfy in full all of the obligations due and owing to the July 2019 Investor.

(e) On October 18, 2019, the Company entered into a securities purchase agreement (the "October 2019 SPA") with one investor (the "October 2019 Investor") pursuant to which the Company issued to the October 2019 Investor one 12% unsecured convertible promissory note (the "October 2019 Investor Note") in the principal amount of $156,000. On this date, the Company received proceeds of $129,600, net of transaction related expenses of $26,400.

The maturity date of the October 2019 Investor note is October 18, 2020. The October 2019 Investor Note bears interest at a rate of twelve percent (12%) per annum (the "October 2019 Interest Rate"), which interest shall be paid by the Company to the October 2019 Investor in Common Stock at any time the October 2019 Investor sends a notice of conversion to the Company. The October 2019 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the October 2019 Investor Note into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Note) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable October 2019 Effective Date; or (ii) the conversion date.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

15. Convertible Promissory Notes, (continued)

The Company initially reserved 22,153,000 of its authorized and unissued Common Stock (the "October 2019 Reserved Amount"), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the October 2019 Investor Note. Upon full conversion of the October 2019 Investor note, any shares remaining in such reserve shall be cancelled. The Company increases the October 2019 Reserved Amount in accordance with the Company's obligations under the October 2019 Investor note.

As a result of the notes under paragraphs (a), (b), (c) and (d) above not having been repaid by their respective due dates, these defaults resulted in the principal balance of the October 2019 Investor Note increasing by 10% and the interest rate on the October 2019 Investor Note increasing from 12% to 24% annually.

Refer to note 24(e), subsequent events, for details on the arrangement to satisfy in full all of the obligations due and owing to the October 2019 Investor.

On issuance, the convertible promissory notes described above, were able to be prepaid until 180 days from their applicable effective date with the following penalties: (i) if any of the convertible promissory notes are prepaid within sixty (60) days following their applicable effective date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; (ii) if any of the convertible promissory notes are prepaid during the period beginning on the date which is sixty-one (61) days following their applicable effective date, and ending on the date which is ninety (90) days following their applicable effective date, then the prepayment premium shall be 135% of the face amount plus any accrued interest; (iii) if any of the convertible promissory notes are prepaid during the period beginning on the date which is ninety-one (91) days following their applicable effective date, and ending on the date which is one hundred eighty (180) days following their applicable effective date, then the prepayment premium shall be 145% of the face amount plus any accrued interest. Such prepayment redemptions must be closed and funded within three days of giving notice of prepayment or the right to prepay shall be forfeited.

Pursuant to the terms of the security purchase agreements for the convertible promissory notes described above, for so long as the noted investors own any shares of Common Stock issued upon the conversion of the applicable investor notes, the Company has covenanted to secure and maintain the listing of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the investor notes and the security purchase agreements, including but not limited to the requirement to maintain its corporate existence and assets, require registration of or stockholder approval for the investor notes or the Common Stock upon the conversion of the applicable investor notes.

The convertible promissory notes described above contained certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission which would increase the amount of the principal and interest rates under the convertible promissory notes in the event of such defaults. In the event of a default, at the option of the applicable investor and in their sole discretion, the applicable investor may consider any of their convertible promissory notes immediately due and payable.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

15. Convertible Promissory Notes, (continued)

For the year ended December 31, 2020, the Company recorded interest and Default Amounts of $562,562 (2019-$142,963). As at December 31, 2020, $316,048 (2019-$142,963) of accrued interest is included in accrued liabilities in the consolidated balance sheets. In addition, during the year ended December 31, 2020, $15,277 2019-$15,162) of accrued interest was converted.

16. Loans Payable to Related Party

	2020	2019

Director	$33,772	$-

Loan payable to a director, who is also the CEO is in the amount of $33,772 (C$43,000) (2019-$nil; C$nil), is due on demand and is unsecured.

During the year, Travellers loaned the company $433,147 (C$551,499) and converted a portion of the unpaid balance, $348,010 (C$443,099) of these loans and accrued interest of $6,399 (C$8,171), into 3,184,992 common shares of the Company.

For the year ended December 31, 2020, $6,096 (C$8,171) (2019-$8,220; C$10,907) in interest expense was charged on the loans payable to related party.

17. Capital Stock

As at December 31, 2020, the Company had 150,000,000 common shares authorized with a par value of $.0001 per share and 82,860,619 (2019-51,784,504) common shares issued and outstanding.

During the year ended December 31, 2020, the convertible promissory note holders converted a total of $181,058 (2019-$269,780) of their convertible notes, including accrued interest and related costs of $20,910 (2019-$21,162) for 27,118,109 (2019-9,289,973) common shares. The share conversion prices ranged from $0.0036 to $0.0176 per share (2019- $0.0176 to $0.0910 per share). On December 31, 2020, the Company issued 287,984 (2019-80,000 common shares) in the amount $60,670 (2019-$39,200) to certain independent directors for their 2019 and 2020 services. In addition, the Company issued 15,000 common shares (2019-10,000 common shares) to employees in the amount of $2,550 (2019-$400) and 3,184,992 common shares on the conversion of loans payable to related party.

The Company canceled the 529,970 shares previously held by BDO Canada Limited, whose shares were returned to the Company on April 1, 2020, in the amount of $7,036. Further, on January 10, 2020, the CEO's remaining RSUs were exchanged into 1,000,000 common shares of the company (2019-1,000,000 common shares to the CEO and 1,000,000 common shares to the Former CEO). In addition, on December 21, 2020, the Company received a notice of conversion from one of the January 2019 Investors in the amount of $7,830 plus legal fees of $750. The 400,000 common shares on this conversion were issued on January 4, 2021.

During the prior year ending December 31, 2019, the Company issued 5,000 common shares in regards to the $4,600 cash received from a private placement prior to December 31, 2019 net of share issue costs of $400. On January 21, 2019, the Company issued 100,000 common shares for professional services in the amount of $53,000, based on the closing trading price on the day immediately prior to issuance and on April 2, 2019, the Company issued 80,000 common shares to directors of the Company as compensation for their 2018 services, in the amount of $39,200, based on the closing trading price on the day immediately prior to issuance.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

17. Capital Stock, (continued)

The services provided by directors are disclosed under directors' compensation in the consolidated statements of operations and comprehensive loss.

18. Other Income

	2020	2019
(a) Gain on forgiveness of convertible promissory notes	$320,134	$-
(b) Impairment loss on goodwill	(75,605)	-
(c) Land option expired	(59,688)	-
(d) Impairment loss on customer lists	(3,789)	-
(e) Impairment loss on technology license	(775)	-
	$180,277	$-

(a) On December 16, 21 and 24 of 2020, three of the Company's convertible promissory note holders accepted payments totaling $263,000 from the Company representing payment in full of all obligations due and owing under the January 2019 Investor Notes and one of the March 2019 Investor Notes. This resulted in a gain on forgiveness of convertible promissory notes of $320,134, including accrued interest of $145,838.

(b) During the fourth quarter, the Company recorded an impairment loss for its goodwill of $75,605 (C$101,334).

(c) During the year ended December 31, 2020, the Company recorded a loss on the expiry of its land option in connection with the business acquisition of 1684567 in the amount of $59,688 (C$80,000).

(d) During the fourth quarter, the Company recorded an impairment loss for its customer lists in the amount of $3,789 (C$5,079).

(e) During the fourth quarter, the Company recorded an impairment loss for its technology license in the amount of $775 (C$1,039).

19. Income Taxes

The Company's income tax provision has been calculated as follows:

	2020	2019
Loss before income taxes	$(2,152,191)	$(2,895,185)
Expected income tax recovery at the statutory rate of 21% (2019-21%)	(451,960)	(607,989)
Foreign tax rate differences	(70,382)	(159,235)
Prior year adjustments	357,108	-
Foreign exchange effect on deferred tax assets and other	(81,939)	(162,119)
Permanent differences	49,467	286,520
Change in valuation allowance	57,829	642,823
Provision for income taxes	$(139,877)	$-

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

19. Income Taxes, (continued)

The Company's income tax provision is allocated as follows:

Current Tax expense (recovery)	(18,959)	-
Deferred Tax expense (recovery)	(120,918)	-
	$(139,877)	$-

Deferred tax assets and liabilities

The tax effects of temporary differences that give rise to significant components of the deferred income tax assets and deferred income tax liabilities are presented below:

	2020	2019
Net operating loss carry forwards	$2,004,869	$1,818,035
Financing costs	69,632	194,874
Depreciable and amortizable assets	(206,230)	(210,805)
Land	(182,407)	-
Reserves	35,591	-
Unrealized foreign exchange loss	55,977	-
Total gross deferred income tax assets	1,777,432	1,802,104
Less: valuation allowance	(1,859,933)	(1,802,104)
Total deferred income tax assets	$(82,501)	$-

Movement in deferred income tax liabilities:	2020	2019
Balance at the beginning of the year	$-	$-
Recognized in profit/loss	120,918	-
Recognized in OCI	(4,769)	-
Recognized in goodwill	(198,649)	-
Balance at the end of the year	$(82,501)	$-

As at December 31, 2020 and 2019, the valuation allowance was due to the history of losses generated. The valuation allowance is reviewed periodically and if the assessment of the more likely than not criteria changes, the valuation allowance is adjusted accordingly.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes tax asset benefits for net operating losses ("NOL") carried forward.

The Company has US NOL available for carryforward of $2,356,209 (2019-$1,109,013) which can be carried forward indefinitely and Canadian NOL available for carryforward of $5,698,358 (C$7,255,358) (2019-$5,751,498; C$7,470,448) which expire in the years 2036 through 2040.

In addition, the Company has capital losses carried forward totaling $109,955 (C$139,999). These losses can be carried forward indefinitely.

Also, the Company was assessed certain penalties from the internal revenue service in the amount of $30,000, for which the Company has requested relief.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

20. Commitments

(a)  A renewed consulting agreement came into effect on January 1, 2021 for a period of twenty-four months, for the CEO. The monthly fee is $23,562 (C$30,000) for 2021 and $31,416 (C$40,000) for 2022. The CEO was also granted 2,000,000 common shares of the Company, 1,000,000 which were issued on January 4, 2021 and 1,000,000 to be issued January 1, 2022. In addition, a renewed consulting agreement also came into effect on January 1, 2021 for a period of twelve months, for the CFO. The monthly fee is $6,283 (C$8,000). The CFO was also granted 50,000 common shares of the Company which were issued on January 4, 2021. The future minimum commitments under these consulting agreements, are as follows:

For the year ending December 31, 2021	$358,142
For the year ending December 31, 2022	376,992
$735,134

(b)  The Company has agreed to lease its office premises from Haute on a month-to-month basis at the monthly amount of $5,498 (C$7,000). The Company is also responsible for all expenses and outlays in connection with its occupancy of the leased premises, including, but not limited to utilities, realty taxes and maintenance.

(c)  The Company was assigned the land lease on the purchase of certain assets of Astoria. The land lease, which comprises 13.88 acres in Roslin, Ontario, Canada, has a term expiring March 31, 2034. The basic monthly rent on the net lease is $2,356 (C$3,000) and is subject to adjustment based on the consumer price index as published by Statistics Canada (the "CPI"). To date, no adjustment for CPI has been charged. The Company is also responsible for any property taxes, maintenance, insurance and utilities. In addition, the Company has the right to extend the lease for five further terms of five years each and one further term of five years less one day. As the Company acquired the business of 1684567, the previous landlord, there are no future commitments for this lease. The Company was recently informed that, through a special provision of the site plan agreement with the City of Belleville (the "City"), Ontario, that it is required to fund road maintenance required by the City through to September 30, 2025 at an annual rate of $7,854 (C$10,000). The future minimum commitment is as follows:

For the year ending December 31, 2021	$7,854
For the year ending December 31, 2022	7,854
For the year ending December 31, 2023	7,854
For the year ending December 31, 2024	7,854
For the year ending December 31, 2025	7,854
$39,270

PACE has provided the Company a letter of credit in favor of the Ministry of the Environment, Conservation and Parks (the "MECP") in the amount of $217,423 ($276,831 CAD) and, as security, has registered a charge of lease over the premises, located at 704 Phillipston Road, Roslin, Ontario, Canada. The Company is required to provide for environmental remediation and clean-up costs for its organic waste processing and composting facility.

The letter of credit is a requirement of the MECP and is in connection with the financial assurance provided by the Company for it to be in compliance with the MECPs environmental objectives. The MECP regularly evaluates the Company's organic waste processing and composting facility to ensure compliance is adhered to and the letter of credit is subject to change by the MECP. As a result of audits conducted by the MECP in December of 2020, the Company has accrued estimated and actual costs for corrective measures as a result of the MECP's audits totaling $570,078 (C$725,844). Of this accrual, $354,125 (C$450,885) has been charged to operations and $215,953 (C$274,959) is disclosed as deferred assets. As at December 31, 2020, the MECP has not drawn on the letter of credit. The letter of credit was last renewed to September 30, 2020 and is automatically renewed for a further year unless cancelled by PACE.

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

20. Commitments, (continued)

(d) The Company has committed to purchase a truck and hauling trailer for a total cost of $171,483 (C$218,338) plus applicable harmonized sales taxes, net of a $3,927 (C$5,000) deposit made on October 16, 2020. The purchase will be financed and is expected to close subsequent to March 31, 2021.

21. Segmented Information

ASC 280-10, "Disclosure about Segments of an Enterprise and Related Information", establishes standards for the way that public business enterprises report information about operating segments in the Company's consolidated financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company uses a management approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The Company's management reporting structure provides for only one segment: renewable energy and operates in one country, Canada.

22. Economic Dependence

The Company generated 72% (2019-68%) of its revenue from three customers (2019-three customers). The Company's ability to continue operations is dependent on continuing to generate a similar amount of revenue from these customers.

23. Legal Proceedings

From time to time, the Company may become involved in litigation relating to claims arising from the ordinary course of business. Management believes that there are currently no claims or actions pending against us, the ultimate disposition of which would have a material adverse effect on our results of operations, financial condition or cash flows.

The Company has a claim against it for unpaid legal fees in the amount $51,240 (C$65,241). The amount is included in accounts payable on the Company's consolidated balance sheets.

On September 24, 2020, the Company filed a statement of claim against the Former CEO and his company, LFGC, which was defended and counterclaimed. The Company's claim relates to damages for breach of contract, non-performance of contractual duties, breach of fiduciary duty, misrepresentation and breach of a duty of fidelity in the amount of $785,400 (C$1,000,000).

On October 26, 2020, the Company received a statement of defense and counterclaim from the defendants in response to the Company's statement of claim. The defendants are seeking $403,813 (C$514,150) in special damages and $392,700 (C$500,000) in punitive and exemplary damages. The Company filed its reply and defense to counterclaim on November 13, 2020. The plaintiffs by counterclaim filed their defense to counterclaim on November 23, 2020, denying all claims in the Company's reply and defense to counterclaim. Included in accounts payable on the Company's consolidated balance sheets is an amount for unpaid fees to the Former CEO in the amount of $310,626 (C$395,500).

SusGlobal Energy Corp.

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

(Expressed in United States Dollars)

23. Legal Proceedings, (continued)

On November 26, 2020, the Company was served with a statement of claim of claim from an individual, who is also a shareholder alleging fraud and misrepresentation in the amount of $117,810 (C$150,000) and claiming punitive damages of $39,270 (C$50,000). Also named in the claim is the CEO, 1684567 and corporations related to the CEO. The Company's defense and counterclaim was filed on December 11, 2020. The Company is seeking $196,350 (C$250,000) in special damages and $196,350 (C$250,000) in punitive and exemplary damages.

24. Subsequent Events

The Company's management has evaluated subsequent events up to the date the consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following to be material subsequent events:

(a)	On January 4, 2021, the Company issued 1,000,000 common shares to the CEO and 50,000 common shares to the CFO in connection with their consulting agreements.

(b)	For the period from January 11, 2021 to January 20, 2021, Travellers provided loans to the Company totaling $204,922. Travellers converted these loans to 715,847 common shares.

(c)

On January 19, 2021, the Company signed an agreement with a company to provide corporate development and marketing consulting services for a period of five months to June 30, 2021, with an upfront payment of $100,000.

(d)

On January 19, 2021, the remaining March 2019 Investor and the Company reached an agreement for payment in full of all obligations due and owing under its convertible promissory notes by payments totaling $550,000, $50,000 on January 20, 2021, $200,000 on or before March 1, 2021 which was converted to 1,075,124 common shares on March 11, 2021 and $300,000 on or before March 31, 2021. The payment due on or before March 31, 2021 was extended to April 29, 2021.

(e)

On January 20, 2021, the May 2019 Investor, the July 2019 Investor and the October 2019 Investor accepted in full 2,100,000 common shares of the Company representing payment in full of all obligations due and owing under their convertible promissory notes.

(f)

On February 1, 2021, the Company signed an agreement with a company to provide certain public relations services for a period of 180 days, expiring July 31, 2021.The consultant received 60,000 common shares of the Company as compensation.

(g)

On February 3, 2021, the Company signed an agreement with a company to provide certain advisory and consulting services. The agreement is effective for a period to continue until the later of twelve months or when the Company is trading on the NASDAQ Capital Markets or as otherwise extended by both parties. Payments of $550,000 in total upon meeting certain milestones. The consultant will also receive 180,000 common shares of the Company at par value.

  SusGlobal Energy Corp.
Notes to the Consolidated Financial Statements
December 31, 2020 and 2019
(Expressed in United States Dollars)

24. Subsequent Events, (continued)

(h)

On February 10, 2021, the Company signed an agreement of purchase and sale (the "APS") for certain assets for $3,534,300 (C$4,500,000), including a vendor take-back mortgage of $1,570,800 (C$2,000,000) at an annual interest rate of 2% maturing two years after closing. A deposit of $157,080 (C$200,000) was paid by the Company on February 10, 2021. The APS is expected to close on June 4, 2021, subject to successful completion of the due diligence process and the completion of the Phase II Environmental Site Assessment at a cost of $39,113 C$49,800), plus applicable harmonized sales taxes.

(i)	On February 10, 2021, the Company raised $157,260 (C$200,000), in a private placement on the issuance of 630,480 common shares of the Company.

(j)

On February 18, 2021, PACE and the Company reached a new agreement extending the repayment of the remaining credit facilities and corporate term loan to on or before July 30, 2021. As part of the agreement, the Company is required pay the regular monthly principal and interest instalments.

(k)

On each of March 31, 2021 and April 2, 2021, the Company entered into securities purchase agreements with an investor (the "March 2021 Investor") and another investor (the "April 2021 Investor"), in which the Company issued to each investor a 10% unsecured convertible promissory note in the aggregate principal amount of $275,000 (the "March 2021 Investor Note" and the "April 2021 Investor Note"), due September 30, 2021, convertible at any time after issuance at a per share price at $0.20. In addition, the March 2021 Investor and the April 2021 Investor each received 200,000 common shares of the Company, on issuance of the March 2021 Investor Note and the April 2021 Investor Note. On each of March 31, 2021 and April 5, 2021, the Company received $245,000, net of transaction related expenses of $30,000, respectively.

(l)

On April 7, 2021, the Company paid the final deposit of $34,709 (C$44,193) for the purchase of the truck and hauling trailer and took delivery on April 8, 2021. The balance of the purchase price $157,080 (C$200,000) was financed over forty-eight months at a monthly repayment amount of $3,614 (C$4,601).

25. Comparative Figures

Certain of the prior year's comparative figures have been reclassified to conform to the current year's presentation. The reclassification of the mortgage payable with long-term debt on the consolidated balance sheets and the reclassification on the consolidated statements of operations and comprehensive loss related to disclosing the foreign exchange separately under operating expenses and not grouping within office and administrative expenses.

SusGlobal Energy Corp.

Interim Condensed Consolidated Balance Sheets

As at September 30, 2021 and December 31, 2020

(Expressed in United States Dollars)

(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$36,912	$6,457
Trade receivables	65,320	182,871
Government remittances receivable	34,880	3,746
Inventory	21,506	24,740
Prepaid expenses and deposits (note 6)	197,525	94,131
Deferred assets	-	215,953
Total Current Assets	356,143	527,898
Intangible Assets (note 7)	500,295	188,180
Long-lived Assets, net (note 8)	8,105,699	5,042,225
Long-Term Assets	8,605,994	5,230,405
Total Assets	$8,962,137	$5,758,303
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable (note 9)	$1,158,153	$1,073,454
Government remittances payable	253,799	229,358
Accrued liabilities (notes 9, 11, and 13)	1,245,906	1,206,618
Advance (note 10)	-	15,460
Deferred revenue	-	4,790
Current portion of long-term debt (note 11)	7,745,717	6,327,520
Current portion of obligations under capital lease (note 12)	123,817	375,140
Convertible promissory notes (note 13)	1,046,708	1,092,100
Loans payable to related parties (note 14)	18,838	33,772
Total Current Liabilities	11,592,938	10,358,212
Long-term debt (note 11)	1,753,184	78,540
Obligations under capital lease (note 12)	144,327	-
Deferred tax liability	82,448	82,501
Total Long-term Liabilities	1,979,959	161,041
Total Liabilities	13,572,897	10,519,253
Stockholders' Deficiency
Preferred stock, $.0001 par value, 10,000,000 authorized, none issued and outstanding Common stock, $.0001 par value, 150,000,000 authorized, 94,065,404 (2020- 82,860,619) shares issued and outstanding (note 15)	9,407	8,288
Additional paid-in capital	11,711,322	9,045,187
Shares to be issued	-	8,580
Accumulated deficit	(15,993,098)	(13,468,794)
Accumulated other comprehensive loss	(338,391)	(354,211)
Stockholders' deficiency	(4,610,760)	(4,760,950)
Total Liabilities and Stockholders' Deficiency	$8,962,137	$5,758,303
Going concern (note 2)
Commitments (note 16)
Subsequent events (note 20)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-38

SusGlobal Energy Corp.

Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

For the three and nine-month periods ended September 30, 2021 and 2020

(Expressed in United States Dollars)

(unaudited)

	For the three-month periods ended		For the Nine-month periods ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Revenue	$204,796	$439,507	$610,088	$1,172,343

Cost of Sales
Opening inventory	35,983	-	24,740	5,389
Depreciation (note 8)	116,632	133,467	388,731	367,734
Direct wages and benefits	74,093	90,475	210,542	251,721
Equipment rental, delivery, fuel and repairs and maintenance	371,424	52,652	546,597	210,808
Utilities	16,872	27,185	24,290	73,425
Outside contractors	39,717	3,886	61,089	9,165
	654,721	307,665	1,255,989	918,242
Less: closing inventory	(21,506)	-	(21,506)	-
Total cost of sales	633,215	307,665	1,234,483	918,242

Gross (loss) profit	(428,419)	131,842	(624,395)	254,101

Operating expenses
Management compensation-stock- based
compensation (notes 9 and 15)	54,259	-	162,777	-
Management compensation-fees (note 9)	90,471	51,812	273,395	152,994
Marketing	30,131	-	158,605	-
Professional fees	96,704	102,769	231,950	292,104
Interest expense and default amounts (notes 9, 10, 11, 12 and 13)	233,346	258,796	565,938	854,496
Office and administration (note 7 and 8)	66,329	50,042	171,164	182,727
Rent and occupancy (note 9)	56,148	32,420	125,067	89,480
Insurance	19,719	10,056	51,106	52,156
Filing fees	49,131	12,957	85,278	35,103
Amortization of financing costs	235,795	18,677	371,916	141,686
Directors' compensation (note 9)	14,905	56,637	38,241	57,070
Stock-based compensation (note 15)	31,946	-	68,228	-
Repairs and maintenance	3,688	1,186	11,475	10,097
Foreign exchange (income) loss	35,569	(33,473)	16,130	31,987
Total operating expenses	1,018,141	561,879	2,331,270	1,899,900

Net loss from operating activities	(1,446,560)	(430,037)	(2,955,665)	(1,645,799)
Other (loss) income (note 17)	-	(424)	404,809	(59,128)
Net loss before deferred and income taxes recovery	(1,446,560)	(430,461)	(2,550,856)	(1,704,927)
Deferred taxes recovery	-	1,415	-	197,420
Income taxes recovery	26,552	-	26,552	-
Total deferred and income taxes recovery	26,552	1,415	26,552	197,420
Net loss	(1,420,008)	(429,046)	(2,524,304)	(1,507,507)
Other comprehensive loss
Foreign exchange income (loss)	123,966	(80,703)	15,820	63,131

Comprehensive loss	$(1,296,042)	$(509,749)	(2,508,484)	(1,444,376)

Net loss per share-basic and diluted	$(0.01)	$(0.01)	(0.03)	(0.02)

Weighted average number of common shares outstanding- basic and diluted	92,969,542	69,871,179	89,987,732	62,067,449

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-39

SusGlobal Energy Corp.

Interim Condensed Consolidated Statements of Changes in Stockholders' Deficiency

For the three and nine-month periods ended September 30, 2021 and 2020

(Expressed in United States Dollars)

(unaudited)

	Number of Shares	Common Shares	Additional Paid- in Capital	Shares to be Issued	Stock Compensation Reserve	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders' Deficiency
Balance-December 31, 2020	82,860,619	$8,288	$9,045,187	$8,580	$-	$(13,468,794)	$(354,211)	$(4,760,950)
Shares issued for proceeds previously received	400,000	40	8,540	(8,580)	-	-	-	-
Shares issued to officers	1,050,000	105	216,930	-	-	-	-	217,035
Shares issued on conversion of related party debt and accounts payable to equity	1,005,728	100	285,544	-	-	-	-	285,644
Shares issued for conversion of debt to equity	3,175,124	318	713,398	-	-	-	-	713,716
Shares issued for professional services	63,000	6	24,213	-	-	-	-	24,219
Shares yet to be issued on issuance of convertible debt	-	-	-	66,000	-	-	-	66,000
Shares issued on private placement	630,480	63	157,557	-	-	-	-	157,620
Other comprehensive loss	-	-	-	-	-	-	(61,192)	(61,192)
Net loss	-	-	-	-	-	(306,335)	-	(306,335)
Balance-March 31, 2021	89,184,951	$8,920	$10,451,369	$66,000	$-	$(13,775,129)	$(415,403)	$(3,664,243)
Shares issued for proceeds previously received	200,000	20	65,980	(66,000)	-	-	-	-
Shares issued on conversion of related party debt	720,348	72	165,608	-	-	-	-	165,680
Shares issued for professional services	520,000	52	119,548	-	-	-	-	119,600
Shares issued on receipt of promissory notes	1,200,000	120	368,880	-	-	-	-	369,000
Other Comprehensive loss	-	-	-	-	-	-	(46,954)	(46,954)
Net Loss	-	-	-	-	-	(797,961)	-	(797,961)
Balance-June 30, 2021	91,825,299	9,184	11,171,385	-	-	(14,573,090)	(462,357)	(3,854,878)
Shares issued on receipt of promissory notes	80,000	8	21,192	-	-	-	-	21,200
Shares issued for professional services and acquisition of assets	1,003,332	100	288,560	-	-	-	-	288,660
Shares issued on conversion of debt	591,905	59	96,126	-	-	-	-	96,185
Shares issued on private placement	564,868	56	134,059	-	-	-	-	134,115
Other Comprehensive income	-	-	-	-	-	-	123,966	123,966
Net Loss	-	-	-	-	-	(1,420,008)	-	(1,420,008)
Balance-September 30, 2021	94,065,404	9,407	11,711,322	-	-	(15,993,098)	(338,391)	(4,610,760)
Balance-December 31, 2019	51,784,504	5,180	7,450,091	-	1,000,000	(11,449,497)	(209,792)	(3,204,018)
Shares issued on vesting of 2019 stock award	1,000,000	100	999,900	-	(1,000,000)	-	-	-
Shares issued for conversion of debt to equity	7,717,326	772	75,955	-	-	-	-	76,727
Conversion of debt to equity on shares yet to be issued	-	-	-	7,250	-	-	-	7,250
Other comprehensive income	-	-	-	-	-	-	301,639	301,639
Net loss	-	-	-	-	-	(755,290)	-	(755,290)
Balance-March 31, 2020	60,501,830	$6,052	$8,525,946	$7,250	$-	$(12,204,787)	$91,847	$(3,573,692)
Shares issued for proceeds previously received	1,600,000	160	7,840	(7,250)	-	-	-	750
Shares issued for conversion of debt to equity	2,757,297	276	10,477	-	-	-	-	10,753
Share cancellation	(529,970)	(53)	-	-	-	(6,983)	-	(7,036)
Conversion of debt to equity on shares yet to be issued	-	-	-	13,000	-	-	-	13,000
Other comprehensive loss	-	-	-	-	-	-	(157,805)	(157,805)
Net loss	-	-	-	-	-	(323,171)	-	(323,171)
Balance-June 30, 2020	64,329,157	6,435	8,544,263	13,000	-	(12,534,941)	(65,958)	(4,037,201)
Shares issued for proceeds previously received
Shares issued for conversion of debt to equity	1,762,820	176	13,574	(13,000)	-	-	-	750
Conversion of debt to equity on shares yet to be issued	13,280,666	1,329	70,499	-	-	-	-	71,828
Other comprehensive loss	-	-	-	-	-	-	(80,703)	(80,703)
Net loss	-	-	-	-	-	(429,046)	-	(429,046)
Balance-September 30, 2020	79,372,643	7,940	8,628,336	-	-	(12,963,987)	(146,661)	(4,474,372)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-40

SusGlobal Energy Corp.

Interim Condensed Consolidated Statements of Cash Flows

For the nine-month periods ended September 30, 2021 and 2020

(Expressed in United States Dollars)

(unaudited)

	For the nine-month period ended September 30, 2021	For the six-month period ended September 30, 2020
Cash flows from operating activities
Net loss	$(2,524,304)	$(1,507,507)
Deferred taxes recovery	-	(197,420)
Land option expired	-	59,128
Adjustments for:
Depreciation	391,396	367,734
Amortization of intangible assets	2,971	6,171
Non-cash professional fees on conversion of debt	550	4,883
Non-cash interest expense on conversion of debt	(53,354)	-
Amortization of financing fees	371,916	141,686
Change in business combination consideration	-	88,107
Stock-based compensation	231,005	-
Gain on forgiveness of convertible promissory notes and accrued interest	(359,460)	-
Gain on disposal of long-lived assets	(45,349)	-
Changes in non-cash working capital:
Trade receivables	119,604	(114,934)
Government remittances receivable	(31,712)	29,870
Other receivables	-	12,712
Inventory	3,278	5,174
Prepaid expenses and deposits	51,090	8,080
Deferred assets	3,963	-
Accounts payable	168,258	250,731
Government remittances payable	25,040	130,995
Accrued liabilities	612,545	278,529
Deferred revenue	(4,876)	(4,361)
Net cash used in operating activities	(1,037,439)	(440,422)
Cash flows from investing activities
Purchase of intangible assets	(315,305)	(14,164)
Purchase of long-lived assets (i)	(1,622,492)	(192,269)
Proceeds on disposal of long-lived assets	47,964	-
Net cash provided by (used in) investing activities	(1,889,833)	(206,433)
Cash flows from financing activities
Advance	-	81,818
Repayments of advance	(15,735)	(24,013)
Advance of long-term debt (i)	1,518,860	59,128
Repayment of long-term debt	(47,850)	(105,490)
Repayments of obligations under capital lease	(108,729)	(93,467)
Advances and penalties of convertible promissory notes (ii)	997,500	192,641
Repayment of convertible promissory notes	(50,000)	-
Advances of loans payable to related parties (iii)	388,205	73,910
Repayment of loans payable to related parties	(34,374)	(25,869)
Proceeds on private placement (net of share issue costs)	303,486	-
Net cash provided by financing activities	2,951,363	158,658
Effect of exchange rate on cash	6,364	17,501
Increase (decrease) in cash	30,455	(470,696)
Cash and cash equivalents-beginning of period	6,457	7,926
Restricted cash-beginning of period	-	467,798
Cash and cash equivalents and restricted cash-beginning of period	6,457	475,724
Cash and cash equivalents end of period	$36,912	$5,028
Supplemental Cash Flow Disclosure:
Interest paid	$342,840	$463,717

(i) Refer to notes 8, long-lived assets, net and 11, long-term debt, for the increases in long-term debt on long-lived assets, net acquisitions

(ii) Refer to note 13, convertible promissory notes, for the issuance of capital stock on the conversion of debt

(iii) Refer to note 14, loan payable to related party, for the issuance of capital stock on the conversion of debt.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-41

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

1. Nature of Business and Basis of Presentation

SusGlobal Energy Corp. ("SusGlobal") was formed by articles of amalgamation on December 3, 2014, in the Province of Ontario, Canada and its executive office is in Toronto, Ontario, Canada. SusGlobal, a company in the start-up stages and Commandcredit Corp. ("Commandcredit"), an inactive Canadian public company, amalgamated to continue business under the name of SusGlobal Energy Corp.

On May 23, 2017, SusGlobal filed an Application for Authorization to continue in another Jurisdiction with the Ministry of Government Services in Ontario and a certificate of corporate domestication and certificate of incorporation with the Secretary of State of the State of Delaware under which it changed its jurisdiction of incorporation from Ontario to the State of Delaware (the "Domestication"). In connection with the Domestication each of the currently issued and outstanding common shares were automatically converted on a one-for-one basis into common shares compliant with the laws of the state of Delaware (the "Shares"). As a result of the Domestication, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL"), SusGlobal continued its existence under the DGCL as a corporation incorporated in the State of Delaware. The business, assets and liabilities of SusGlobal and its subsidiaries on a consolidated basis, as well as its principal location and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. SusGlobal filed a Registration Statement on Form S-4 to register the Shares and this registration statement was declared effective by the Securities and Exchange Commission on May 23, 2017.

On December 11, 2018, the Company began trading on the OTCQB venture market exchange, under the ticker symbol SNRG.

SusGlobal is a renewables company focused on acquiring, developing and monetizing a global portfolio of proprietary technologies in the waste to energy and regenerative products application.

These interim condensed consolidated financial statements of SusGlobal and its wholly-owned subsidiaries, SusGlobal Energy Canada Corp. ("SECC"), SusGlobal Energy Canada I Ltd. ("SGECI"), SusGlobal Energy Belleville Ltd. ("SGEBL") and 1684567 Ontario Inc. ("1684567") (together, the "Company"), have been prepared following generally accepted accounting principles in the United States ("US GAAP") for interim financial information and the Securities Exchange Commission ("SEC") instructions to Form 10-Q and Article 8 of SEC Regulation S-X, and are expressed in United States Dollars. The Company's functional currency is the Canadian Dollar ("C$"). In the opinion of management, all adjustments necessary for a fair presentation have been included.

2. Going Concern

The interim condensed consolidated financial statements have been prepared in accordance with US GAAP, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.

The Company incurred a net loss of $2,524,304 (2020-$1,507,507) for the nine months ended September 30, 2021 and as at that date had a working capital deficit of $11,236,795 (December 31, 2020-$9,830,314) and an accumulated deficit of $15,993,098 (December 31, 2020-$13,468,794) and expects to incur further losses in the development of its business. On February 18, 2021, PACE and the Company reached a new agreement to repay all amounts owing to PACE on or before July 30, 2021. Management was not able to meet the July 30, 2021 deadline. On August 13, 2021, PACE agreed to allow the Company until August 31, 2021 to bring the arrears current and continue to September 2022, the original maturity date. Management was not able to meet the August 31, 2021 deadline. On November 15, 2021, the Company paid all arrears to PACE and PACE agreed to allow the Company to continue payments to the end of the terms of each obligation, September 2022. Management continues discussions with equity investors to re-finance its remaining obligations to PACE and repay other creditors.

These factors cast substantial doubt as to the Company's ability to continue as a going concern, which is dependent upon its ability to obtain the necessary financing to further the development of its business, satisfy its obligations to PACE and its other creditors, and upon achieving profitable operations. There is no assurance of funding being available or available on acceptable terms. Realization values may be substantially different from carrying values as shown.

Beginning in March 2020 the Governments of Canada and Ontario, as well as foreign governments, instituted emergency measures as a result of the novel strain of coronavirus ("COVID-19"). The virus has had a major impact on Canadian and international securities and currency markets and consumer activity which may impact the Company's financial position, its results of operations and its cash flows significantly. The situation is constantly evolving, however, so the extent to which the COVID-19 outbreak will impact businesses and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial position, results of operations and cash flows will be affected in the future.

F-42

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

2. Going Concern, (continued)

These interim condensed consolidated financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the Company was unable to continue as a going concern.

3. Significant Accounting Policies

These interim condensed consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements and should be read in conjunction with the consolidated financial statements of the Company for the years ended December 31, 2020 and 2019 and their accompanying notes.

4. Recent Adopted Accounting Policy:

From time to time, new accounting pronouncements are issued by the financial accounting standards board (the "FASB") or other standard setting bodies and adopted by the Company as of the specified effective date or possibly early adopted, where permitted.

Newly Adopted

On January 1, 2021, the Company early adopted Accounting Standards Update ("ASU") No. 2020-06, -Debt-"Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity": simplifies accounting for convertible instruments by removing major separation models required under current US GAAP. ASU 2020-06 reduces the number of models used to account for convertible instruments, amends diluted earnings per share "EPS" calculations for convertible instruments, and amends the requirements for a contract (or embedded derivative) that is potentially settled in an entity's own shares to be classified in equity. The amendments add certain disclosure requirements to increase transparency and decision-usefulness about a convertible instrument's terms and features. Under ASU 2020-06, the Company must use the if-converted method for including convertible instruments in diluted EPS as opposed to the treasury stock method. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2023. Early adoption is allowed under the standard with either a modified retrospective or full retrospective method. The Company early adopted ASU 2020-06 on January 1, 2021 using the modified retrospective method. As a result of Management's evaluation, the adoption of ASU 2020-06 did not have a material impact on the interim condensed consolidated financial statements.

5. Financial Instruments

The carrying value of cash, trade receivables, accounts payable, accrued liabilities and deferred revenue approximated their fair values as of September 30, 2021 and December 31, 2020, due to their short-term nature. The carrying value of the advance, long-term debt, obligations under capital lease, convertible promissory notes and loan payable to related party approximated their fair values due to their market interest rates.

Interest, Credit and Concentration Risk

Interest rate risk is the risk borne by an interest-bearing asset or liability as a result of fluctuations in interest rates. Financial assets and financial liabilities with variable interest rates expose the Company to cash flow interest rate risk.

The Company is exposed to significant interest rate risk on the current portion of its long-term debt and a portion of its convertible promissory notes of $7,708,574 (C$9,821,091) (2020-$6,327,520; C$8,056,430).

Credit risk is the risk of loss associated with a counterparty's inability to perform its payment obligations. As at September 30, 2021, the Company's credit risk is primarily attributable to cash and trade receivables. As at September 30, 2021, the Company's cash was held with reputable Canadian chartered banks, a credit union and a United States of America bank.

F-43

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

5. Financial Instruments, (continued)

With regards to credit risk with customers, the customers' credit evaluation is reviewed by management and account monitoring procedures are used to minimize the risk of loss. The Company believes that no additional credit risk beyond amounts provided for by the allowance for doubtful accounts are inherent in accounts receivable. As at September 30, 2021, the allowance for doubtful accounts was $nil (C$nil) (December 31, 2020-$nil; C$nil).

As at September 30, 2021, the Company is exposed to concentration risk as it had four customers (December 31, 2020-five customers) representing greater than 5% of total trade receivables and four customers (December 31, 2020-five customers) represented 74% (December 31, 2020 - 96%) of trade receivables. The Company had certain customers whose revenue individually represented 10% or more of the Company's total revenue. These customers accounted for 80% (34%, 23%, 12% and 11%) (September 30, 2020-69%; 40%, 15% and 14%) of total revenue.

Liquidity Risk

Liquidity risk is the risk that the Company is unable to meet its obligations as they fall due. The Company takes steps to ensure it has sufficient working capital and available sources of financing to meet future cash requirements for capital programs and operations. Management is in discussions with a Canadian chartered bank to refinance its obligations to PACE and repay other creditors. Refer also to going concern, note 2.

The Company actively monitors its liquidity to ensure that its cash flows and working capital are adequate to support its financial obligations and the Company's capital programs. In order to continue operations, the Company will need to raise capital, repay PACE for all of its outstanding obligations by September 2022 and complete the refinancing of its real property and organic waste processing and composting facility. There is no assurance of funding being available or available on acceptable terms. Realization values may be substantially different from carrying values as shown. Refer also to going concern, note 2.

Currency Risk

Although the Company's functional currency is the C$, the Company realizes a portion of its expenses in United States Dollars ("$"). Consequently, certain assets and liabilities are exposed to foreign currency fluctuations. As at September 30, 2021, $141,047 (December 31, 2020-$527,847) of the Company's net monetary liabilities were denominated in $. The Company has not entered into any hedging transactions to reduce the exposure to currency risk.

6. Prepaid Expenses and Deposits

Included in prepaid expenses and deposits are costs, primarily for professional services to be expensed as stock-based compensation and stock-based compensation under management compensation after September 30, 2021, in the amount of $145,509 (C$185,385). These professional services expire at varying periods from November 30, 2021 to March 31, 2023 and expensed evenly over these periods based on the terms of the associated agreements. The stock-based compensation is included under management compensation for the three and nine-month periods ended September 30, 2021 in the amounts of $54,259 and $162,777 respectively, disclosed also under related party transactions, note 9 and under stock-based compensation for the three and nine-month periods ended September 30, 2021 in the amounts of $31,346 and $68,228 respectively, in the interim condensed consolidated statements of operations and comprehensive loss. The professional services disclosed under stock-based compensation related to general corporate consulting, marketing, branding and commercialization to market, and general investor relations services. The common shares issued for professional services are also noted under capital stock, note 15. The balance consists of costs and deposits for services expiring after September 30, 2021, including insurance, rent, a subscription and a legal retainer.

7. Intangible Assets

	September 30, 2021	December 31, 2020
Customer lists-limited life-C$10,045 (net of accumulated amortization of $11,990) (C$15,276) (2020-$10,809 (C$13,763) (net of accumulated amortization of $9,078 (C$11,559))	$7,885	$10,809
Trademarks-indefinite life-C$53,603 (2020-C$43,135)	42,073	33,878
Environmental compliance approvals (the "ECAs") -indefinite life- C$573,751 (2020-C$182,700)	450,337	143,493
	$500,295	$188,180

F-44

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

7. Intangible Assets, (continued)

For the three and nine-month periods ended September 30, 2021, the Company incurred fees in connection with various trademarks in the United States and Canada, in the amount $3,347 (C$4,433) and $8,216 (C$10,468) (2020-$8,508; C$11,349 and $14,366; C$19,162) respectively.

On September 15, 2017, the Company acquired the ECAs, having an indefinite life, on the purchase of certain assets from BDO Canada Limited ("BDO") under an asset purchase agreement (the "APA").

Effective May 24, 2019, the Company acquired customer lists of $22,608 (C$30,400) relating to certain municipal contracts. These customer lists are being amortized over terms ranging from forty-five to sixty-six months. During the three and nine-month periods ended September 30, 2021, amortization of $983 (C$1,239) and $2,971 (C$3,717) (2020-$506; C$680), disclosed under office and administration in the statements of operations and comprehensive loss and under amortization of intangible assets in the statements of cash flows.

As described in long-lived assets net, note 8, on August 17 2021, the Company acquired certain assets in Hamilton, Ontario, Canada, (the "Hamilton Property"), consisting of land, a vacant building and ECAs. The ECAs acquired totaled $306,936 (C$391,051). The fair value of the ECAs was valued using a replacement cost valuation approach and incorporated a margin on cost and an entrepreneurial margin of approximately 11% and 20% respectively. The purchase consideration of the Hamilton Property was allocated ratable on assets acquired as detailed under Note 8 below.

8. Long-lived Assets, net

		September 30,		December 31,
		2021		2020
	Cost	Accumulated	Net book value	Net book value
		depreciation
Land	$3,363,643	$-	$3,363,643	$1,655,623
Property under construction	1,614,030	-	1,614,030	-
Composting buildings	2,379,910	568,833	1,811,077	1,965,959
Gore cover system	1,105,157	420,245	684,912	771,622
Driveway and paving	363,801	117,629	246,172	268,171
Machinery and equipment	177,839	105,335	72,504	99,227
Equipment under capital lease	730,743	573,982	156,761	269,116
Office trailer	9,419	9,419	-	1,527
Vacuum trailer	5,887	3,974	1,913	3,240
Computer equipment	6,937	6,937	-	385
Automotive equipment	181,852	31,350	150,502	4,754
Signage	6,487	2,302	4,185	2,601
	$9,945,705	$1,840,006	$8,105,699	$5,042,225

On August 17 2021, the Company acquired the Hamilton Property assets, consisting of land, a vacant building and ECAs. The total purchase price including costs of acquisition of $173,996 (C$221,680) totaled $3,557,664 (C$4,532,633). The costs of acquisition, were settled through cash payments of $117,996 (C$150,333) and the issuance of 200,000 common shares valued based on the trading price on the issuance date at $56,000 (C$71,347) to a consultant who assisted on the closing of the transaction. The issuance of common shares is also noted under capital stock, note 15, common shares issued for professional services. The purchase of the Hamilton Property was funded by cash of $392,712 (C$500,333), the issuance of 300,000 common shares to the vendor on closing, having a value based on the trading price on the issuance date of $84,000 (C$107,020), the issuance noted above of 200,000 common shares to a consultant who assisted on the closing of the transaction disclosed as part of common shares issued for professional services, under capital stock, note 15, a vendor take-back 1st mortgage of $1,569,800 (C$2,000,000) and a portion of the increased existing 1st mortgage of $1,455,152 (C$1,853,933), disclosed under note 11(d), long-term debt. The cost of the purchase price was allocated ratably over the estimated fair value of each long-lived asset acquired, land of $1,709,074 (C$2,177,442), included above under land and building $1,541,654 (C$1,964,141), described above as property under construction. Refer to intangible assets, note 7, for details of the balance of the purchase price representing ECAs acquired.

Also included under property under construction, are construction costs incurred subsequent to the acquisition in the amount of $72,376 ($92,211).

Depreciation is disclosed in cost of sales for the three and nine-month periods ended September 30, 2021 in the amount of $116,632 (C$147,130) and $388,731 (C$486,278) (2020-$133,467; C$178,030 and $367,734; C$497,543) respectively, and in office and administration in the amount of $398 (C$509) and $2,665 (C$3,334) (2020-$1,350; C$1,800 and $3,845; C$5,203) respectively, in the interim condensed consolidated statements of operations and comprehensive loss.

In addition, under deferred assets in the interim condensed consolidated balance sheets is an accrual in the amount of $nil (C$nil) (December 31, 2020-$215,953; C$274,959), for certain long-lived assets previously expected to be received.

F-45

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

9. Related Party Transactions

For three and nine-month periods ended September 30, 2021, the Company incurred $71,424 (C$90,000) and $215,838 (C$270,000) (2020-$33,791; C$45,000 and $99,779; C$135,000) respectively, in management fees expense with Travellers International Inc. ("Travellers"), an Ontario company controlled by a director and the president and chief executive officer (the "CEO"); and $19,047 (C$24,000) and $57,557 (C$72,000) (2020-$18,021; C$24,000 and $53,215; C$72,000) respectively, in management fees expense with the Company's chief financial officer (the "CFO"). As at September 30, 2021, unpaid remuneration and unpaid expenses in the amount of $410,219 (C$522,639) (December 31, 2020-$396,160; C$504,405) is included in accounts payable in the interim condensed consolidated balance sheets. This balance includes amounts owing to the former chief executive officer in the amount of $310,428 (C$395,500).

In addition, during the three and nine-month periods ended September 30, 2021, the Company incurred interest expense of $nil (C$nil) and $nil (C$nil) (2020-$1,771; C$2,368 and $4,399; C$5,952) respectively, on outstanding loans from Travellers and $265 C$(331) and $265 (C$331) (2020-$nil; C$nil and $nil; C$nil) respectively, on the outstanding loan from the CFO.

For the three and nine-month periods ended September 30, 2021, the Company incurred $27,220 (C$34,255) and $72,672 (C$90,908) (2020-$21,198; C$28,284 and $57,618; C$77,957) respectively, in rent expense paid under a lease agreement with Haute Inc. ("Haute"), an Ontario company controlled by the CEO.

For those independent directors providing their services throughout 2021, the Company recorded directors' compensation for the three and nine-month periods ended September 30, 2021, in the amount of $14,905 (C$18,751) and $38,241 (C$47,837) (2020-$56,637 and $57,070) respectively. Also included in directors' compensation for the three and nine-month periods ended September 30, 2021, is the audit committee chairman's fees, in the amount of $nil (C$nil) and $nil (C$nil) (2020-$751 C$1,000 and $2,217; $C3,000). A new audit committee chairman has not yet been appointed for 2021 As at September 30, 2021, outstanding directors' compensation of $nil (C$nil) (December 31, 2020-$2,663; C$3,390) is included in accounts payable and $55,293 (C$70,446) (December 31, 2020-$37,244; C$47,421) is included in accrued liabilities, in the interim condensed consolidated balance sheets.

Furthermore, for the three and nine-month periods ended September 30, 2021, the Company recognized management stock-based compensation expense of $54,259 and $162,777 (2020 $nil and $nil) respectively, on the common stock issued to the CEO and the CFO, 1,000,000 and 50,000 common stock respectively, on commencement of their new executive consulting agreements, effective January 1, 2021. The total stock-based compensation on the issuance of the common stock totaled $217,035. The portion to be expensed for the balance of the year, $54,258 is included in prepaid expenses and deposits in the interim condensed consolidated balance sheets.

10. Advance

On August 4, 2020, the Company received an advance in the amount of $82,992 (C$110,700) from a private lender. The advance was repayable weekly at an amount of $4,952 (C$6,138). The amount was paid in full on January 26, 2021. For the three and nine-month periods ended September 30, 2021, the Company incurred interest charges of $nil (C$nil) and $706 (C$883) (2020-$15,554; C$21,044) and $15,554; C$21,044) respectively.

11. Long-Term Debt

			Corporate		Canada Emergency
	Credit Facility	Credit Facility	Term Loan	Mortgages Payable	Business Account	Corporate Term Loan	September 30, 2021 Total	December 31, 2020 Total
	(a)	(b)	(c)	(d)	(e)	(f)
Long-Term Debt	$758,200	$423,988	$2,569,316	$5,526,870	$78,490	$142,037	$9,498,901	$6,406,060
Current portion	(758,200)	(423,988)	(2,569,316)	(3,957,070)	-	(37,143)	$(7,745,717)	(6,327,520)
Long-term portion	$-	$-	$-	$1,569,800	$78,490	$104,894	$1,753,184	$78,540

F-46

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

11. Long-Term Debt, (continued)

On February 18, 2021, PACE and the Company reached a new agreement to repay all amounts owing to PACE on or before July 30, 2021. Management was not able to meet the July 30, 2021 deadline. On August 13, 2021, PACE agreed to allow the Company to bring the arrears current by August 31, 2021 and continue to September 2022. Management was not able to meet this new deadline. On November 15, 2021, the Company paid all arrears to PACE and PACE agreed to allow the Company to continue payments to the end of the terms of each obligation, September 2022. Refer to subsequent events, note 20(b) and 20(f). Management continues discussions with equity investors to re-finance its remaining obligations to PACE and repay other creditors. In addition, the letter of credit the Company has with PACE in favor of the Ministry of the Environment, Conservation and Parks (the "MECP"), was renewed to the termination of the obligations to PACE, September 2022. On April 3, 2020, the shares previously pledged as security to PACE, were released and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises.

Refer also to going concern, note 2.

The remaining PACE long-term debt was initially payable as noted below:

(a)

The credit facility bears interest at the PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $6,879 (C$8,764) and matures on September 2, 2022. The first and only advance on the credit facility on February 2, 2017, in the amount of $1,255,840 (C$1,600,000), is secured by a business loan general security agreement, a $1,255,840 (C$1,600,000) personal guarantee from the CEO and a charge against the Haute leased premises. Also pledged as security are the shares of the wholly-owned subsidiaries, and a limited recourse guarantee against each of these parties. As noted above, the pledged shares were delivered by PACE and are currently held as security for the personal guarantee from the CEO and charge against the Haute leased premises. The credit facility is fully open for prepayment at any time without notice or bonus.

(b)

The credit facility advanced on June 15, 2017, in the amount of $470,940 (C$600,000), bears interest at the PACE base of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $3,847 (C$4,901), and matures on September 2, 2022. The credit facility is secured by a variable rate business loan agreement on the same terms, conditions and security as noted above.

(c)

The corporate term loan advanced on September 13, 2017, in the amount of $2,923,083 (C$3,724,147), bears interest at PACE base rate of 7.00% plus 1.25% per annum, currently 8.25%, is payable in monthly blended installments of principal and interest of $23,320 (C$29,711), and matures on September 13, 2022. The corporate term loan is secured by a business loan general security agreement representing a floating charge over the assets and undertakings of the Company, a first priority charge under a registered debenture and a lien registered under the Personal Property Security Act in the amount of $3,140,368 (C$4,000,978) against the assets including inventory, accounts receivable and equipment. The corporate term loan also included an assignment of existing contracts included in the asset purchase agreement.

For the three and nine-month periods ended September 30, 2021, $79,687 (C$99,683) and $236,743 (C$296,151) (2020-$70,105; C$93,162 and $225,346; C$304,893) respectively, in interest was incurred on the PACE long-term debt. As at September 30, 2021 $147,089 (C$187,399) (December 31, 2020-$18,319; C$23,325) in accrued interest is included in accrued liabilities in the interim condensed consolidated balance sheets.

(d)

i.)   The Company obtained a 1st mortgage provided by private lenders to finance the acquisition of the shares of 1684567 and to provide funds for additional financing needs, including additional lands, received in four tranches totaling $4,081,480 (C$5,200,000) (December 31, 2020-$2,591,820; C$3,300,000). The fourth tranche was received on August 13, 2021 in the amount of $1,491,310 (C$1,900,000) and a portion of this fourth tranche, $1,455,152 (C$1,853,933), was used to fund a portion of the purchase of the Hamilton Property, described under long-lived assets, net note 8. The 1st mortgage is repayable interest only on a monthly basis at an annual rate of the higher of the Royal Bank of Canada's prime rate plus 6.05% per annum (currently 8.50%) and 10% per annum with a maturity date of September 1, 2022. The 1st mortgage payable is secured by the shares held of 1684567, a 1st mortgage on the premises located at 704 Phillipston Road, Roslin, Ontario, Canada and a general assignment of rents. Financing fees on the 1st mortgage totaled $316,644 (C$403,419). As at September 30, 2021 $32,428 (C$41,315) (December 31, 2020-$36,215; C$46,110) of accrued interest is included in accrued liabilities in the interim condensed consolidated balance sheets. In addition, as at September 30, 2021 there is $124,413 (C$158,508) (December 31, 2020-$50,253; C$63,984) of unamortized financing fees included in long-term debt in the interim condensed consolidated balance sheets.

F-47

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

11. Long-Term Debt, (continued)

ii.)  On August 17, 2021, the Company obtained a vendor take-back 1st mortgage in the amount of $1,569,800 (C$2,000,000), on the purchase of the Hamilton Property, described under long-lived assets, net note 8. The 1st mortgage bears interest at an annual rate of 2% per annum, repayable monthly interest only with a maturity date of August 17, 2023, secured by the assets on the Hamilton Property.

For the three and nine-month periods ended September 30, 2021, $89,762 (C$112,814) and $206,184 (C$257,924) (2020-$48,809; C$65,000 and $144,125; C$195,000) respectively in interest was incurred on the 1st mortgages payable.

(e)

As a result of the COVID-19 virus, the Government of Canada launched the Canada Emergency Business Account (the "CEBA"), a program to ensure that small businesses have access to the capital they need to see them through the current challenges and better position them to quickly return to providing services to their communities and creating employment. The program is administered by Canadian chartered banks and credit unions.

The Company has received a total of $78,490 (C$100,000) under this program, from its Canadian chartered bank.

Under the initial term date of the loans, which is detailed in the CEBA term loan agreements, the amount is due on December 31, 2022 and is interest-free. If the loans are not repaid by December 31, 2022, the Company can make payments, interest only, on a monthly basis at an annual rate of 5%, under the extended term date, beginning January 31, 2023, maturing December 31, 2025.

In addition, on a combined basis, if $54,943 (C$70,000) of the loans are repaid by the initial term, December 31, 2022, the Company's Canadian chartered bank will forgive the balance, $23,547 (C$30,000). The CEBA term loan agreements contain a number of positive and negative covenants, for which the Company is not in full compliance.

(f)

On April 8, 2021, the Company took delivery of a truck and hauling trailer for a total purchase price of $171,373 (C$218,338) plus applicable harmonized sales taxes. The purchase was financed by a bank term loan of $156,980 (C$200,000), over a forty-eight-month term, bearing interest at 4.95% per annum with monthly blended instalments of principal and interest payments of $3,847 (C$4,901) due April 7, 2025.

For the three and nine-month periods ended September 30, 2021, $1,380 (C$1,734) and $3,173 (C$3,969) respectively, in interest was incurred.

12. Obligations under Capital Lease

				September 30,	December 31,
				2021	2020
	(a)	(b)	(c)	Total	Total
Obligations under Capital Lease	$22,337	$38,528	$207,279	$268,144	$375,140
Less: current portion	(22,337)	(38,528)	(62,952)	(123,817)	(375,140)
Long-term portion	$-	$-	$144,327	$144,327	$-

Refer also to going concern, note 2.

(a)

The lease agreement for certain equipment for the Company's organic waste processing and composting facility at a cost of $224,992 (C$286,650), is payable in monthly blended installments of principal and interest of $4,584 (C$5,840), plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of $22,448 (C$28,600), plus applicable harmonized sales taxes on October 31, 2021. The lease agreement bears interest at the rate of 5.982% annually, compounded monthly, due September 30, 2021. On November 3, 2021, the Company paid the final payment of $22,448 (C$28,600), plus applicable harmonized sales taxes.

F-48

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

12. Obligations under Capital Lease, (continued)

(b)

The lease agreement for certain equipment for the Company's organic composting facility at a cost of $194,224 (C$247,450 ), is payable in monthly blended installments of principal and interest of $4,017 (C$5,118), plus applicable harmonized sales taxes for a period of forty-six months plus the first two monthly blended installments of $7,849 (C$10,000) plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of $19,371 (C$24,680) plus applicable harmonized sales taxes on February 27, 2022. The leasing agreement bears interest at the rate of 6.15% annually, compounded monthly, due January 27, 2022.

(c)

The lease agreement for certain equipment for the Company's organic waste processing and composting facility at a cost of $305,836 (C$389,650), is payable in monthly blended installments of principal and interest of $5,378 (C$6,852), plus applicable harmonized sales taxes for a period of fifty-nine months plus an initial deposit of $15,266 (C$19,450) plus applicable harmonized sales taxes and an option to purchase the equipment for a final payment of a nominal amount of $78 (C$100) plus applicable harmonized sales taxes on February 27, 2025. The leasing agreement bears interest at the rate of 3.59% annually, compounded monthly, due February 27, 2025.

The lease liabilities are secured by the equipment under capital lease as described in note 8.

Minimum lease payments as per the original terms of the obligations under capital lease are as follows:

In the three-month period ending December 31, 2021	$60,030
In the year ending December 31, 2022	87,930
In the year ending December 31, 2023	64,542
In the year ending December 31, 2024	64,542
In the year ending December 31, 2025	5,457
282,501
Less: imputed interest	(14,357)
Total	$268,144

For the three and nine-month periods ended September 30, 2021, $2,147 (C$2,721) and $9,841 (C$12,311) (2020-$4,902; C$6,536 and $13,822; C$18,701) respectively, in interest was incurred.

13. Convertible Promissory Notes

		September 30, 2021	December 31, 2020
(a)	Convertible promissory notes-March 7 and March 8, 2019 (net of unamortized financing costs of $nil (2020- $nil))	$200,000	$491,500
(b)	Convertible promissory note-May 23, 2019 (net of unamortized financing costs of $nil (2020-$nil))	-	242,000
(c)	Convertible promissory note-July 19, 2019 (net of unamortized financing costs of $nil (2020-$nil))	-	187,000
(d)	Convertible promissory note-October 17, 2019 (net of accumulated financing costs of $nil (2020-$nil)	-	171,600
(e)	Convertible promissory note-March 31, 2021 (net of unamortized financing costs of $nil (2020-$nil)	275,000	-
(f)	Convertible promissory note-April 1, 2021 (net of unamortized financing costs of $nil (2020-$nil)	275,000	-
(g)	Convertible promissory note-June 16, 2021 (net of unamortized financing costs of $260,774 (2020-$nil)	189,226	-
(h)	Convertible promissory note-August 26, 2021 (net of unamortized financing costs of $34,718 (2020-$nil)	107,482	-
		$1,046,708	$1,092,100

F-49

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

13. Convertible Promissory Notes, (continued)

(a)

On March 7 and March 8, 2019, the Company entered into two securities purchase agreements (the "March 2019 SPAs") with two investors (the "March 2019 Investors") pursuant to which the Company issued to each March 2019 Investor two 12% unsecured convertible promissory notes comprised of the first notes (the "First Notes") being in the amount of $275,000 each, and the remaining notes in the amount of $275,000 each (the "Back-End Notes," and, together with the First Notes, the "March 2019 Investor Notes") in the aggregate principal amount of $1,100,000, with such principal and the interest thereon convertible into Common Stock at the March 2019 Investors' option. Each First Note contains a $25,000 Original Issue Discount such that the issue price of each First Note was $250,000. The proceeds on the issuance of the First Notes were received from the March 2019 Investors upon the signing of the March 2019 SPAs. The proceeds on the issuance of the Back-End Notes were initially received by the issuance of two offsetting $250,000 secured notes to the Company by the March 2019 Investors (the "Buyer Notes"), provided that prior to conversion of the Back-End Notes, the March 2019 Investors must have paid back the Back-End Notes in cash.

Although the March 2019 SPAs are dated March 7, 2019 and March 8, 2019 (each, a "March 2019 Effective Date"), they became effective upon the receipt in cash of the issue price by the March 2019 Investors. On March 11, 2019, the Company received cash of $456,000, net of transaction related expenses of $94,000, for the First Notes from the March 2019 Investors.

(a)

On April 24, 2019, the Company received one of the Back-End Notes from the March 2019 Investors in the face value amount of $275,000. The proceeds received by the Company was $228,000, net of transaction related expense of $47,000. The maturity dates of the March 2019 Investor Notes were March 7, 2020 and March 8, 2020. The March 2019 Investor Notes bear interest at a rate of twelve percent (12%) per annum (the "March 2019 Interest Rate"), which interest shall be paid by the Company to the March 2019 Investors in Common Stock at any time the March 2019 Investors send a notice of conversion to the Company.

The March 2019 Investors are entitled to, at their option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the March 2019 Investor Notes into Common Stock, at any time, at a conversion price for each share of the Company's Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Notes) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable March 2019 Effective Date; or (ii) the conversion date.

The Company initially reserved a minimum of eight (8) times the number of its authorized and unissued Common Stock (the "March 2019 Reserved Amounts"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the March 2019 Investor Notes. Upon full conversion of the March 2019 Investor Notes, any shares remaining in such reserve were cancelled.

Since the March 2019 Investor Notes were not repaid by their March 7, 2020 and March 8, 2020 maturity dates, they were also in default resulting in the outstanding balance (principal plus accrued interest) increasing by 10% and the interest rate on the 2019 March Investor Notes increasing from 12% to 24% annually, effective January 28, 2020.

On December 24, 2020, one of the two March 2019 Investors accepted a payment of $165,000 representing payment in full of all obligations due and owing under their March 2019 Investor Note. This resulted in a gain on forgiveness of debt of $119,983, including accrued interest of $68,085, in 2020.

On January 19, 2021, the remaining March 2019 Investor and the Company reached an agreement for payment in full of all obligations due and owing under its March 2019 Investor Notes by payments totaling $550,000, $50,000 paid on January 20, 2021, $200,000 on or before March 1, 2021, which was converted to 1,075,124 common shares on March 11, 2021 and $300,000 on or before March 31, 2021. The payment due on or before March 31, 2021 was extended to April 29, 2021. The Company and the March 2019 Investor have been in discussions to settle the balance of the remaining March 2019 Investor Notes. This March 2019 Investor converted a total of $135,000 of one of his March 2019 Investor Notes for 1,075,124 common shares as noted above, including accrued interest of $32,444 (December 31, 2020-$91,802). The balance of the convertible promissory note was forgiven by the March 2019 Investor resulting in a forgiveness of debt of $135,641, including accrued interest of $129,141, disclosed under other income (loss) in the interim condensed consolidated financial statements. On November 3, 2021, the March 2019 Investor accepted a payment of $200,000 from the Company representing all outstanding principal and accrued interest. Refer also to subsequent events, note 20(d).

F-50

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

13. Convertible Promissory Notes, (continued)

During the three-month period ended September 30, 2021, the March 2019 Investor converted $75,000 of his remaining March 2019 Investor Note for 591,905 common shares of the Company, including accrued interest and related cost of $21,185. After an interest adjustment of $25,000, the remaining balance of the March 2019 Investor Note is $200,000.

(b)

On May 23, 2019, the Company entered into a securities purchase agreement (the "May 2019 SPA") with one investor (the "May 2019 Investor") pursuant to which the Company issued to the May 2019 Investor one 12% unsecured convertible promissory note (the "May 2019 Investor Note") in the principal amount of $250,000. On this date, the Company received proceeds of $204,250, net of transaction related expenses of $45,750.

The maturity date of the May 2019 Investor Note was May 23, 2020. The May 2019 Investor Note bears interest at a rate of twelve percent (12%) per annum (the "May 2019 Interest Rate"), which interest shall be paid by the Company to the May 2019 Investor in Common Stock at any time the May 2019 Investor sends a notice of conversion to the Company. The May 2019 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the May 2019 Investor Note into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Note) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable May 2019 Effective Date; or (ii) the conversion date.

The Company initially reserved 10,937,000 of its authorized and unissued Common Stock (the "May 2019 Reserved Amount"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the May 2019 Investor Note. Upon full conversion of the May 2019 Investor note, any shares remaining in such reserve were cancelled.

As a result of the January 2019 Investor Notes and the March 2019 Investor Notes not having been repaid by their respective due dates, these defaults resulted in the interest rate on the May 2019 Investor Note increasing from 12% to 24% annually, effective January 28, 2020 and the principal balance of the May 2019 Investor Note increasing by 10% on May 23, 2020.

During the three and nine-month periods ended September 30, 2021, the May 2019 Investor converted a total of $nil and $nil (December 31, 2020-$nil and $15,000) of his May 2019 Note. And, on January 21, 2021, the May 2019 Investor converted the remaining balance of his May 2019 Investor Note for 846,154 common shares of the Company. This satisfied in full all obligations due and owing under the May 2019 Investor Note. This resulted in a gain on forgiveness of debt of $95,346, including accrued interest of $73,346, disclosed as other income (loss) in the interim condensed consolidated statements of operations and comprehensive loss.

(c)

On July 19, 2019, the Company entered into a securities purchase agreement (the "July 2019 SPA") with one investor (the "July 2019 Investor") pursuant to which the Company issued to the July 2019 Investor one 12% unsecured convertible promissory note (the "July 2019 Investor Note") in the principal amount of $170,000. On this date, the Company received proceeds of $138,225, net of transaction related expenses of $31,775.

The maturity date of the July 2019 Investor Note was July 19, 2020. The July 2019 Investor Note bears interest at a rate of twelve percent (12%) per annum (the "July 2019 Interest Rate"), which interest shall be paid by the Company to the July 2019 Investor in Common Stock at any time the July 2019 Investor sends a notice of conversion to the Company. The July 2019 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the July 2019 Investor Note into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Note) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable July 2019 Effective Date; or (ii) the conversion date.

The Company initially reserved 5,604,000 of its authorized and unissued Common Stock (the "July 2019 Reserved Amount"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the July 2019 Investor Note. Upon full conversion of the July 2019 Investor Note, any shares remaining in such reserve were cancelled.

F-51

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

13. Convertible Promissory Notes, (continued)

As a result of the January 2019 Investor Notes, the March 2019 Investor Notes and the May 2019 Investor Note not having been repaid by their respective due dates, these defaults resulted in the interest rate on the July 2019 Investor Note increasing from 12% to 24% annually, effective January 28, 2020 and the principal balance of the July 2019 Investor Note increasing by 10% on July 19, 2020.

On January 21, 2021, the July 2019 Investor converted the remaining balance of his July 2019 Investor Note for 653,846 common shares of the company. This satisfied in full all obligations due and owing under the July 2019 Investor Note. This resulted in a gain on forgiveness of debt of $69,882, including accrued interest of $52,882, disclosed as other income (loss) in the interim condensed consolidated statements of operations and comprehensive loss

(d)

On October 17, 2019, the Company entered into a securities purchase agreement (the "October 2019 SPA") with one investor (the "October 2019 Investor") pursuant to which the Company issued to the October 2019 Investor one 12% unsecured convertible promissory note (the "October 2019 Investor Note") in the principal amount of $156,000. On this date, the Company received proceeds of $129,600, net of transaction related expenses of $26,400.

The maturity date of the October 2019 Investor Note was October 17, 2020. The October 2019 Investor Note bears interest at a rate of twelve percent (12%) per annum (the "October 2019 Interest Rate"), which interest shall be paid by the Company to the October 2019 Investor in Common Stock at any time the October 2019 Investor sends a notice of conversion to the Company. The October 2019 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the October 2019 Investor Note into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Note) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company's shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable October 2019 Effective Date; or (ii) the conversion date.

The Company initially reserved 22,153,000 of its authorized and unissued Common Stock (the "October 2019 Reserved Amount"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the October 2019 Investor Note. Upon full conversion of the October 2019 Investor Note, any shares remaining in such reserve were cancelled.

As a result of the January 2019 Investor Notes, the March 2019 Investor Notes, the May 2019 Investor Note and the July 2019 Investor Note not having been repaid by their respective due dates, these defaults resulted in the interest rate on the October 2019 Investor Note increasing from 12% to 24% annually, effective January 28, 2020. On January 21, 2021, the October 2019 Investor converted the remaining balance of its October 2019 Investor Note for 600,000 common shares of the company. This satisfied in full all obligations due and owing under the October 2019 Investor Note. This resulted in a gain on forgiveness of debt of $58,591, including accrued interest of $42,991, disclosed as other income (loss) in the interim condensed consolidated statements of operations and comprehensive loss.

(e)

On March 31, 2021, the Company entered into a securities purchase agreement (the "March 2021 SPA") with one investor (the "March 2021 Investor") pursuant to which the Company issued to the March 2021 Investor one 10% unsecured convertible promissory note (the "March 2021 Investor Note") in the principal amount of $275,000. On this date, the Company received proceeds of $245,000, net of transaction related expenses $30,000. In addition, the March 31, 2021 Investor was issued 200,000 common shares immediately subsequent to the issue date, determined to be valued at $66,000, based on the closing trading price at the time.

The maturity date of the March 2021 Investor Note is September 30, 2021. The March 2021 Investor Note bears interest at a rate of ten percent (10%) per annum (the "March 2021 Interest Rate"), which shall be paid by the Company to the March 2021 Investor in Common Stock at any time the March 2021 Investor sends a notice of conversion to the Company. The March 2021 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the March 2021 Investor Note into Common Stock, at a conversion price of $0.20 per share. The original terms of the March 2021 Investor Note may be prepaid until 180 days from its issue date at a prepayment premium of 120%. The Company and the March 2021 Investor are in discussions to settle the March 2021 Investor Note. The Company and the March 2021 Investor are in discussions to settle the March 2021 Investor Note.

F-52

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

13. Convertible Promissory Notes, (continued)

The Company initially reserved 5,000,000 of its authorized and unissued Common Stock (the "March 2021 Reserved Amount"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the March 2021 Investor Note.

(f)

On April 1, 2021, the Company entered into a securities purchase agreement (the "April 2021 SPA") with one investor (the "April 2021 Investor") pursuant to which the Company issued to the April 2021 Investor one 10% unsecured convertible promissory note (the "April 2021 Investor Note") in the principal amount of $275,000. On April 5, 2021, the Company received proceeds of $245,000, net of transaction related expenses of $30,000. In addition, the April 2021 Investor was issued 200,000 common shares immediately subsequent to the issue date, determined to be valued at $69,000, based on the closing trading price at the time.

The maturity date of the April 2021 Investor Note is September 30, 2021. The April 2021 Investor Note bears interest at a rate of ten percent (10%) per annum (the "April 2021 Interest Rate"), which shall be paid by the Company to the April 2021 Investor in Common Stock at any time the April 2021 Investor sends a notice of conversion to the Company. The April 2021 Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the April 2021 Investor Note into Common Stock, at a conversion price of $0.20 per share. The original terms of the April 2021 Investor Note may be prepaid until 180 days from its issue date at a prepayment premium of 120%. The Company and the April 2021 Investor are in discussions to settle the April 2021 Investor Note.

The Company initially reserved 5,000,000 of its authorized and unissued Common Stock (the "April 2021 Reserved Amount"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the April 2021 Investor Note.

(g)

On June 16, 2021, the Company entered into a securities purchase agreement (the "June 2021 SPA") with one investor (the "June 2021 Investor") pursuant to which the Company issued to the June 2021 Investor one 10% unsecured convertible promissory note (the "June 2021 Investor Note") in the principal amount of $450,000. On June 18, 2021, the Company received proceeds of $382,500, net of transaction related expenses of $67,500. In addition, the June 2021 Investor was issued 1,000,000 common shares of the Company, determined to be valued at $300,000, based on an agreed upon price per share of $0.30.

The maturity date of the June 2021 Investor Note is June 16, 2022. The June 2021 Investor Note bears interest at a rate of ten percent (10%) per annum (the "June 2021 Interest Rate"), which shall be paid by the Company to the June 2021 Investor on a monthly basis, commencing on the first of the month following issuance. The June 2021 Investor may convert the principal amount and any accrued but unpaid interest into the Company's common stock from time to time following an event of default (as defined in the June 2021 Investor Note), at a conversion price (the "Conversion Price") equal to the lesser of 90% (representing a 10% discount) multiplied by the lowest trading price (i) during the previous twenty (20) trading day (as defined in the June 2021 Investor Note) period ending on the issuance date of the June 2021 Investor Note, or (ii) during the previous twenty (20) trading day period ending on date of conversion of the June 2021 Investor Note. The June 2021 Investor Note may be prepaid at any time in cash equal to the sum of (a) the then outstanding principal amount of the June 2021 Investor Note plus (b) accrued and unpaid interest on the unpaid principal balance of the June 2021 Investor Note plus (c) default interest (as defined in the June 2021 Investor note on the occurrence of a default), if any.

The Company initially reserved 7,000,000 of its authorized and unissued Common Stock (the "June 2021 Reserved Amount"), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of the June 2021 Investor Note.

(h)

On August 26, 2021, the Company entered into a securities purchase agreement (the "August 2021 SPA") with one investor (the "August 2021 Investor") pursuant to which the Company issued to the August 2021 Investor one 10% unsecured convertible promissory note (the "August 2021 Investor Note") in the principal amount of $142,200. On September 1, 2021, the Company received proceeds of $125,000, net of transaction related expenses of $17,200. In addition, the June 2021 Investor was issued 80,000 common shares of the Company, valued at $21,200, based on the closing trading price per share of $0.265.

F-53

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

13. Convertible Promissory Notes, (continued)

The maturity date of the August 2021 Investor Note is August 26, 2022. The August 2021 Investor Note bears interest at a rate of ten percent (10%) per annum (the "August 2021 Interest Rate"). The August 2021 Investor Note will include a one-time interest charge of $14,220, which shall be at repayable by the Company in 10 equal monthly amounts of $15,642 (including principal and interest) commencing October 15, 2021.

The August 2021 Investor may convert the principal amount and any accrued but unpaid interest into the Company's common stock from time to time following an event of default (as defined in the August 2021 Investor Note), at a conversion price (the "Conversion Price") equal to the lesser of 75% (representing a 25% discount) multiplied by the lowest trading price (i) during the previous five (5) trading day (as defined in the August 2021 Investor Note) period prior to conversion. The Company has the right to accelerate the monthly payments or prepay the August 2021 Investor Note at any time without penalty.

The original terms of the convertible promissory notes described in paragraphs (a) through (d) above may be prepaid until 180 days from their applicable effective date with the following penalties: (i) if any of the convertible promissory notes are prepaid within sixty (60) days following their applicable effective date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; (ii) if any of the convertible promissory notes are prepaid during the period beginning on the date which is sixty-one (61) days following their applicable effective date, and ending on the date which is ninety (90) days following their applicable effective date, then the prepayment premium shall be 135% of the face amount plus any accrued interest; (iii) if any of the convertible promissory notes are prepaid during the period beginning on the date which is ninety-one (91) days following their applicable effective date, and ending on the date which is one hundred eighty (180) days following their applicable effective date, then the prepayment premium shall be 145% of the face amount plus any accrued interest. Such prepayment redemptions must be closed and funded within three days of giving notice of prepayment or the right to prepay shall be forfeited.

Pursuant to the terms of the security purchase agreements for the convertible promissory notes described above, for so long as the noted investors own any shares of Common Stock issued upon the conversion of the applicable investor notes, the Company has covenanted to secure and maintain the listing of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the investor notes and the security purchase agreements, including but not limited to the requirement to maintain its corporate existence and assets, require registration of or stockholder approval for the investor notes or the Common Stock upon the conversion of the applicable investor notes.

The convertible promissory notes described above contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission which would increase the amount of the principal and interest rates under the convertible promissory notes in the event of such defaults. In the event of a default, at the option of the applicable investor and in their sole discretion, the applicable investor may consider any of their convertible promissory notes immediately due and payable.

For the three and nine-month periods ended September 30, 2021, the Company recorded interest of $60,693 and $104,412 (2020-$115,351 and $448,798 interest and default amounts) respectively. As at September 30, 2021, $88,474 (December 31, 2020-$316,048) of accrued interest is included in accrued liabilities in the interim condensed consolidated balance sheets. In addition, during the three and nine-month periods ended September 30, 2021, $20,910 and $53,354 (2020-$8,821 and $15,276) respectively, of accrued interest was converted.

Refer also to going concern, note 2.

14. Loans Payable to Related Parties

	September 30, 2021	December 31, 2020

Director	$-	$33,772
Officer (CFO)	$18,838	$-
	$18,838	$33,772

The balance owing to director, is unsecured, non-interest bearing and due on demand. The balance owing to the officer is unsecured bearing interest at the rate of 12% per annum.

F-54

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

14. Loans Payable to Related Parties, (continued)

During the three and nine-month periods ended September 30, 2021, the director's company, Travellers, converted a total of $nil (C$nil) respectively and $371,001 (C$461,620), respectively (December 31, 2020-$nil; C$nil and $nil; C$nil) of loans provided during the period and $nil (C$nil) and $80,323 (C$101,700) of accounts payable owing to Travellers for 1,726,076 common shares. And, for the three and nine-month periods ended September 30, 2021 $265 (C$331) and $265 (C$331) (2020-$1,771; C$2,368 and $4,399; C$5,952) respectively, in interest was incurred on the loans payable to related parties.

15. Capital Stock

As at September 30, 2021, the Company had 150,000,000 common shares authorized with a par value of $.0001 per share and 94,065,404 (December 31, 2020-82,860,619) common shares issued and outstanding.

For the nine-month period ended September 30, 2021, the Company issued 3,767,029 common shares on the conversion of convertible promissory notes, in the amount of $756,000, including accrued interest and related costs of $53,901, for a total of $809,901. The share conversion prices ranged from $0.156 to $0.26 per share. The Company also issued 1,726,076 common shares on the conversion of loans payable and accounts payable to related party (Travellers), in the amount of $451,324 (C$563,320).

In addition, the Company raised $291,735 (C$381,073) net of share issue costs of $11,750 (C$14,670), on private placements for 1,195,348 common shares of the Company at per share issue prices ranging from $0.25 to $0.26). Further, 1,586,332 common shares of the Company were issued for professional services valued at $432,479, based on the closing trading prices on issuance, disclosed as stock-based compensation in the interim condensed consolidated statements of operations and comprehensive loss.

On March 31, 2021, the Company issued the March 2021 Investor Note to the March 2021 Investor, and issued, subsequent to March 31, 2021, 200,000 common shares, representing financing fees valued at $66,000, based on the closing trading price on issuance, disclosed under note 13(e), convertible promissory notes. On April 1, 2021, the Company issued the April 2021 Investor Note to the April 2021 Investor, and subsequently issued 200,000 common shares, representing financing fees valued at $69,000, based on the closing trading price on issuance, disclosed under note 13(f), convertible promissory notes. On June 16, 2021, the Company issued the June 2021 Investor Note to the June 2021 Investor, and subsequently issued 1,000,000 common shares, representing financing fees valued at $300,000 per the June 2021 SPA, disclosed under note 13(g), convertible promissory notes. And, on August 26, 2021, the Company issued the August 2021 Investor Note to the August 2021 Investor and subsequently issued 80,000 common shares representing financing fees valued at $21,200 per the August 2021 SPA, disclosed under note 13(i), convertible promissory notes.

On January 4, 2021, the Company issued 1,000,000 common shares to the CEO and 50,000 common shares to the CFO in connection with their executive consulting agreements, valued at $217,035, based on the closing trading price on issuance. Included under management stock-based compensation in the interim condensed consolidated statements of operations and comprehensive loss for the three and nine-month periods ended September 30, 2021, are amounts of $54,259 and $162,777 respectively, representing the stock-based compensation for the periods. Also, on January 4, 2021, the Company issued 400,000 common shares on proceeds of $8,580, previously received on a conversion of debt in December 2020.

During the year ended December 31, 2020, the convertible promissory note holders converted a total of $181,058 of their convertible notes, including accrued interest and related costs of $20,910 for 27,118,109 common shares. The share conversion prices ranged from $0.0036 to $0.0176 per share. On December 31, 2020, the Company issued 287,984 (2019-80,000 common shares) in the amount $60,670 to certain independent directors for their 2019 and 2020 services. In addition, the Company issued a total of 15,000 common shares to employees in the amount of $2,550 and 3,184,992 common shares on the conversion of loans payable to related party.

The Company canceled the 529,970 shares previously held by BDO Canada Limited, whose shares were returned to the Company on April 1, 2020, in the amount of $7,036. Further, on January 10, 2020, the CEO's remaining RSUs were exchanged into 1,000,000 common shares of the Company. In addition, on December 21, 2020, the Company received a notice of conversion from one of the January 2019 Investors in the amount of $7,830 plus legal fees of $750. The 400,000 common shares on this conversion were issued on January 4, 2021, as noted above.

F-55

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

16. Commitments

a) Effective January 1, 2021, new executive consulting agreements were finalized for the services of the CEO and the CFO, for two years and one year, respectively. The CEO's monthly fee is $23,547 (C$30,000) for 2021 and 2022 $31,396 (C$40,000) for 2022 and for the CFO $6,279 (C$8,000). The future minimum commitment under these consulting agreements, is as follows:

For the three-month period ending December 31, 2021	$89,478
For the year ending December 31, 2022	376,752
$466,230

b) The Company has agreed to lease its office premises from Haute on a month-to-month basis, at the monthly rate of $5,494 (C$7,000). The Company is responsible for all expenses and outlays in connection with its occupancy of the leased premises, including, but not limited to utilities, realty taxes and maintenance.

c) Effective June 1, 2021 a new investor relations consulting agreement was finalized with a consultant to provide investor relations service provided for six months to November 30, 2021. The investor relations consulting agreement was terminated and will not extent beyond November 30, 2021.

For the three-month period ending December 31, 2022	$13,000

d) The Company was assigned the land lease on the purchase of certain assets of Astoria Organic Matters Ltd., and Astoria Organic Matters Canada LP. The land lease, which comprises 13.88 acres in Roslin, Ontario, Canada, has a term expiring March 31, 2034. The basic monthly rent on the net lease is $2,355 (C$3,000) and is subject to adjustment based on the consumer price index as published by Statistics Canada ("CPI"). To date, no adjustment for CPI has been charged. The Company is also responsible for any property taxes, maintenance, insurance and utilities. In addition, the Company has the right to extend the lease for five further terms of five years each and one further term of five years less one day. As the Company acquired the business of 1684567, the previous landlord, in 2019, there are no future commitments for this lease. The Company is responsible through a special provision of the site plan agreement with the City of Belleville (the "City"), Ontario, Canada, that it is required to fund road maintenance required by the City through to September 30, 2025 at an annual rate of $7,849 (C$10,000). The future minimum commitment is as follows:

For the three-month period ending December 31, 2021	$-
For the year ending December 31, 2022	7,849
For the year ending December 31, 2023	7,849
For the year ending December 31, 2024	7,849
For the year ending December 31, 2025	7,849

$31,396

PACE has provided the Company a letter of credit in favor of the MECP in the amount of $217,285 (C$276,831) and, as security, has registered a charge of lease over the premises, located at 704 Phillipston Road, Roslin, Ontario, Canada. The Company is required to provide for environmental remediation and clean-up costs for its organic waste processing and composting facility.

The letter of credit is a requirement of the MECP and is in connection with the financial assurance provided by the Company for it to be in compliance with the MECPs environmental objectives. The MECP regularly evaluates the Company's organic waste processing and composting facility to ensure compliance is adhered to and the letter of credit is subject to change by the MECP. The Company is currently updating its financial assurance with the MECP. As a result of audits conducted by the MECP in December of 2020, the Company has accrued estimated and actual costs for corrective measures as a result of the MECP's audits totaling $654,669 (C$834,080) (2020-$570,078; C$725,844). For the three and nine-month periods ended September 30, 2021, the estimated costs for these corrective measures totaled $201,854 (C$252,816) and $270,290 (C$338,116) respectively. As at September 30, 2021, the MECP has not drawn on the letter of credit. The letter of credit was renewed by PACE to the termination of the Company's obligations to PACE, September 2022.

F-56

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

17. Other Income (Loss)

	September 30, 2021	September 30, 2020
(a) Gain on forgiveness of convertible promissory notes	$359,460	$-
(b) Gain on disposal of long-lived assets	45,349	-
(c) Land option expired	-	(59,128)
	$404,809	$(59,128)

(a) On January 19, 2021, the remaining March 2019 Investor and the Company reached an agreement for payment in full of all obligations due and owing under his convertible promissory notes by payments totaling $550,000, $50,000 on January 20, 2021, $200,000 on or before March 1, 2021, which was converted to 1,075,124 common shares on March 11, 2021 and $300,000 on or before March 31, 2021. The payment due on or before March 31, 2021 was extended to April 29, 2021. As of August 16, 2021, this amount has not been paid. This resulted in a gain on forgiveness of the remaining March 2019 Investor Notes, in the amount of $135,641, including accrued interest of $129,141. Refer to note 13(a), convertible promissory notes.

And on January 20, 2021, the May 2019 Investor, the July 2019 Investor and the October 2019 Investor accepted in full 2,100,000 common shares of the Company representing payment in full of all obligations due and owing under their convertible promissory notes. This resulted in a gain on forgiveness of convertible promissory notes of $223,819, including accrued interest of $169,219. Refer to note 13(b) (c) and (d), convertible promissory notes.

(b) On January 8, 2021, the Company disposed of certain long-lived assets for proceeds of $47,394 (C$60,000) and realized a gain on disposal of $45,349 (C$57,411). The long-lived assets were maintained at landfills the Company managed up until early January 2021. Prior to disposal, the long-lived assets were disclosed under machinery and equipment in note 8, long-lived assets, net.

(c) Expiry of land option on the 2019 business acquisition.

18. Economic Dependence

The Company generated 69% of its revenue from three customers and 80% of its revenue from four customers, during the three and nine-month periods ended September 30, 2021 (2020-81% and 69% from three customers) respectively.

19. Legal Proceedings

From time to time, the Company may become involved in litigation relating to claims arising from the ordinary course of business. Management believes that there are currently no claims or actions pending against us, the ultimate disposition of which would have a material adverse effect on our results of operations, financial condition or cash flows.

The Company has a claim against it for unpaid legal fees in the amount of $51,208 (C$65,241). The amount is included in accounts payable on the Company's consolidated balance sheets.

On September 24, 2020, the Company filed a statement of claim against the former chief executive officer and his company, LFGC, which was defended and counterclaimed. The Company's claim relates to damages for breach of contract, non-performance of contractual duties, breach of fiduciary duty, misrepresentation and breach of a duty of fidelity in the amount of $784,900 (C$1,000,000).

On October 26, 2020, the Company received a statement of defense and counterclaim from the defendants in response to the Company's statement of claim. The defendants are seeking $403,556 (C$514,150) in special damages and $4392,450 (C$500,000) in punitive and exemplary damages. The Company filed its reply and defense to counterclaim on November 13, 2020. The plaintiffs by counterclaim filed their defense to counterclaim on November 23, 2020, denying all claims in the Company's reply and defense to counterclaim. Included in accounts payable on the Company's interim condensed consolidated balance sheets is an amount for unpaid fees to the former chief executive officer in the amount of $310,428 (C$395,500), pending the results of the litigation.

F-57

SusGlobal Energy Corp.
Notes to the Interim Condensed Consolidated Financial Statements
September 30, 2021 and 2020
(Expressed in United States Dollars)
(unaudited)

20. Subsequent Events

The Company's management has evaluated subsequent events up to the date the interim condensed consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following to be material subsequent events:

(a) On October 18, 2021, the Company entered into a services agreement with a consultant to provide strategic advisory and digital marketing. The services commenced November 1, 2021 and will continue for six months to April 30, 2022. A payment of $10,000 was due on signing with two quarterly payments of $74,000 on each of November 1, 2021 and February 1, 2022. In addition, the consultant will receive 50,000 restricted common shares of the Company as compensation.

(b) On October 29, 2021, the Company executed two convertible promissory notes totaling $1,765,118 with net proceeds to the Company in the amount of $1,330,000, net of an original issue discount and other financing costs of $265,118. On November 3, 2021, the Company received $1,330,000 on the execution of the convertible promissory notes. The convertible promissory notes bear interest at the rate of 15% annually and are due July 29, 2022. In connection with the above, on October 27, 2021, the Company signed a consulting agreement with a consultant, related to the holder of one of the convertible promissory notes, for a term of six months to provide financial and business consulting, for a fee of $50,000 and 62,500 restricted shares of the Company's common stock. Further, on October 28, 2021, the Company signed a consulting agreement with a consultant, related to the holder of the other convertible promissory note, for a term of six months to provide financial and business consulting for a fee of 10,000 restricted shares of the Company's common stock. Under both advisory agreements, the restricted shares of the Company's common stock will survive a reverse stock split prior to up listing.

(c) On November 1, 2021, the Company entered into an agreement with a consultant for corporate consulting and advisory services for a term of three months to January 31, 2022, for a fee of $10,000 per month.

(d) On November 3, 2021, the Company repaid the remaining balance of the March 2019 Investor Notes in the amount of $200,000. Any unpaid accrued interest up to the date of repayment was forgiven by the March 2019 Investor.

(e) On November 3, 2021, the Company paid the deposit of $10,000, in connection with a letter agreement signed September 22, 2021, to its underwriter, who is also acting as the sole agent, for an offering of up to $12,000,000 on the effectiveness of a registration statement to up-list to the Nasdaq.

(f) On November 15, 2021, PACE and the Company reached an agreement whereby the Company made payment of arrears to PACE on November 15, 2021, in the amount of $238,322 (C$303,634) and allow the Company to continue monthly payments to the end of the term of the obligations, September 2022.

F-58

[_____] Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase Common Stock

11,534,303 Shares of Common Stock

SUSGLOBAL ENERGY CORP.

PROSPECTUS

Book-Running Manager	Co Book-Running Manager

Spartan Capital Securities, LLC	Revere Securities LLC

_____________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

Offering Expenses
SEC registration fee	$3,130.00
FINRA filing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers.

The Delaware General Corporation Law ("DGCL") generally permits the indemnification of expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the defense or settlement of a direct, derivative, or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors or a committee of the board, by independent legal counsel, or by the stockholders, that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any action by the corporation, including any derivative action, in which the person was adjudged liable. The Company's Certificate of Incorporation requires it to indemnify its officers and directors and former officers and directors to the fullest extent permitted by Delaware law and as the same may be amended from time to time. Irrespective of the contents of the Company's charter documents, Delaware law requires indemnification of reasonable defense expenses incurred by a director or officer, in any such proceeding, to the extent the director or officer was successful in the defense of the proceeding.

In a derivative action under the DGCL, or an action by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The DGCL allows the corporation to advance expenses before the resolution of an action, if the person agrees to repay any such amount advanced if they are later determined not to be entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase insurance for the benefit of its officers and directors whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.

Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act of 1933, (the "Securities Act").

During the year ended December 31, 2019, the Company issued a total of 11,484,973 shares of Common Stock for non-cash proceeds, as follows:

• 5,000 common shares for proceeds previously received.

• 2,000,000 common shares on the vesting of the 2018 stock awards.

• 100,000 common shares for professional services.

• 90,000 common shares issued to directors and employees for services provided.

• 9,289,973 common shares issued on the conversion of debt to equity.

During the year ended December 31, 2020, the Company issued a total of 31,606,085 shares of Common Stock for non-cash proceeds, as follows:

• 1,000,000 common shares on the vesting of the 2019 stock award.

• 27,118,109 common shares on the conversion of unsecured convertible promissory note to equity.

• 3,184,992 common shares on the conversion of related party debt to equity.

• 302,984 common shares issued to directors and employees for services provided.

During the nine-month period ended September 30, 2021, the Company issued the following shares:

•	1,726,076 common shares issued on the conversion of related party debt and accounts payable to equity.

•	1,586,332 common shares issued for professional services.

•	5,647,029 common shares issued to convertible promissory note holders on the issuance and conversion of convertible promissory notes.

•	1,195,348 common shares issued on private placements.

•	1,050,000 common shares issued to officers.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 16. Exhibits and Financial Statements.

The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

EXHIBIT INDEX [TO BE UPDATED]

Exhibit No.	Description

1.1**	Underwriting Agreement

3.1	Form of Certificate of Incorporation of SusGlobal Energy Corp. (filed as Exhibit 3.1 to the Registrant's Post Effective Amendments for Registration Statement filed with the SEC on June 7, 2017 and incorporated herein by reference).

3.2	Form of Bylaws of SusGlobal Energy Corp. (filed as Exhibit 3.2 to the Registrant's S-4/A filed with the SEC on December 23, 2016 and incorporated herein by reference).

4.1	Specimen Common Stock certificate (filed as Exhibit 4.1 to the Registrant's S-4/A filed with the SEC on December 23, 2016 and incorporated herein by reference).

4.2

Form of Convertible Promissory Note issued by SusGlobal Energy Corp. on March 31, 2021 (filed as Exhibit 4.6 to the Registrant's 10-K filed with the SEC on April 15, 2021 and incorporated herein by reference).

4.3

Mortgage Increase with regard to 704 Phillipston Road, Belleville, Ontario, dated August 13, 2021 (filed as Exhibit 4.1 to the Registrant's 8-K filed with the SEC on August 20, 2021 and incorporated herein by reference).

4.4

Mortgage with regard to 520 Nash Road North, Hamilton, Ontario, dated August 17, 2021 (filed as Exhibit 4.1 to the Registrant's 8-K filed with the SEC on August 23, 2021 and incorporated herein by reference).

4.5	Form of Promissory Note effective November 3, 2021 (filed as Exhibit 4.1 to the Registrant's 8-K filed with the SEC on November 9, 2021 and incorporated herein by reference).

4.6	Form of Promissory Note effective December 2, 2021 (filed as Exhibit 4.1 to the Registrant's 8-K filed with the SEC on December 8, 2021 and incorporated herein by reference).

4.7**	Form of Representative's Warrant

4.8**	Form of Warrant Agent Agreement including Form of Global Certificate and Form of Certified Warrant

5.1**	Opinion of Lucosky Brookman, LLP

10.1***	SusGlobal Stock Option Plan (filed as Exhibit 10.1 to the Registrant's S-4 filed with the SEC on January 28, 2016 and incorporated herein by reference).

10.2	Guarantee and Postponement of Claim by Marc M. Hazout (filed as Exhibit 10.22 to the Registrant's S-4/A filed with the SEC on April 05, 2017 and incorporated herein by reference).

10.3

Guarantee and Postponement of claim for each of Ike Makrimichalos, Landfill Gas Canada Ltd., and 1370383 Ontario Ltd. (filed as Exhibit 10.28 to the Registrant's S-4/A filed with the SEC on April 05, 2017 and incorporated herein by reference).

10.4	Variable Rate Business Loan Agreement (filed as Exhibit 10.1 to the Registrant's Form 10-Q filed with the SEC on November 14, 2017 and incorporated herein by reference)

10.5	Agreement for Line of Credit Loan (filed as Exhibit 10.2 to the Registrant's Form 10-Q filed with the SEC on November 14, 2017 and incorporated herein by reference).

10.6	Irrevocable Letter of Credit (filed as Exhibit 10.3 to the Registrant's Form 10-Q filed with the SEC on November 14, 2017 and incorporated herein by reference).

10.7

Business Loan Security Agreement between Pace Savings and SusGlobal Energy Corp. (filed as Exhibit 10.4 to the Registrant's Form 10-Q filed with the SEC on November 14, 2017 and incorporated herein by reference).

10.8

Business Loan Security Agreement between Pace Savings and SusGlobal Energy Canada Corp. (filed as Exhibit 10.5 to the Registrant's Form 10-Q filed with the SEC on November 14, 2017 and incorporated herein by reference).

10.9

Business Loan Security Agreement between Pace Savings and SusGlobal Energy Canada I Ltd. (filed as Exhibit 10.6 to the Registrant's Form 10-Q filed with the SEC on November 14, 2017 and incorporated herein by reference).

10.10

Loan Amending Agreement dated July 26, 2018, by and among SusGlobal Energy Corp., SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., SusGlobal Energy Belleville Ltd. and Pace Savings & Credit Union Limited (filed as Exhibit 10.45 to the Registrant's Form 10-Q filed with the SEC on November 13, 2018 and incorporated herein by reference).

10.11

Amending Credit Agreement dated March 31, 2020, between Pace Savings & Credit Union Limited and SusGlobal Energy Corp., SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd. and SusGlobal Energy Belleville Ltd. (collectively, the borrowers) (Filed as Exhibit 10.43 to the Registrant's Annual Report on Form 10-K filed with the SEC on April 7, 2020).

10.12***

Executive Chairman Consulting Agreement between SusGlobal Energy Canada Corp., Travellers International Inc. and Marc Hazout. (Filed as Exhibit 10.27 to the Registrant's Annual Report on Form 10-K filed with the SEC on April 15, 2021)

10.13***

Executive Consulting Agreement between SusGlobal Energy Canada Corp., and Ike Makrimichalos. (Filed as Exhibit 10.28 to the Registrant's Annual Report on Form 10-K filed with the SEC on April 15, 2021)

10.14

Guarantee, by and between SusGlobal Energy Corp. and Private Lenders, dated August 13, 2021 (filed as Exhibit 10.1 to the Registrant's 8-K filed with the SEC on August 20, 2021 and incorporated herein by reference).

10.15	Form of Securities Purchase Agreement, effective November 3, 2021 (filed as Exhibit 10.1 to the Registrant's 8-K filed with the SEC on November 9, 2021 and incorporated herein by reference).

10.16	Form of Consulting Agreement, effective November 3, 2021 (filed as Exhibit 10.2 to the Registrant's 8-K filed with the SEC on November 9, 2021 and incorporated herein by reference).

10.17*

Amending Letter Agreement dated November 15, 2021, between Pace Savings & Credit Union Limited and SusGlobal Energy Corp., SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd. and SusGlobal Energy Belleville Ltd. (collectively, the borrowers)

21.1 *	Subsidiaries of the Registrant

23.1*	Consent of MNP LLP

23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

*	Filed herewith.
**	To be filed by amendment.
***	Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(iv)

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, ON, Canada, on January 13, 2022.

SusGlobal Energy Corp.

By:	/s/ Marc Hazout
Marc Hazout
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Hazout
Marc Hazout	Chief Executive Officer (Principal Executive Officer) and Director	January 13, 2022

/s/ Ike Makrimichalos	Chief Financial Officer
Ike Makrimichalos	(Principal Financial Officer and Principal Accounting Officer)	January 13, 2022

/s/ Andrea Calla
Andrea Calla	Director	January 13, 2022

/s/ Gary Herman
Gary Herman	Director	January 13, 2022

/s/ Susan Harte
Susan Harte	Director	January 13, 2022